      As filed with the Securities and Exchange Commission on July 3, 1996
                                                     Registration No.
                                                                      ----------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT

                                      Under
                           The Securities Act of 1933

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          Maine                         6120                   01-0437984
       ----------                    ----------              --------------
 (State or other juris-           (Primary Standard         (I.R.S. Employer
diction of incorporation      Industrial Classification    Identification No.)
    or organization)                  Code No.)

                                  P.O. Box 9540
                               One Portland Square
                           Portland, Maine 04112-9540
                                 (207) 761-8500
                                 --------------
     (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

                                 William J. Ryan
                 Chairman, President and Chief Executive Officer
                     Peoples Heritage Financial Group, Inc.
                                  P.O. Box 9540
                               One Portland Square
                           Portland, Maine 04112-9540
                                 (207) 761-8500
                                 --------------
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                with a copy to:

Gerard L. Hawkins, Esq.                David D. Hindle                 Peter W. Coogan, Esq.
Elias, Matz, Tiernan & Herrick L.L.P.  President and Chief             Foley, Hoag & Eliot LLP
734 15th Street, N.W.                  Executive Officer               One Post Office Square
Washington, D.C.  20005                Family Bancorp                  Boston, Massachusetts 02109
(202) 347-0300                         153 Merrimack Street            (617) 832-1000
                                       Haverhill, Massachusetts 01830
                                       (508) 374-1911

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At the Effective Time as described in the accompanying Prospectus/Joint Proxy Statement.

                             -----------------------

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                             -----------------------

                         Calculation of Registration Fee

================================================================================================================
 Title of Each Class of                               Proposed Maximum    Proposed Maximum
    Securities to be     Amount to be Registered(1)  Offering Price Per  Aggregate Offering       Amount of
       Registered                                     Share or Unit(2)        Price(2)       Registration Fee(2)
- ----------------------------------------------------------------------------------------------------------------
Common Stock, par
value $.01 per share          5,572,001 shares             $24.63           $137,238,384          $47,323.58
- ----------------------------------------------------------------------------------------------------------------
Preferred Stock
purchase rights(3)            5,572,001 rights               N/A                N/A                  N/A
================================================================================================================

(1) This Registration Statement covers the maximum number of shares of common stock of the Registrant and related Preferred Stock purchase rights issuable upon consummation of the merger of Family Bancorp ("Family") into Peoples Heritage Merger Corp., a wholly-owned subsidiary of the Registrant.

(2) Estimated solely for the purpose of calculation of the registration fee. Pursuant to Rules 457(f)(2) and 457(c) under the Securities Act of 1933, the registration fee is based on the average of the high and low prices of the Family Common Stock as reported on the Nasdaq Stock Market's National Market on June 27, 1996, and computed based on the maximum number of shares (4,422,223) that may be exchanged for the securities being registered.

(3) Preferred Stock purchase rights will be distributed without charge with respect to each share of Common Stock of the Registrant registered hereby.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.

                              CROSS-REFERENCE SHEET

           ITEM OF FORM S-4                              LOCATION IN PROSPECTUS
           ----------------                              ----------------------
1.  Forepart of Registration Statement             Facing Page; Cross Reference Sheet;
    and Outside Front Cover Page of                Outside Front Cover Page of
    Prospectus                                     Prospectus/Joint Proxy Statement

2.  Inside Front and Outside Back Cover            Inside Front Cover Page of Prospectus/
    Pages of Prospectus                            Joint Proxy Statement; Table of
                                                   Contents; Available Information;
                                                   Incorporation of Certain Documents by
                                                   Reference

3.  Risk Factors, Ratio of Earnings to             Summary; Market for Common Stock
    Fixed Charges and Other Information            and Dividends; Comparative Per Share
                                                   Data; Selected Pro Forma
                                                   Consolidated Financial Data

4.  Terms of the Transaction                       Summary; The Merger; Description of
                                                   PHFG Capital Stock; Comparative
                                                   Rights of Shareholders

5.  Pro Forma Financial Information                Pro Forma Combined Consolidated
                                                   Financial Information

6.  Material Contracts with the Company            The Merger
    Being Acquired

7.  Additional Information Required for            Not Applicable
    Reoffering by Persons and Parties
    Deemed to be Underwriters

8.  Interests of Named Experts and                 Not Applicable
    Counsel

9.  Disclosure of Commission's Position            Not Applicable
    on Indemnification for Securities Act
    Liabilities

10. Information with Respect to S-3                Incorporation of Certain Documents by
    Registrants                                    Reference; Summary

11. Incorporation of Certain Information           Incorporation of Certain Documents by
    by Reference                                   Reference

12. Information with Respect to S-2 or S-          Not Applicable
    3 Registrants

13. Incorporation of Certain Information           Not Applicable
    by Reference

           ITEM OF FORM S-4                              LOCATION IN PROSPECTUS
           ----------------                              ----------------------
14. Information with Respect to                    Not Applicable
    Registrants Other than S-2 or S-3
    Registrants

15. Information with Respect to S-3                Incorporation of Certain Documents by
    Companies                                      Reference; Summary

16. Information with Respect to S-2 or S-          Not Applicable
    3 Companies

17. Information with Respect to                    Not Applicable
    Companies other than S-2 or S-3
    Companies

18. Information if Proxies, Consents or            Summary; The Special Meetings; The
    Authorizations are to be Solicited             Merger; Incorporation of Certain
                                                   Documents by Reference

19. Information if Proxies, Consents or            Not Applicable
    Authorizations are not to be Solicited,
    or in an Exchange Offer

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                                  P.O. BOX 9540
                               ONE PORTLAND SQUARE
                           PORTLAND, MAINE 04112-9540
                                 (207) 761-8500

                               _________ ___, 1996

Dear Shareholder,

         You are cordially invited to attend a Special Meeting of Shareholders of Peoples Heritage Financial Group, Inc. ("PHFG") at 9:00 a.m., Eastern Time, on ________ ___, 1996 at ______________________________, Portland, Maine (the
"Special Meeting"). This is a very important meeting regarding your investment in PHFG.

         At the Special Meeting, you will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of May 30, 1996 (the "Agreement"), by and among PHFG, Peoples Heritage Merger Corp. ("PHMC"), a newly-formed, wholly-owned subsidiary of PHFG, and Family Bancorp ("Family"), a Massachusetts corporation, pursuant to which, among other things, Family will be merged with and into PHMC (the "Merger"). If the Agreement is approved and the Merger is consummated, each outstanding share of Family Common Stock will be converted into the right to receive 1.26 shares of PHFG Common Stock, subject to possible adjustment under certain circumstances, plus cash in lieu of any fractional share interest.

         Your Board of Directors has determined the Merger to be fair to and in the best interests of PHFG and its shareholders and has unanimously approved the Agreement and the transactions contemplated thereby, including the Merger. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AGREEMENT.

         Enclosed are a Notice of Special Meeting of Shareholders and a Prospectus/Joint Proxy Statement which describes the Merger, its effects and the background of the transaction. A copy of the Agreement is included as Annex I to the enclosed Prospectus/ Joint Proxy Statement. You are urged to read these materials carefully.

         It is very important that your shares be represented at the Special Meeting. Even if you plan to be present at the Special Meeting, you are requested to complete, date, sign, and return the proxy card in the enclosed postage-paid envelope as soon as possible. If you decide to attend the Special Meeting, you may vote your shares in person whether or not you have previously submitted a proxy.

         On behalf of the Board, I thank you for your attention to this important matter.

                                                Very truly yours,

                                                William J. Ryan
                                                Chairman, President and
                                                Chief Executive Officer

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                                  P.O. BOX 9540
                               ONE PORTLAND SQUARE
                           PORTLAND, MAINE 04112-9540
                                 (207) 761-8500

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        To Be Held on ________ ___, 1996

         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Peoples Heritage Financial Group, Inc. ("PHFG") will be held at 9:00 a.m., Eastern Time, on ________ ___, 1996 at
__________________________, Portland, Maine for the following purpose:

         To consider and vote upon a proposal to adopt an Agreement and Plan of Merger, dated as of May 30, 1996 (the "Agreement"), by and among PHFG, Peoples Heritage Merger Corp. ("PHMC"), a newly-formed, wholly-owned subsidiary of PHFG, and Family Bancorp ("Family"), which provides, among other things, for (i) the merger of Family with and into PHMC (the "Merger") and (ii) the conversion of each share of common stock of Family outstanding immediately prior to the Merger (other than any dissenting shares under Massachusetts law and certain shares held by
         PHFG) into the right to receive 1.26 shares of PHFG common stock, subject to possible adjustment under certain circumstances, plus cash in lieu of any fractional share interest.

         Pursuant to the Bylaws of PHFG, the Board of Directors has fixed the close of business on ________ ___, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. Only holders of common stock of PHFG of record at the close of business on that date will be entitled to notice of and to vote at the Special Meeting or any adjournment or adjournments thereof.

         THE BOARD OF DIRECTORS OF PHFG HAS DETERMINED THE MERGER TO BE FAIR TO AND IN THE BEST INTERESTS OF PHFG AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AGREEMENT.

                                              By Order of the Board of Directors

                                              William J. Ryan
                                              Chairman, President and
                                              Chief Executive Officer

Portland, Maine
________ ___, 1996


YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. EVEN IF YOU PLAN TO BE PRESENT AT THE SPECIAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                                 FAMILY BANCORP
                              153 MERRIMACK STREET
                         HAVERHILL, MASSACHUSETTS 01830
                                 (508) 374-1911

                               ________ ___, 1996

Dear Shareholder,

         You are cordially invited to attend a Special Meeting of Shareholders of Family Bancorp ("Family") at 9:00 a.m., Eastern Time, on ________ ___, 1996 at ____________, _______, Massachusetts (the "Special Meeting"). This is a very important meeting regarding your investment in Family.

         At the Special Meeting, you will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of May 30, 1996 (the "Agreement"), by and among Peoples Heritage Financial Group, Inc. ("PHFG"), a Maine corporation, Peoples Heritage Merger Corp. ("PHMC"), a Maine corporation and a newly-formed, wholly-owned subsidiary of PHFG, and Family, pursuant to which, among other things, Family will be merged with and into PHMC (the "Merger"). If the Agreement is approved and the Merger is consummated, each outstanding share of Family Common Stock will be converted into the right to receive 1.26 shares of PHFG Common Stock, subject to possible adjustment under certain circumstances, plus cash in lieu of any fractional share interest. Following the Merger, Family Bank, FSB will be a wholly-owned subsidiary of PHFG.

         Your Board of Directors has determined the Merger to be fair to and in the best interests of Family and its shareholders and has unanimously approved the Agreement and the transactions contemplated thereby, including the Merger. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AGREEMENT.

         Enclosed are a Notice of Special Meeting of Shareholders and a Prospectus/Joint Proxy Statement which describes the Merger, its effects and the background of the transaction. A copy of the Agreement is included as Annex I to the enclosed Prospectus/Joint Proxy Statement. You are urged to read these materials carefully.

         It is very important that your shares be represented at the Special Meeting. BECAUSE THE MERGER REQUIRES THE APPROVAL OF THE HOLDERS OF TWO THIRDS OF THE OUTSTANDING FAMILY COMMON STOCK, FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE AGREEMENT. Accordingly, even if you plan to be present at the Special Meeting, you are requested to complete, date, sign, and return the proxy card in the enclosed postage-paid envelope as soon as possible. If you decide to attend the Special Meeting, you may vote your shares in person whether or not you have previously submitted a proxy.

         On behalf of the Board, I thank you for your attention to this important matter.

                                           Very truly yours,

                                           David D. Hindle
                                           President and Chief Executive Officer

                                 FAMILY BANCORP
                              153 MERRIMACK STREET
                         HAVERHILL, MASSACHUSETTS 01830
                                 (508) 374-1911

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        To Be Held on ________ ___, 1996

         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Family Bancorp ("Family") will be held at 9:00 a.m., Eastern Time, on ________ ___, 1996 at __________________, _____, Massachusetts
for the following purpose:

         To consider and vote upon a proposal to adopt an Agreement and Plan of Merger, dated as of May 30, 1996 (the "Agreement"), by and among Peoples Heritage Financial Group, Inc. ("PHFG"), Peoples Heritage Merger Corp. ("PHMC"), a newly-formed, wholly-owned subsidiary of PHFG, and Family, which provides, among other things, for (i) the merger of Family with and into PHMC (the "Merger") and (ii) the conversion of each share of common stock of Family outstanding immediately prior to the Merger (other than any dissenting shares under Massachusetts law and certain shares held by PHFG) into the right to receive 1.26 shares of PHFG common stock, subject to possible adjustment under certain circumstances, plus cash in lieu of any fractional share interest.

         Pursuant to the Bylaws of Family, the Board of Directors has fixed the close of business on ________ ___, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. Only holders of common stock of Family of record at the close of business on that date will be entitled to notice of and to vote at the Special Meeting or any adjournment or adjournments thereof.

         If the Agreement and the transactions contemplated thereby are approved by shareholders at the Special Meeting and the Merger is consummated by Family, any shareholder of record as of the record date for the Special Meeting (i) who delivers to Family, before the shareholder vote on the Agreement, a written objection to the Merger stating that he or she intends to demand payment for his or her shares through the exercise of his or her statutory appraisal rights;
(ii) whose shares are not voted in favor of approving the Agreement; and (iii) who demands in writing payment for his or her shares within 20 days after the date of the notice that the Merger has become effective is mailed to the shareholders, shall be entitled to receive payment for his or her shares and an appraisal of the value thereof. Family, its successor and any such shareholder shall in such case have the rights and duties and shall follow the procedures set forth in Sections 85 through 98 of Chapter 156B of the Massachusetts Business Corporation Law, which are described under "The Merger - Dissenters' Rights" in the accompanying Prospectus/Joint Proxy Statement and a copy of which are attached as Annex VII to such Prospectus/Joint Proxy Statement.

         THE BOARD OF DIRECTORS OF FAMILY HAS DETERMINED THE MERGER TO BE FAIR TO AND IN THE BEST INTERESTS OF FAMILY AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AGREEMENT.

                                           By Order of the Board of Directors

                                           David D. Hindle
                                           President and Chief Executive Officer

Haverhill, Massachusetts
________ ___, 1996


YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE AGREEMENT. ACCORDINGLY, EVEN IF YOU PLAN TO BE PRESENT AT THE SPECIAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

      PROSPECTUS                                      PROXY STATEMENT
PEOPLES HERITAGE FINANCIAL                        PEOPLES HERITAGE FINANCIAL
      GROUP, INC.                                       GROUP, INC.
        ------                                              and
     Common Stock                                      FAMILY BANCORP
(Par Value $.01 Per Share)                                 ------

                                          Special Meetings of Shareholders to be
                                                 held on _______ ___, 1996

                                   ----------

         This Prospectus/Joint Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Peoples Heritage Financial Group, Inc. ("PHFG") and the Board of Directors of Family Bancorp ("Family") to be used at special meetings of shareholders of PHFG and Family, respectively, to be held on ________ ___, 1996 (the "PHFG Special Meeting" and the "Family Special Meeting," respectively, and together the "Special Meetings"). The purpose of the Special Meetings is to consider and vote upon an Agreement and Plan of Merger, dated as of May 30, 1996, by and among PHFG, Peoples Heritage Merger Corp. ("PHMC"), a newly-formed, wholly-owned subsidiary of PHFG, and Family (the "Agreement"), which provides, among other things, for the merger of Family with and into PHMC (the "Merger").

         Upon consummation of the Merger, each share of common stock of Family, par value $0.10 per share ("Family Common Stock") (other than (i) any dissenting shares under Massachusetts law and (ii) any shares held by PHFG or a subsidiary thereof other than in a fiduciary capacity or in satisfaction of a debt previously contracted) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 1.26 shares of PHFG Common Stock (as hereinafter defined), subject to possible adjustment under certain circumstances, plus cash in lieu of any fractional share interest, as described in this Prospectus/Joint Proxy Statement. See "Summary," "The Merger" and Annex I.

         This Prospectus/Joint Proxy Statement also constitutes a prospectus of PHFG relating to the shares of common stock of PHFG, par value $.01 per share (together with the PHFG Rights, as hereinafter defined, attached thereto, the "PHFG Common Stock") issuable to holders of Family Common Stock upon consummation of the Merger. Based on ________ shares of Family Common Stock outstanding on the date hereof and outstanding options to purchase ______ of such shares as of the same date, a maximum of 5,572,001 shares of PHFG Common Stock will be issuable upon consummation of the Merger.

                                   ----------

       THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED
        BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS/JOINT
                     PROXY STATEMENT. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

    The date of this Prospectus/Joint Proxy Statement is ________ ___, 1996.

                              AVAILABLE INFORMATION

         Each of PHFG and Family is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by PHFG and Family can be inspected and copied at Room 1024 of the SEC's office at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's Regional Office in New York (7 World Trade Center, Suite 1300, New York, New York 10048), and copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Each of the PHFG Common Stock and the Family Common Stock is quoted on the Nasdaq Stock Market's National Market ("NASDAQ"). Consequently, reports, proxy statements and other information relating to PHFG and Family also may be inspected at the office of the National Association of Securities Dealers, Inc. ("NASD") at 1735 K Street, N.W., Washington, D.C. 20006.

         This Prospectus/Joint Proxy Statement does not contain all of the information set forth in the Registration Statement on Form S-4, of which this Prospectus/Joint Proxy Statement is a part, and exhibits thereto (together with the amendments thereto, the "Registration Statement"), which has been filed by PHFG with the SEC under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), certain portions of which have been omitted pursuant to the rules and regulations of the SEC and to which reference is hereby made for further information.

         THIS PROSPECTUS/JOINT PROXY STATEMENT INCORPORATES DOCUMENTS OF PHFG AND FAMILY BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. ALL SUCH DOCUMENTS WITH RESPECT TO PHFG ARE AVAILABLE WITHOUT CHARGE (OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS) UPON WRITTEN OR ORAL REQUEST FROM: PEOPLES HERITAGE FINANCIAL GROUP, INC., P.O. BOX 9540, ONE PORTLAND SQUARE, PORTLAND, MAINE 04112-9540, ATTENTION: BRIAN ARSENAULT (TELEPHONE NUMBER (207) 761-8517). ALL SUCH DOCUMENTS WITH RESPECT TO FAMILY ARE AVAILABLE WITHOUT CHARGE (OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS) UPON WRITTEN OR ORAL REQUEST FROM:
FAMILY BANCORP, 153 MERRIMACK STREET, HAVERHILL, MASSACHUSETTS 01830, ATTENTION:
GEORGE E. FAHEY (TELEPHONE NUMBER (508) 374-1911). IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY REQUEST SHOULD BE MADE BY ________ ___, 1996.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS/JOINT PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PHFG OR FAMILY. NEITHER THE DELIVERY OF THIS PROSPECTUS/JOINT PROXY STATEMENT NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS PROSPECTUS/JOINT PROXY STATEMENT RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF PHFG OR FAMILY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS/JOINT PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR SOLICITATION TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT LAWFUL.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by PHFG (File No. 0-16947) and Family (File No. 0- 17252) with the SEC pursuant to the Exchange Act are hereby incorporated by reference in this Prospectus/Joint Proxy Statement:

               (1) PHFG's Annual Report on Form 10-K for the year ended December 31, 1995;

               (2) PHFG's Quarterly Report on Form 10-Q for the three months ended March 31, 1996;

               (3) PHFG's Current Reports on Form 8-K, dated April 3, June 5, June 21 and July 2, 1996;

               (4) Family's Annual Report on Form 10-K for the year ended December 31, 1995;

               (5) Family's Quarterly Report on Form 10-Q for the three months ended March 31, 1996; and

               (6) Family's Current Report on Form 8-K, dated June 7, 1996.

         All documents and reports filed by PHFG and Family pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the Special Meetings also are hereby incorporated herein by reference into this Prospectus/ Joint Proxy Statement and shall be deemed a part hereof from the date of filing of such documents or reports. Any statement contained herein, in any supplement hereto or in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus/Joint Proxy Statement to the extent that a statement contained herein, in any supplement hereto or in any subsequently filed document or report which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement, this Prospectus/Joint Proxy Statement or any supplement hereto.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Available Information.....................................................    2
Incorporation of Certain Documents by Reference...........................    3
Summary...................................................................    6
Market for Common Stock and Dividends.....................................   14
Comparative Per Share Data................................................   16
Selected Consolidated Financial Data of PHFG..............................   18
Selected Consolidated Financial Data of Family............................   20
Selected Pro Forma Consolidated Financial Data............................   22
General Information.......................................................   24
The Special Meetings......................................................   24
  Time and Place..........................................................   24
  Matters to be Considered................................................   24
  Shares Outstanding and Entitled to Vote; Record Date....................   24
  Votes Required..........................................................   25
  Voting and Revocation of Proxies........................................   25
  Solicitation of Proxies.................................................   26
The Merger................................................................   26
  General.................................................................   26
  Background of the Merger................................................   27
  Reasons for the Merger; Recommendations of the Boards of Directors......   30
  Opinions of Financial Advisors..........................................   32
  Exchange of Family Common Stock Certificates............................   42
  Assumption of Family Stock Options......................................   43
  Representations and Warranties..........................................   44
  Conditions to the Merger................................................   44
  Regulatory Approvals....................................................   46
  Business Pending the Merger.............................................   47
  Branch Sale.............................................................   49
  No Solicitation.........................................................   50
  Effective Time of the Merger; Termination and Amendment.................   50
  Interests of Certain Persons in the Merger..............................   52
  Certain Employee Matters................................................   54
  Resale of PHFG Common Stock.............................................   55
  Certain Federal Income Tax Consequences.................................   55
  Accounting Treatment of the Merger......................................   57
  Expenses of the Merger..................................................   57
  Stock Option Agreements.................................................   57
  Stockholder Agreement...................................................   60
  Dissenters' Rights......................................................   61
Pro Forma Combined Consolidated Financial Information.....................   62
Certain Regulatory Considerations.........................................   69
Description of PHFG Capital Stock.........................................   71
  PHFG Common Stock.......................................................   71
  PHFG Preferred Stock....................................................   71
  PHFG Rights.............................................................   72
  Other Provisions........................................................   73

                                                                            Page
                                                                            ----
  Transfer Agent..........................................................   74
Comparison of the Rights of Shareholders..................................   74
  Authorized Capital Stock................................................   74
  Issuance of Capital Stock...............................................   75
  Voting Rights...........................................................   75
  Classification and Size of Board of Directors...........................   76
  Director Vacancies and Removal of Directors.............................   76
  Director Duties.........................................................   77
  Director Conflict of Interest Transactions..............................   77
  Exculpation of Directors................................................   78
  Special Meetings of Shareholders........................................   78
  Shareholder Nominations.................................................   78
  Shareholder Proposals...................................................   79
  Shareholder Action without a Meeting....................................   79
  Shareholder's Right to Examine Books and Records........................   80
  Amendment of Governing Instruments......................................   80
  Mergers, Consolidations and Sales of Assets.............................   81
  Business Combinations with Certain Persons..............................   81
  State Anti-takeover Statutes............................................   82
  Dissenters' Rights of Appraisal.........................................   83
  Shareholder Rights Plans................................................   84
Certain Beneficial Owners of PHFG Common Stock............................   84
  Security Ownership of Management........................................   84
  Security Ownership of Certain Beneficial Owners.........................   86
Certain Beneficial Owners of Family Common Stock..........................   86
  Security Ownership of Management........................................   86
  Security Ownership of Certain Beneficial Owners.........................   88
Legal Opinion.............................................................   88
Experts...................................................................   88
Proposals for the 1997 Annual Meetings....................................   89


Annexes:

  Annex I -     Agreement and Plan of Merger, dated as of May 30, 1996, by and among PHFG, PHMC and Family

  Annex II -    Stock Option Agreement, dated as of May 30, 1996, between Family
                (as issuer) and PHFG (as grantee)

  Annex III -   Stock Option Agreement, dated as of May 30, 1996, between PHFG
                (as issuer) and Family (as grantee)

  Annex IV -    Stockholder Agreement, dated as of May 30, 1996, between PHFG and certain stockholders of Family

  Annex V  -    Opinion of McConnell, Budd & Downes, Inc.

  Annex VI -    Opinion of Keefe, Bruyette & Woods, Inc.

  Annex VII -   Sections 85 through 98 of Chapter 156B of the Massachusetts
                Business Corporation Law

                                     SUMMARY

         THE FOLLOWING SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS/JOINT PROXY STATEMENT AND IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE IS NOT INTENDED TO BE A COMPLETE STATEMENT OF THE MATTERS DESCRIBED HEREIN OR THEREIN. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS/JOINT PROXY STATEMENT AND IN THE ANNEXES ATTACHED HERETO, INCLUDING THE AGREEMENT, A COPY OF WHICH IS ATTACHED HERETO AS ANNEX I, AND THE INFORMATION INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS ARE URGED TO CAREFULLY READ ALL SUCH INFORMATION.

THE SPECIAL MEETINGS

         The PHFG Special Meeting will be held at 9:00 a.m., Eastern Time, on ________ ___, 1996 at ____________________, Portland, Maine, and the Family
Special Meeting will be held at the same time and on the same date at ___________________, ________, Massachusetts. Only the holders of record of outstanding shares of PHFG Common Stock and Family Common Stock at the close of business on ________ ___, 1996 (the "Record Date") are entitled to notice of and to vote at the PHFG Special Meeting and the Family Special Meeting, respectively. On the Record Date, ________ shares of PHFG Common Stock and ________ shares of Family Common Stock were outstanding and entitled to be voted at the PHFG Special Meeting and the Family Special Meeting, respectively.

         At the Special Meetings, shareholders of PHFG and Family will consider and vote upon a proposal to approve the Agreement. A majority of the votes cast at the PHFG Special Meeting by holders of PHFG Common Stock, voting in person or by proxy, on the proposal to approve the Agreement is necessary to approve the Agreement on behalf of PHFG. The affirmative vote of the holders of two thirds of the outstanding shares of Family Common Stock, voting in person or by proxy, is necessary to approve the Agreement on behalf of Family. Because approval of the Agreement on behalf of Family will be based on the number of shares outstanding, rather than the number of shares voting, the failure to vote, either in person or by proxy, or the abstention from voting, by a shareholder of Family will have the same effect as a vote against the Agreement. Under applicable stock exchange rules, brokers who hold shares in street name for customers are prohibited from giving a proxy to vote such customers' shares with respect to approval of the Agreement in the absence of specific instructions from such customers. Accordingly, such broker nonvotes also will have the same effect as votes against approval of the Agreement.

         As of the Record Date, the directors and executive officers of PHFG and their affiliates in the aggregate beneficially owned ________ shares, or ____%, of the outstanding PHFG Common Stock, excluding shares subject to options. See "Certain Beneficial Owners of PHFG Common Stock." As of the Record Date, the directors and executive officers of Family and their affiliates in the aggregate beneficially owned ________ shares, or ____%, of the outstanding Family Common Stock. In connection with the execution of the Agreement, PHFG and certain shareholders of Family entered into an agreement pursuant to which, among other things, such shareholders agreed to vote their shares of Family Common Stock (which amount to _____% of the shares of such stock outstanding as of the Record
Date) in favor of the Agreement. See "Certain Beneficial Owners of Family Common Stock" and "The Merger - Stockholder Agreement."

PARTIES TO THE MERGER

         PHFG and PHMC. PHFG is a Maine-chartered, multi-bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"). As used in this Prospectus/Joint Proxy Statement, the term "PHFG" refers to such corporation and, where the context requires, its subsidiaries.

         PHFG conducts business from its headquarters in Portland, Maine and 110 offices located throughout the States of Maine and New Hampshire. At March 31, 1996, PHFG had consolidated assets of $4.3 billion, consolidated deposits of $3.3 billion and consolidated shareholders' equity of $362.2 million. Based on total assets at March 31, 1996, PHFG is the largest independent bank holding company headquartered in the State of Maine and the fifth largest independent bank holding company headquartered in New England.

         PHFG offers a broad range of commercial and consumer banking services and products and trust and investment advisory services through two wholly-owned banking subsidiaries: Peoples Heritage Bank ("PHB") and Bank of New Hampshire ("BNH"). PHB is a Maine-chartered savings bank which operates 61 offices throughout Maine and, through subsidiaries, engages in mortgage banking, financial planning and equipment leasing activities. At March 31, 1996, PHB had consolidated assets of $2.5 billion, consolidated deposits of $1.9 billion and consolidated shareholder's equity of $189.1 million. BNH is a New Hampshire-chartered commercial bank which operates 49 offices throughout New Hampshire. At March 31, 1996, BNH had consolidated assets of $1.7 billion, consolidated deposits of $1.5 billion and consolidated shareholder's equity of $138.4 million. Each of PHB and BNH is a member of the Bank Insurance Fund ("BIF") administered by the Federal Deposit Insurance Corporation ("FDIC").

         PHMC is a Maine corporation which is wholly-owned by PHFG. PHMC was formed in May 1996 to facilitate PHFG's acquisition of Family and prior to consummation of the Merger will conduct no activities other than of an organizational nature and as required by the Agreement.

         Since January 1, 1995, PHFG has completed one acquisition which has been accounted for under the pooling-of-interests method of accounting and three acquisitions that have been accounted for under the purchase method of accounting. See "Other Recent Acquisitions of PHFG" below.

         The principal executive offices of PHFG are located at One Portland Square, Portland, Maine 04112-9540, and its telephone number is (207) 761-8500.

         Family. Family is a Massachusetts-chartered savings and loan holding company registered under the Home Owners' Loan Act, as amended ("HOLA"). As used in this Prospectus/Joint Proxy Statement, the term "Family" refers to such corporation and, where the context requires, its subsidiaries.

         Family offers a broad range of commercial and retail financial services, including transaction accounts, savings deposits, residential and commercial mortgages and other commercial and consumer loans, through Family Bank, FSB ("Family Bank"), a wholly-owned subsidiary of Family. At March 31, 1996, Family had consolidated assets of $887.4 million, consolidated deposits of $736.6 million and consolidated shareholders' equity of $68.8 million.

         Family Bank operates 17 banking offices in the Merrimack Valley area of Greater Haverhill and Greater Lowell, Massachusetts and six offices in southern New Hampshire. Family Bank became a federally-chartered savings bank regulated by the Office of Thrift Supervision ("OTS") in 1995 when Family combined its two formerly state-chartered savings banks to allow its customers to bank at its offices in either Massachusetts or New Hampshire. Family Bank is a member of the BIF administered by the FDIC.

         The principal executive offices of Family are located at 153 Merrimack Street, Haverhill, Massachusetts, and its telephone number is (508) 374-1911.

THE MERGER

         In accordance with the terms of and subject to the conditions set forth in the Agreement, Family will be merged with and into PHMC, with PHMC as the surviving corporation of the Merger. The Agreement provides that at the effective time of the Merger, each outstanding share of Family Common Stock (other than (i) any dissenting shares under Massachusetts law and (ii) any shares held by PHFG or a subsidiary thereof other than in a fiduciary capacity or in satisfaction of a debt previously contracted) will be converted into the right to receive 1.26 shares of PHFG Common Stock (the "Exchange Ratio"), subject to possible adjustment under certain circumstances.

         No fractional shares of PHFG Common Stock will be issued in the Merger. In lieu thereof, each holder of shares of Family Common Stock entitled to a fraction of a share of PHFG Common Stock shall be entitled to receive an amount of cash determined by multiplying such holder's fractional interest by the closing price of a share of PHFG Common Stock on NASDAQ on the business day preceding the effective time of the Merger. See "The Merger."

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS OF PHFG AND FAMILY

         PHFG. The Board of Directors of PHFG (the "PHFG Board") has determined the Merger to be fair to and in the best interests of PHFG and its shareholders and has unanimously approved the Agreement and the transactions contemplated thereby, including the Merger. ACCORDINGLY, THE PHFG BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF PHFG VOTE "FOR" APPROVAL OF THE AGREEMENT.

         Family. The Board of Directors of Family (the "Family Board") has determined the Merger to be fair to and in the best interests of Family and its shareholders and has unanimously approved the Agreement and the transactions contemplated thereby, including the Merger. ACCORDINGLY, THE FAMILY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AGREEMENT.

         See "The Merger - Reasons for the Merger; Recommendations of the Boards of Directors."

OPINIONS OF FINANCIAL ADVISORS

         McConnell, Budd & Downes, Inc. ("MB&D"), Family's financial advisor, has delivered to the Board of Directors of Family (the "Family Board") its oral opinion of May 30, 1996, and its written opinion dated the date of this Prospectus/Joint Proxy Statement, each to the effect that, as of the date of such opinions, the Exchange Ratio was fair, from a financial point of view, to the holders of Family Common Stock. Keefe, Bruyette & Woods, Inc. ("Keefe Bruyette"), PHFG's financial advisor, has delivered to the Board of Directors of PHFG (the "PHFG Board") its oral opinion of May 28, 1996, and its written opinion dated the date of this Prospectus/Joint Proxy Statement, each to the effect that, as of the date of such opinions, the Exchange Ratio was fair, from a financial point of view, to the holders of PHFG Common Stock.

         For information on the assumptions made, matters considered and limits of the reviews by MB&D and Keefe Bruyette, see "The Merger - Opinions of Financial Advisors." Shareholders are urged to read in their entirety the opinions of MB&D and Keefe Bruyette, which are attached as Annexes V and VI to this Prospectus/Joint Proxy Statement, respectively.

REGULATORY APPROVALS

         Consummation of the Merger is subject to the prior receipt of all required approvals and consents of the Merger by all applicable federal and state regulatory authorities, including the Board of Governors of the Federal Reserve System ("FRB"), the OTS, the Superintendent of the Bureau of Banking of the State of Maine ("Superintendent") and the Massachusetts Board of Bank Incorporation ("Massachusetts Board"), the approval of which may not be granted until it has received notice from the Massachusetts Housing Partnership Fund ("MHPF") that PHFG and the MHPF have made the arrangements required by Massachusetts law. Applications have been or will be filed with such regulatory authorities for approval of the Merger. There can be no assurance that the necessary regulatory approvals will be obtained or as to the timing or conditions of such approvals. See "The Merger - Regulatory Approvals."

CONDITIONS TO THE MERGER

         The obligations of PHFG, PHMC and Family to consummate the Merger are subject to, among other things, the following conditions: (i) the Agreement shall have been approved by the requisite votes of the shareholders of PHFG and Family; (ii) all necessary regulatory approvals pertaining to the Merger, without restrictions or conditions which would materially impair the value of Family to PHFG, shall have been received; (iii) no court or governmental or regulatory authority shall have taken any action which prohibits, restricts or makes illegal the Merger; (iv) the Registration Statement shall be effective;
(v) the shares of PHFG Common Stock to be issued in connection with the Merger shall have been approved for quotation on NASDAQ; and (vi) each of PHFG and Family shall have received an opinion of its respective counsel with respect to certain income tax considerations under the Internal Revenue Code of 1986, as amended (the "Code"). In addition, the obligation of each of PHFG and Family to consummate the Merger is subject to the accuracy of the other party's representations and warranties as of certain dates, the performance by the other party of its obligations under the Agreement in all material respects and the other party's delivery of an officer's certificate and legal opinions covering certain matters, and the obligation of PHFG to consummate the Merger is subject to a requirement that any dissenting shares of Family Common Stock under Massachusetts law constitute not more than 10% of the outstanding shares of Family Common Stock prior to the Effective Time and the receipt of "comfort" letters from the independent public accountants of Family as of specified dates. See "The Merger - Conditions to the Merger." Substantially all of the conditions to consummation of the Merger (except for required shareholder and regulatory approvals) may be waived at any time by the party for whose benefit they were created, and the Agreement may be amended at any time by written agreement of the parties, except that no waiver or amendment occurring after approval of the Agreement by the shareholders of PHFG or Family shall change the amount or form of the consideration which Family's shareholders are entitled to receive in the Merger.

EFFECTIVE TIME OF THE MERGER

         The Merger shall become effective upon the filing of articles of merger with the Secretary of State of the State of Maine and the Secretary of State of the Commonwealth of Massachusetts, unless a different date and time is specified as the effective time in such articles of merger (the "Effective Time"). The articles of merger will be filed only after the receipt of all requisite regulatory approvals of the Merger, approval of the Agreement by the requisite votes of the shareholders of PHFG and Family and the satisfaction or waiver of all other conditions to the Merger set forth in the Agreement.

TERMINATION; POSSIBLE ADJUSTMENT OF EXCHANGE RATIO

         The Agreement may be terminated, either before or after approval by shareholders of PHFG or Family, under certain circumstances, including without limitation if the Merger is not consummated on or before May 30, 1997. In addition, if the average daily closing prices of a share of PHFG Common Stock during the Pricing Period (as defined) is less than $15.00 per share, Family will have the option to terminate the Agreement unless PHFG subsequently agrees to increase the Exchange Ratio in a manner specified in the Agreement. Under the Agreement, the term "Pricing Period" means the period of ten consecutive trading days following the Determination Date, and the term "Determination Date" means the earlier of (x) the date on which the last regulatory approval required to consummate the Merger is obtained and (y) December 1, 1996. See "The Merger - Effective Time of the Merger; Termination and Amendment."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Family has received an opinion from Foley, Hoag & Eliot LLP to the effect that, assuming the Merger is consummated, a Family shareholder who receives shares of PHFG Common Stock in exchange for shares of Family Common Stock upon consummation of the Merger will recognize no gain or loss as a result of the Merger, except in respect of cash received in lieu of a fractional share interest. For a description of these and additional federal income consequences of the Merger, including the federal income tax consequences of exercising dissenters' rights and receiving cash in lieu of any fractional share interest in PHFG Common Stock, see "The Merger - Certain Federal Income Tax Consequences."

         BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH FAMILY SHAREHOLDER, EACH SUCH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE FEDERAL AND ANY APPLICABLE FOREIGN, STATE AND LOCAL INCOME TAX AND OTHER TAX CONSEQUENCES OF THE MERGER IN HIS OR HER PARTICULAR CIRCUMSTANCES.

ACCOUNTING TREATMENT OF THE MERGER

         Peoples Heritage intends to account for the Merger under the purchase method for accounting and financial reporting purposes. See "The Merger - Accounting Treatment of the Merger."

ASSUMPTION OF FAMILY STOCK OPTIONS

         Options to purchase Family Common Stock outstanding on the date of the Agreement which are not exercised and do not expire in accordance with their terms prior to the Effective Time will be converted into options to purchase shares of PHFG Common Stock in accordance with the provisions of the Agreement. See "The Merger - Assumption of Family Stock Options."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Pursuant to the Agreement, PHFG agreed (i) to take such action as is necessary to cause one existing non-employee director of Family designated by Family and acceptable to PHFG to be elected as a director of PHFG as of the Effective Time and to nominate such person for re-election as a director of PHFG upon expiration of his initial term as a director of PHFG; (ii) to honor various contractual obligations of Family as of the date of the Agreement, including (x) the employment agreements among Family, Family Bank and each of David D. Hindle, President and Chief Executive Officer, George E. Fahey, Executive Vice President and Chief Financial Officer, Ronald G. Trombley, Senior Vice President, David J. LaFlamme, Senior Vice President, and Bruce Fenn, III, Senior Vice President, (y) the supplemental executive retirement plan between the Company and each of the above-named executive officers of Family and (z) the split-dollar insurance agreements between Family Bank and each of Messrs. Hindle, Fahey, LaFlamme and Trombley; and (iii) to continue rights to indemnification and liability insurance for directors and officers of Family and Family Bank for specified periods. Assuming the Merger were to be consummated as of December 31, 1996, the aggregate amount of the lump sum severance payments due to Messrs. Hindle, Fahey, Trombley, LaFlamme and Fenn pursuant to his respective employment agreement would be approximately $550,000, $343,000, $348,000, $306,000 and
$278,000, respectively, and the aggregate amount of the lump sum payments due to such persons in satisfaction of the accrued benefits under his respective supplemental executive retirement agreement would be $_____, $_____, $_____, $_____ and $______, respectively. Other than as set forth above, no director or executive officer of Family has any direct or indirect material interest in the Merger, except insofar as ownership of Family Common Stock and options to acquire Family Common Stock might be deemed such an interest. See "The Merger - Interests of Certain Persons in the Merger."

DESCRIPTION OF PHFG COMMON STOCK

         Subject to the rights of the holders of any class of preferred stock of PHFG if and when outstanding, the holders of PHFG Common Stock possess exclusive voting rights in PHFG, are entitled to such dividends as may be declared from time to time by the Board of Directors of PHFG and would be entitled to receive all assets of PHFG available for distribution in the event of any liquidation, dissolution or winding up of PHFG. Holders of PHFG Common Stock do not have any preemptive rights with respect to any shares which may be issued by PHFG in the future. Upon receipt by PHFG of certificates evidencing the shares of Family Common Stock surrendered in exchange for PHFG Common Stock pursuant to the Merger, each share of PHFG Common Stock offered hereby will be fully paid and non-assessable. See "Description of PHFG Capital Stock."

DIFFERENCES IN SHAREHOLDERS' RIGHTS

         PHFG is a Maine corporation subject to the provisions of the Maine Business Corporation Act ("MBCA"), and Family is a Massachusetts corporation subject to the provisions of the Massachusetts Business Corporation Law ("MBCL"). Upon consummation of the Merger, shareholders of Family will become shareholders of PHFG and their rights as shareholders of PHFG will be governed by PHFG's Articles of Incorporation and Bylaws and the MBCA. The rights of shareholders of PHFG differ in certain respects from the rights of shareholders of Family. See "Comparison of the Rights of Shareholders."

RESALE OF PHFG COMMON STOCK

         The shares of PHFG Common Stock to be issued in connection with the Merger will be freely tradeable by the holders of such shares, except for those shares held by persons who may be deemed to be "affiliates" of PHFG or Family under applicable federal securities laws. See "The Merger - Resale of PHFG Common Stock."

STOCK OPTION AGREEMENTS

         As an inducement and a condition to PHFG's entering into the Agreement, PHFG and Family also entered into a Stock Option Agreement, dated as of May 30, 1996 (the "Family Stock Option Agreement"), pursuant to which Family granted PHFG an option (the "Family Option") to purchase, upon the occurrence of certain events (none of which has occurred as of the date hereof to the best of the knowledge of PHFG and Family), up to 832,000 shares of Family Common Stock, representing 19.9% of the outstanding shares of Family Common Stock, at a price of $20.50 per share, subject to adjustment in certain circumstances and termination within certain periods. As an inducement and a condition to Family's entering into the Agreement, PHFG and Family also entered into a Stock Option Agreement, dated as of May 30, 1996 (the "PHFG Stock Option Agreement," and together with the Family Option Agreement, the "Stock Option Agreements"), pursuant to which PHFG granted Family an option (the "PHFG Option") to purchase, upon the occurrence of certain events (none of which has occurred as of the date hereof to the best of the knowledge of PHFG and Family), up to 1,500,000 shares of PHFG Common Stock, representing approximately 6.0% of the outstanding shares of PHFG Common Stock, at a price of $19.75 per share, subject to adjustment in certain circumstances and termination within certain periods. The Stock Option Agreements are intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Agreement and may have the effect of discouraging competing offers to the Merger. Copies of the Family Stock Option Agreement and the PHFG Stock Option Agreement are included as Annexes II and III to this Prospectus/Joint Proxy Statement, respectively, and reference is made thereto for the complete terms thereof. See "The Merger - Stock Option Agreements."

STOCKHOLDER AGREEMENT

         In connection with the execution of the Agreement, PHFG entered into a Stockholder Agreement, dated as of May 30, 1996, with the directors of Family and senior executive officers of Family and Family Bank in their capacities as shareholders of Family. Pursuant to the Stockholder Agreement, a copy of which is included as Annex IV hereto, each of such shareholders agreed, among other things, to vote his or her shares of Family Common Stock in favor of the Agreement. See "The Merger - Stockholder Agreement."

DISSENTERS' RIGHTS

         Under Massachusetts law, holders of Family Common Stock have the right to dissent from the Merger and, if the Merger is consummated and all requirements of Massachusetts law are satisfied by holders seeking to exercise dissenters' rights, to receive payment equal to the fair value of their shares of Family Common Stock. The procedures which must be followed in connection with the exercise of dissenters' rights by dissenting shareholders are described herein under "The Merger - Dissenters' Rights" and in Sections 85 through 98 of Chapter 156B of the MBCL, a copy of which are attached as Annex VII to this Prospectus/Joint Proxy Statement. Failure to take any required step in connection with the exercise of such rights may result in termination or waiver thereof.

         Holders of PHFG Common Stock do not have rights under the MBCA or otherwise to dissent from the Merger and obtain the fair value of their shares of PHFG Common Stock.

OTHER RECENT ACQUISITIONS OF PHFG

         On April 2, 1996, PHFG acquired all of the outstanding shares of capital stock of Bank of New Hampshire Corporation ("BNHC"), a New Hampshire-based bank holding company for BNH, by exchanging two shares of PHFG Common Stock for each outstanding share of BNHC Common Stock. The acquisition of BNHC was accounted for as a pooling of interests for accounting and financial reporting purposes and, as a result, all financial information relating to PHFG contained herein reflects the combined financial position and results of operations of PHFG and BNHC as if the acquisition of BNHC had taken place prior to the periods covered by such financial information. For additional information in this regard, reference is made to the supplemental consolidated financial statements and related financial information of PHFG contained in the Report on Form 8-K filed by PHFG on July 2, 1996. The supplemental consolidated financial statements of PHFG included in the Form 8-K have been prepared to give retroactive effect to the acquisition of BNHC on April 2, 1996. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of PHFG after financial statements covering the date of consummation of the business combination are issued.

         Subsequent to the acquisition of BNHC, PHFG merged its other New Hampshire-based banking subsidiary - The First National Bank of Portsmouth ("FNBP") - into BNH under the pooling-of-interests method of accounting effective June 28, 1996.

         Since January 1, 1995, PHFG also has effected several acquisitions under the purchase method of accounting which in the aggregate are not considered to be significant within the meaning of Regulation S-X of the SEC. These acquisitions are briefly noted below.

         On February 16, 1996, PHFG purchased five branch offices of Fleet Bank NH which are located in central and southern New Hampshire and which were divested by Fleet Bank NH in connection with the merger of Fleet Financial Group, Inc. and Shawmut National Corporation. The purchase resulted in PHFG's acquisition of approximately $218.3 million of loans, including $178.6 million of single-family residential mortgage loans, and its assumption of $160.9 million of deposits.

         On July 1, 1995, PHFG acquired all of the outstanding shares of capital stock of Bankcore, Inc. ("Bankcore"), a New Hampshire-based bank holding company for North Conway Bank, and immediately thereafter North Conway Bank was merged into FNBP. At the time of acquisition, Bankcore had $132.8 million of total assets and shareholders' equity of $17.8 million.

         On June 15, 1995, PHFG purchased all the branches and associated deposits, as well as certain loans, of Fleet Bank of Maine located in Aroostook County, Maine. Five of the seven purchased branches were combined with existing branches of PHB. The purchase resulted in the transfer of $17.1 million of loans to PHFG and its assumption of $46.1 million of deposits.

                      MARKET FOR COMMON STOCK AND DIVIDENDS

         Each of the PHFG Common Stock and the Family Common Stock is traded on NASDAQ under the symbol "PHBK" and "FMLY," respectively. As of the Record Date, there were ________ shares of PHFG Common Stock outstanding, which were held by approximately _____ shareholders of record, and there were ________ shares of Family Common Stock outstanding, which were held by approximately ______ shareholders of record. Such numbers of shareholders do not reflect the number of individuals or institutional investors holding stock in nominee name through banks, brokerage firms and others.

         The following table sets forth during the periods indicated the high and low prices of the PHFG Common Stock and the Family Common Stock as reported on NASDAQ and the dividends declared per share of PHFG Common Stock and Family Common Stock.

                                          PHFG                                        Family(1)
                            -------------------------------           ----------------------------------------

                                 Market Price                                 Market Price
                            ----------------------     Dividends       --------------------------    Dividends
                                                       Declared                                      Declared
          1996                High          Low        Per Share          High            Low        Per Share
- ----------------------      -------      ---------     ----------      ----------      ----------    ----------

First Quarter               $22.75        $19.00          $.14           $23.50          $17.50         $.10

Second Quarter               22.25         19.375          .17            25.50           14.33          .12

Third Quarter (through

  ------ --)

          1995
- ----------------------

First Quarter                14.00         11.75           .09            15.50           11.50          .083

Second Quarter               16.75         12.375          .12            15.67           14.33          .10

Third Quarter                20.50         15.25           .12            18.33           14.67          .10

Fourth Quarter               22.875        18.25           .13            18.75           16.83          .10

          1994
- ----------------------

First Quarter                12.50         10.125          .01            13.50           10.33          .083

Second Quarter               14.00         10.125          .05            16.33           11.17          .083

Third Quarter                15.00         12.25           .08            16.00           12.67          .083

Fourth Quarter               15.125        10.375          .09            13.67           11.00          .083

- ---------------
         (1) Amounts reflect a three-for-two split of the outstanding Family Common Stock on November 27, 1995.

         Set forth below is information regarding the price per share of PHFG Common Stock and Family Common Stock on May 30, 1996, the last trading day preceding public announcement of the Agreement. The historical prices are as reported on NASDAQ.

                                                     Historical Market
                                                      Value Per Share
                                         ---------------------------------------
                                                                                            Equivalent Market Value
                 Date                           PHFG                 Family                  Per Share of Family(1)
- ------------------------------------     -----------------     -----------------     ------------------------------------

May 30, 1996                                   $19.75                $22.25                            $24.89

- ---------------
         (1) Equivalent market value per share of Family Common Stock represents the historical market value per share of PHFG Common Stock multiplied by the Exchange Ratio.

         Shareholders are advised to obtain current market quotations for the PHFG Common Stock and the Family Common Stock. Because the consideration to be provided to shareholders of Family in connection with the Merger is based on a fixed number of shares of PHFG Common Stock, shareholders of Family are not assured of receiving a specific market value of PHFG Common Stock (and thus a specific market value for their shares of Family Common Stock) at the Effective Time. The market price of the PHFG Common Stock at the Effective Time may be higher or lower than the market price at the time the Agreement was executed, at the date of mailing of this Prospectus/Joint Proxy Statement or at the time of the Special Meetings.

                           COMPARATIVE PER SHARE DATA

         The following table sets forth certain supplemental per share, pro forma combined per share and pro forma equivalent per share information with respect to the PHFG Common Stock and the Family Common Stock at the dates and for the periods indicated, giving effect to the Merger using the purchase method of accounting and reflecting PHFG's planned repurchase of approximately 2.6 million shares of PHFG Common Stock in connection with the acquisition of Family. See "The Merger-Accounting Treatment of the Merger" and "Pro Forma Combined Consolidated Financial Information."

         The selected per share data set forth below should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements of PHFG and Family, including the related notes, incorporated herein by reference, the supplemental consolidated financial statements, including the related notes, of PHFG incorporated herein by reference and the unaudited pro forma combined consolidated financial information appearing elsewhere herein. See "Available Information," "Incorporation of Certain Documents by Reference" and "Pro Forma Combined Consolidated Financial Information." The data set forth below is not necessarily indicative of the results of the future operations of PHFG upon consummation of the Merger or the actual results that would have been achieved had the Merger been consummated prior to the periods indicated.

                                                          PHFG Common Stock                      Family Common Stock
                                                 -------------------------------        --------------------------------

                                                                      Pro Forma                                 Pro Forma
                                                  Historical         Combined(1)          Historical(2)       Equivalent(3)
                                                 -----------     ------------------     --------------      ---------------
Income per share:

    Three months ended March 31, 1996               $0.50              $0.48                  $0.50               $0.60

    Year ended December 31, 1995                     1.80               1.71                   1.90                2.16


Dividends declared per share:

    Three months ended March 31, 1996                0.14               0.14(4)(5)             0.10                0.18(5)

    Year ended December 31, 1995                     0.46               0.46(4)                0.383               0.58


Book value per share:

    March 31, 1996                                  14.40              14.81                  16.84               18.66

    December 31, 1995                               14.16              14.59                  16.83               18.38


Tangible book value per share:

    March 31, 1996                                  12.80              11.87                  15.41               14.96

    December 31, 1995                               13.25              12.26                  15.34               15.45

- ---------------

  (1) Reflects (i) estimated purchase accounting adjustments to be recorded in connection with the Merger, consisting of mark-to-market valuation adjustments for significant tangible net assets acquired and adjustments for intangible assets established, and the resultant amortization/accretion of all such adjustments over appropriate future periods, and (ii) the effects of PHFG's planned acquisition of approximately 2.6 million shares of PHFG Common Stock in connection with the acquisition of Family.

  (2) Amounts reflect a three-for-two split of the outstanding Family Common Stock on November 27, 1995.

  (3) Represents the PHFG pro forma combined amounts multiplied by the Exchange Ratio.

  (4) Assumes no change in the PHFG historical dividends declared per share.

  (5) The current annualized dividend rate per share of PHFG Common Stock, based upon the most recent quarterly dividend rate of $0.17 per share payable on May 10, 1996, would be $0.68. On a pro forma equivalent basis per share of Family Common Stock, such current annualized PHFG dividend per share of Family Common Stock would be $0.86.

                  SELECTED CONSOLIDATED FINANCIAL DATA OF PHFG
                  (Dollars in Thousands, Except Per Share Data)

         The following selected supplemental consolidated financial data for the five years ended December 31, 1995 is derived in part from the audited supplemental consolidated financial statements of PHFG which give retroactive effect to PHFG's acquisition of BNHC in April 1996; and the following selected consolidated financial data for the three months ended March 31, 1996 and 1995 is derived from unaudited supplemental consolidated financial statements which give retroactive effect to the same. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, which PHFG considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the three months ended March 31, 1996 are not necessarily indicative of the results that may be expected for any other interim period or the entire year ending December 31, 1996. The selected consolidated financial data set forth below should be read in conjunction with, and is qualified in its entirety by, the supplemental consolidated financial statements of PHFG, including the related notes, incorporated herein by reference. See "Available Information" and "Incorporation of Certain Documents by Reference."

                                                                          December 31,
                                      March 31,   ------------------------------------------------------------
BALANCE SHEET DATA:                     1996         1995         1994        1993        1992         1991
                                     -----------  ----------   ----------  ----------  ----------   ----------

Total assets                         $4,257,912   $4,058,126   $3,737,906  $3,624,641  $3,523,094   $3,750,333
Debt and equity securities, net(1)      767,539      766,648      719,194     717,467     557,787      548,226
Total loans, net(2)                   2,956,910    2,717,608    2,575,902   2,368,348   2,425,020    2,603,780
Goodwill and other intangibles           40,100       22,792       20,713      22,758      22,310       26,470
Deposits                              3,347,427    3,197,138    2,885,845   2,939,826   2,948,549    3,198,366
Borrowings                              497,720      456,932      505,347     359,935     288,024      308,469
Shareholders' equity                    362,155      354,925      304,439     287,438     249,862      216,462
Nonperforming assets(3)                  53,922       56,752       78,339     120,076     185,733      253,857
Allowance for loan and lease losses      65,533       60,975       63,675      67,385      71,223       88,067
Book value per share                      14.40        14.16        12.26       11.61       10.73        13.20
Tangible book
  value per share                         12.80        13.25        11.42       10.69        9.77        11.59

                                      Three Months Ended
                                           March 31,                           Year Ended December 31,
                                    --------------------   -------------------------------------------------------------

OPERATIONS DATA:                        1996      1995        1995       1994        1993          1992           1991
                                    ---------  ---------   ---------  ---------   ---------     ---------      ---------
Interest and dividend income        $  80,754  $  71,833   $ 305,849  $ 256,597   $ 243,452     $ 272,596      $ 343,316
Interest expense                       35,615     30,727     134,895    108,002     112,305       150,458        224,739
                                    ---------  ---------   ---------  ---------   ---------     ---------      ---------
Net interest income                    45,139     41,106     170,954    148,595     131,147       122,138        118,577
Provision for loan losses                 450      1,030       4,230      3,374      14,047        32,025         71,480
                                    ---------  ---------   ---------  ---------   ---------     ---------      ---------
Net interest income
 after provision for loan
 losses                                44,689     40,076     166,724    145,221     117,100        90,113         47,097
                                    ---------  ---------   ---------  ---------   ---------     ---------      ---------
Net securities gains (losses)             504        (95)        116       (254)      1,183         2,859          1,520
Net gains on sales of
 consumer loans                            --         --          --         33       2,576            --             --
Other noninterest income                8,965      7,192      31,301     27,847      24,842        26,747         21,310
Noninterest expense                    34,582     32,143     130,280    125,137     122,391       125,091        116,610
                                    ---------  ---------   ---------  ---------   ---------     ---------      ---------
Income (loss) before income
 tax expense (benefit) and
 cumulative effect of a change in
 accounting principle                  19,576     15,030      67,861     47,710      23,310        (5,372)       (46,683)
Income tax expense (benefit)            6,970      4,969      23,375     13,662         799(4)      1,510        (15,095)
Cumulative effect on years prior
 to 1992 of a change in accounting
 principle                                 --         --          --         --          --         1,100(5)          --
                                    ---------  ---------   ---------  ---------   ---------     ---------      ---------
Net income (loss)                   $  12,606  $  10,061   $  44,486  $  34,048   $  22,511     $  (5,782)     $ (31,588)
                                    =========  =========   =========  =========   =========     =========      =========
Net income (loss) per share         $    0.50  $    0.41   $    1.80  $    1.37   $    0.95     $   (0.36)     $   (1.95)
Dividends per share                 $    0.14  $    0.09   $    0.46  $    0.23   $    0.01     $    0.00      $    0.00

                                        At or For the
                                     Three Months Ended
                                          March 31,            At or For the Year Ended December 31,
                                     ------------------  -------------------------------------------------

OTHER DATA(6):                         1996     1995     1995       1994       1993      1992        1991
                                      ------    -----    -----      -----      ----      -----      ------
Return on average assets                1.24%    1.10%    1.16%      0.94%     0.64%     (0.16)%     (0.83)%
Return on average equity(7)            14.20    13.04    13.53      11.42      8.57      (2.69)     (14.22)
Average equity to average
  assets(7)                             8.76     8.46     8.55       8.21      7.50       5.98        5.85
Interest rate spread(8)                 4.19     4.35     4.20       4.01      3.76       3.41        3.56
Net interest margin(8)                  4.79     4.87     4.79       4.44      4.11       3.71        3.43
Tier I leverage capital ratio
  at end of period                      7.95     7.86     8.33       7.96      7.63       7.00        5.73
Dividend payout ratio                  27.38    21.90    25.42      16.45      1.44       0.00        0.00
Nonperforming loans as a percent
  of total loans at end of period(3)    1.36     2.18     1.53       2.13      3.18       4.36        6.11
Nonperforming assets as a percent
  of total assets at end of
  period(3)                             1.27     1.97     1.40       2.10      3.31       5.29        6.77
Allowance for loan and lease
  losses as a percent of
  nonperforming loans
  at end of period                    159.96   103.95   143.40     113.17     86.95      65.39       53.50
Banking offices                          111       97      106         96        98        100         103


- ---------------

(1) All securities were classified as available for sale at March 31, 1996 and December 31, 1995.

(2)  Does not include loans held for sale.

(3) Nonperforming assets consist of nonperforming loans, other real estate owned and repossessions, net of related reserves where appropriate. Nonperforming loans consist of non-accrual loans, accruing loans 90 days or more overdue and troubled debt restructurings.

(4) PHFG's results of operations for 1993 reflect the elimination of the valuation allowance relating to deferred income tax assets of $6.5 million.

(5) Reflects the adoption of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," effective January 1, 1992.

(6) With the exception of end of period ratios, all ratios are based on average daily balances during the indicated periods and are annualized where appropriate.

(7) Average equity excludes the effect of unrealized gains or losses on securities available for sale.

(8) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities (which do not include non-interest bearing demand accounts), and net interest margin represents net interest income as a percent of average interest-earning assets, in each case calculated on a fully-taxable equivalent basis.

                 SELECTED CONSOLIDATED FINANCIAL DATA OF FAMILY
                  (Dollars in Thousands, Except Per Share Data)

     The following selected historical consolidated financial data for the five years ended December 31, 1995 is derived in part from the audited consolidated financial statements of Family. The historical consolidated financial data for the three months ended March 31, 1996 and 1995 is derived from unaudited consolidated financial statements. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, which Family considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the three months ended March 31, 1996 are not necessarily indicative of the results that may be expected for any other interim period or the entire year ending December 31, 1996. The selected historical consolidated financial data set forth below should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements of Family, including the related notes, incorporated herein by reference. See "Available Information" and "Incorporation of Certain Documents by Reference."

                                                                       December 31,
                                      March 31,   --------------------------------------------------------
BALANCE SHEET DATA:                     1996        1995        1994        1993        1992        1991
                                      ---------   --------    --------    --------    --------    --------
Total assets                          $887,387    $892,167    $817,746    $712,133    $651,224    $666,984
Debt and equity securities, net(1)     354,721     351,437     291,461     289,315     238,464     228,061
Total loans, net(2)                    443,791     451,199     449,760     350,386     312,842     354,570
Goodwill                                 5,865       6,073       6,761         977       1,167       1,357
Deposits                               736,646     734,017     709,697     589,723     575,269     589,813
Borrowings                              67,926      75,533      46,161      41,123      17,500      26,892
Shareholders' equity                    68,843      68,696      53,547      56,801      48,559      40,820
Nonperforming assets(3)                 11,016      12,733      13,495      15,090      19,693      28,885
Allowance for loan losses                6,506       6,427       6,714       6,481       6,701       7,864
Book value per share(4)                  16.84       16.83       13.35       14.23       12.39       10.43
Tangible book
  value per share(4)                     15.41       15.34       11.66       13.99       12.09       10.08


                                      Three Months Ended
                                      March 31, 1996                        Year Ended December 31,
                                  --------------------     ---------------------------------------------------------
OPERATIONS DATA:                    1996        1995         1995        1994         1993        1992        1991
                                  --------    --------     --------    --------     --------    --------    --------
Interest and dividend income      $ 15,653    $ 14,359     $ 59,984    $ 49,293     $ 43,895    $ 48,444    $ 47,064
Interest expense                     7,573       6,221       27,732      20,070       19,317      25,337      30,713
                                  --------    --------     --------    --------     --------    --------    --------
Net interest income                  8,080       8,138       32,252      29,223       24,578      23,107      16,351
Provision for loan losses              250         250        1,150         600        1,500       2,567       4,750
                                  --------    --------     --------    --------     --------    --------    --------
Net interest income
 after provision for loan
 losses                              7,830       7,888       31,102      28,623       23,078      20,540      11,601
                                  --------    --------     --------    --------     --------    --------    --------
Net securities gains (losses)          202         (14)         979      (1,117)       1,878       1,334       3,143
Other noninterest income             1,295       1,309        5,202       3,755        6,218       6,382       3,439
Noninterest expense                  5,880       6,028       23,702      21,023       20,076      21,216      20,930
                                  --------    --------     --------    --------     --------    --------    --------
Income (loss) before income
 tax expense (benefit),
 extraordinary item and
 cumulative effect of a change
 in accounting principle             3,447       3,155       13,581      10,238       11,098       7,040      (2,747)
Income tax expense (benefit)         1,335       1,244        5,582       4,001        4,389       2,335      (1,470)
Extraordinary item net of
 income taxes                           --          --           --          --           --          --         561
Cumulative effect on years
 prior to 1992 of a change in
 accounting principle(5)                --          --           --          --           --       2,901          --
                                  --------    --------     --------    --------     --------    --------    --------
Net income (loss)                 $  2,112    $  1,911     $  7,999    $  6,237     $  6,709    $  7,606    $   (716)
                                  ========    ========     ========    ========     ========    ========    ========
Net income (loss) per share(4)    $   0.50    $   0.45     $   1.90    $   1.49     $   1.63    $   1.87    $  (0.18)
Dividends per share(4)            $   0.10    $  0.083     $  0.383    $  0.333     $   0.10    $     --    $     --

                                          At or For the
                                       Three Months Ended
                                            March 31,           At or For the Year Ended December 31,
                                    --------------------    ---------------------------------------------

OTHER DATA(6):                          1996       1995      1995      1994     1993      1992       1991
                                        -----     -----     -----     -----     -----     -----     -----
Return on average assets                 0.95%     0.94%     0.95%     0.85%     1.01%     1.16%    (0.13)%
Return on average equity                12.22     13.60     12.91     11.43     12.85     16.87     (1.77)
Average equity to average
  assets                                 7.81      6.94      7.40      7.45      7.88      6.87      7.54
Interest rate spread(7)                  3.40      3.83      3.62      3.83      3.64      3.44      2.69
Net interest margin(7)                   3.90      4.25      4.10      4.21      3.97      3.77      3.18
Leverage (core) capital ratio
   at end of period(8)                   6.48      6.59      6.38      6.31      6.12      6.97      5.62
Dividend payout ratio                   20.00     18.44     20.16     22.35      6.13        --        --
Nonperforming loans as a percent
  of total loans at end of period(3)     1.54      1.78      2.03      1.75      2.43      1.95      2.97
Nonperforming assets as a percent
  of total assets at end of
  period(3)                              1.24      1.65      1.43      1.65      2.12      3.02      4.33
Allowance for loan losses as a
  percent of nonperforming loans
  at end of period                      93.49     80.16     69.09     83.90     74.58     93.09     72.81
Banking offices                            23        23        23        23        17        17        18

- ---------------
(1) All securities were classified as available for sale at March 31, 1996 and December 31, 1995.

(2) Does not include loans held for sale.

(3) Nonperforming assets consist of nonperforming loans, other real estate owned and repossessions, net of related reserves where appropriate. Nonperforming loans consist of non-accrual loans, accruing loans 90 days or more overdue, troubled debt restructurings and other impaired loans.

(4) Amounts reflect a three-for-two split of the outstanding Family Common Stock on November 27, 1995.

(5) Reflects the adoption of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," effective January 1, 1992.

(6) With the exception of end of period ratios, all ratios are based on average daily balances during the indicated periods and are annualized where appropriate.

(7) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities (which do not include non-interest bearing demand accounts), and net interest margin represents net interest income as a percent of average interest-earning assets, in each case calculated on a fully-taxable equivalent basis.

(8) Applicable to Family Bank and, as a result, does not include capital held directly by Family.

                 SELECTED PRO FORMA CONSOLIDATED FINANCIAL DATA
                  (Dollars in Thousands, Except Per Share Data)

     The following table sets forth selected unaudited consolidated pro forma financial data of PHFG and Family at the dates and for the periods indicated, giving effect to the Merger using the purchase method of accounting and reflecting PHFG's planned repurchase of approximately 2.6 million shares of PHFG Common Stock in connection with the acquisition of Family. See "The Merger-Accounting Treatment of the Merger" and "Pro Forma Combined Consolidated Financial Information."

     The selected consolidated financial data set forth below should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements of PHFG and Family, including the related notes, incorporated by reference herein, the supplemental consolidated financial statements of PHFG, including the related notes, incorporated by reference herein, and the other unaudited pro forma combined condensed consolidated financial information appearing elsewhere herein. See "Available Information," "Incorporation of Certain Documents by Reference" and "Pro Forma Combined Consolidated Financial Information." The data set forth below is not necessarily indicative of the results of the future operations of PHFG upon consummation of the Merger or the actual results that would have been achieved had the Merger been consummated prior to the periods indicated.

                                                 March 31,
BALANCE SHEET DATA:                               1996(1)
                                               -------------

Total assets                                     $5,135,561
Debt and equity securities, net                   1,077,660
Total loans, net(2)                               3,403,481
Goodwill and other intangibles                       81,886
Deposits                                          4,082,160
Borrowings                                          567,725
Shareholders' equity                                413,154
Nonperforming assets(3)                              64,495
Allowance for loan and lease losses                  72,039
Book value per share                                  14.81
Tangible book
  value per share                                     11.87

                                         Three Months Ended            Year Ended
                                              March 31,               December 31,
OPERATIONS DATA:                                1996                      1995
                                         ------------------           ------------

Interest and dividend income                  $ 95,415                  $361,865
Interest expense                                43,167                   162,544
                                              --------                  --------
Net interest income                             52,248                   199,321
Provision for loan losses                          700                     5,380
                                              --------                  --------
Net interest income after
 provision for loan losses                      51,548                   193,941
Net securities gains                               706                     1,095
Other noninterest income                        10,109                    35,901
Noninterest expense                             41,061                   156,380
Income before income                          --------                  --------
 tax expense                                    21,302                    74,556
Income tax expense                               7,902                    27,344
                                              --------                  --------
Net income                                    $ 13,400                  $ 47,212
                                              ========                  ========
Net income per share                          $   0.48                  $   1.71
Dividends per share                           $   0.14                  $   0.46

                                             At or For the      At or For the
                                          Three Months Ended      Year Ended
                                               March 31,         December 31,
OTHER DATA(4):                                   1996                1995
                                          ------------------    --------------
Return on average assets                          1.09%              1.01%
Return on average equity(5)                      13.20              12.66
Average equity to average assets(5)               8.23               7.90
Interest rate spread(6)                           4.06               4.11
Net interest margin(6)                            4.60               4.63
Tier I leverage capital ratio
   at end of period                               6.81               7.34
Dividend payout ratio                            28.83              27.24
Nonperforming loans as a percent
  of total loans at end of period(3)              1.37               1.56
Nonperforming assets as a percent
  of total assets at end of
  period(3)                                       1.26               1.38
Allowance for loan losses as a
  percent of nonperforming loans
  at end of period                              151.71             133.15
Full service banking offices                       134                129

- ---------------

(1) The consolidated balance sheet data at March 31, 1996 reflects an estimated $4.96 million of one-time reorganization and restructuring costs related to the Merger. The effect of the one time charges has been reflected in the consolidated balance sheet data but not in the consolidated operations and other financial data because it is nonrecurring.

(2) Does not include loans held for sale.

(3) Nonperforming assets consist of nonperforming loans, other real estate owned and repossessions, net of related reserves where appropriate. Nonperforming loans consist of non-accrual loans, accruing loans 90 days or more overdue and troubled debt restructurings.

(4) With the exception of end of period ratios, all ratios are based on average daily balances during the indicated periods and are annualized where appropriate.

(5) Average equity excludes the effect of unrealized gains or losses on securities available for sale.

(6) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities (which do not include non-interest bearing demand accounts), and net interest margin represents net interest income as a percent of average interest-earning assets, in each case calculated on a fully-taxable equivalent basis.

                               GENERAL INFORMATION

         This Prospectus/Joint Proxy Statement is being furnished to the holders of PHFG Common Stock and Family Common Stock in connection with the solicitation of proxies by the Boards of Directors of PHFG and Family for use at the PHFG Special Meeting and the Family Special Meeting, respectively, and at any adjournment or adjournments thereof. This Prospectus/Joint Proxy Statement also serves as a prospectus of PHFG in connection with the issuance of PHFG Common Stock to holders of Family Common Stock upon consummation of the Merger.

         All information contained or incorporated by reference in this Prospectus/Joint Proxy Statement with respect to PHFG has been supplied by PHFG, and all information contained or incorporated by reference in this Prospectus/Joint Proxy Statement with respect to Family has been supplied by Family.

         This Prospectus/Joint Proxy Statement and the other documents enclosed herewith are first being mailed to shareholders of PHFG and Family on or about ______ __, 1996.

                              THE SPECIAL MEETINGS

TIME AND PLACE

         The PHFG Special Meeting will be held at 9:00 a.m., Eastern Time, on ______ ___, 1996 at ____________, Portland, Maine. The Family Special Meeting will be held at 9:00 a.m., Eastern Time, on ________ ___, 1996 at ___________,
__________, Massachusetts.

MATTERS TO BE CONSIDERED

         At the Special Meetings, shareholders of PHFG and Family will consider and vote upon a proposal to approve the Agreement. Pursuant to applicable law and the articles of incorporation and bylaws of PHFG and the articles of organization and bylaws of Family, respectively, no other business may properly come before the PHFG Special Meeting and the Family Special Meeting and any adjournment or adjournments thereof.

SHARES OUTSTANDING AND ENTITLED TO VOTE; RECORD DATE

         The close of business on ________ ___, 1996 has been fixed by the PHFG Board as the Record Date for the determination of holders of PHFG Common Stock entitled to notice of and to vote at the PHFG Special Meeting and any adjournment or adjournments thereof. At the close of business on the Record Date, there were ________ shares of PHFG Common Stock outstanding and entitled to vote. Each share of PHFG Common Stock entitles the holder thereof to one vote at the PHFG Special Meeting on all matters properly presented thereat.

         The close of business on ________ ___, 1996 has been fixed by the Family Board as the Record Date for the determination of holders of Family Common Stock entitled to notice of and to vote at the Family Special Meeting and any adjournment or adjournments thereof. At the close of business on the Record Date, there were ________ shares of Family

Common Stock outstanding and entitled to vote. Each share of Family Common Stock entitles the holder thereof to one vote at the Family Special Meeting on all matters properly presented thereat.

VOTES REQUIRED

         A quorum, consisting of the holders of a majority of the issued and outstanding shares of PHFG Common Stock or Family Common Stock, as the case may be, must be present in person or by proxy before any action may be taken at the PHFG Special Meeting or the Family Special Meeting, as the case may be. A majority of the votes cast at the PHFG Special Meeting by holders of PHFG Common Stock, voting in person or by proxy, on the proposal to approve the Agreement is necessary to approve the Agreement on behalf of PHFG, and the affirmative vote of the holders of two thirds of the outstanding shares of Family Common Stock, voting in person or by proxy, is necessary to approve the Agreement on behalf of Family.

         The proposal to adopt the Agreement is considered a "non-discretionary item" whereby brokerage firms may not vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Abstentions and such broker "non-votes" at the PHFG Special Meeting and the Family Special Meeting will be considered in determining the presence of a quorum at the PHFG Special Meeting and the Family Special Meeting, respectively, but will not be counted as a vote cast with respect to the Agreement. Abstentions and broker "non-votes" will have no effect on the voting with respect to the proposal to adopt the Agreement at the PHFG Special Meeting. However, because the proposal to adopt the Agreement is required to be approved by the holders of two thirds of the outstanding shares of Family Common Stock, abstentions and broker "non-votes" will have the same effect as a vote against this proposal at the Family Special Meeting.

VOTING AND REVOCATION OF PROXIES

         Each copy of this Prospectus/Joint Proxy Statement mailed to holders of PHFG Common Stock and Family Common Stock is accompanied by a form of proxy for use at the PHFG Special Meeting or the Family Special Meeting, as the case may be. Any shareholder executing a proxy may revoke it at any time before it is voted by (i) filing with the Secretary of PHFG (in the case of a PHFG shareholder) or the Secretary of Family (in the case of a Family shareholder) at the address of PHFG or Family set forth on its respective Notice of Special Meeting of Shareholders, written notice of such revocation; (ii) executing a later-dated proxy; or (iii) attending the PHFG Special Meeting or the Family Special Meeting, as applicable, and giving notice of such revocation in person. Attendance at the applicable Special Meeting will not, in and of itself, constitute revocation of a proxy.

         Each proxy returned to PHFG or Family (and not revoked) by a holder of PHFG Common Stock and Family Common Stock, respectively, will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the proxy will be voted for approval of the Agreement.

         It is not expected that any matter other than those referred to herein will be brought before either of the Special Meetings. If other matters are properly presented, however, the persons named as proxies will vote in accordance with their judgment with respect to such matters. The parties may propose one or more adjournments of the PHFG Special Meeting or the Family Special Meeting, as the case may be, in order to permit further solicitation of proxies in favor of the Agreement. No proxy which is voted against the proposal to approve the Agreement, however, will be voted in favor of any such adjournment.

SOLICITATION OF PROXIES

         Each of PHFG and Family will bear its costs of mailing this Prospectus/Joint Proxy Statement to its shareholders, as well as all other costs incurred by it in connection with the solicitation of proxies from its shareholders on behalf of its Board of Directors, except that PHFG and Family will share equally the cost of printing this Prospectus/Joint Proxy Statement. In addition to solicitation by mail, the directors, officers and employees of each company and its subsidiaries may solicit proxies from shareholders of such company by telephone, telegram or in person without compensation other than reimbursement for their actual expenses. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and PHFG or Family, as the case may be, will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

         PHFG and Family have retained ________ and _________, respectively, professional proxy solicitation firms, to assist PHFG and Family, respectively, in the solicitation of proxies. The fee payable to such firms in connection with the Merger is $______ and $______ in the case of PHFG and Family, respectively, plus in each case reimbursement for reasonable out-of-pocket expenses.

                                   THE MERGER

         The following information relating to the Merger does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached to this Prospectus/Joint Proxy Statement as Annex I. All shareholders are urged to read the Agreement carefully.

GENERAL

         In accordance with the terms of and subject to the conditions set forth in the Agreement, Family will be merged with and into PHMC, with PHMC as the surviving corporation of the Merger. Upon consummation of the Merger, PHMC shall succeed to all the rights, obligations and properties of Family, the separate corporate existence of which shall cease as a result of the Merger.

         The Agreement provides that at the Effective Time each outstanding share of Family Common Stock (other than (i) any dissenting shares under the MBCL and (ii) any shares held by PHFG or a subsidiary thereof other than in a fiduciary capacity or in satisfaction of a debt previously contracted) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 1.26 shares of PHFG Common Stock, subject to possible adjustment under certain circumstances, plus cash in lieu of any fractional share interest.

         No fractional shares of PHFG Common Stock shall be issued in the Merger to holders of shares of Family Common Stock. Each holder of shares of Family Common Stock who otherwise would have been entitled to a fraction of a share of PHFG Common Stock shall receive in lieu thereof, at the time of surrender of the certificate or certificates representing such holder's shares of Family Common Stock, an amount of cash (without interest) determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the closing per share price of the PHFG Common Stock on NASDAQ on the business day preceding the Effective Time.

         Each of the PHFG Board and the Family Board has unanimously approved the Agreement and the transactions contemplated thereby and believes that the Merger is fair to and in the best interests of PHFG and Family, respectively, and its respective shareholders. ACCORDINGLY, THE BOARD OF DIRECTORS OF EACH OF PHFG AND FAMILY UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF PHFG AND FAMILY, RESPECTIVELY, VOTE "FOR" APPROVAL OF THE AGREEMENT.

BACKGROUND OF THE MERGER

         Over the past several years, the Family Board and its senior executive officers have regularly reviewed Family's strategic alternatives with the assistance of Family's financial advisor. These reviews have focused on assessing Family's opportunities for increasing long-term shareholder value, including opportunities for enhancing earnings internally and for growth through possible strategic acquisitions or affiliations with other financial institutions. Family's successful acquisitions of Lowell Institution for Savings from the FDIC in 1991 and Plaistow Bank and Trust Company in 1994 ("Plaistow") were two results of Family's long-term strategic planning process.

         In 1995, the first full year of operations that included Plaistow, Family enjoyed record earnings of approximately $8.0 million. Although gratified by this success and optimistic about its ability to maintain this level of earnings, Family recognized that its ability to continually produce increasing earnings growth in the future would be difficult for a number of reasons, including intense competition for loans in Family's market, the fact that Family's operating expenses had already been reduced to a level below peer averages and the reduced availability of small in-market banks that might be acquisition targets.

         In early 1996, after an extensive review of the banking environment, Family's management and Board concluded that, while Family was poised to continue earning a good return for its shareholders, it was appropriate to explore whether a strategic combination with another financial institution might have the potential for creating even greater shareholder value. Exploring possible strategic alliances seemed especially advisable following the late 1995 announcements of two significant New Hampshire bank acquisitions (including PHFG's acquisition of BNHC), which resulted in increasing attention being focused on Merrimack Valley financial institutions as potential acquisition targets.

         Given PHFG's recent acquisition activity in New Hampshire (contiguous to Family's New Hampshire franchise), its financial strength, and its community banking focus, it appeared to Family that PHFG might have a strong strategic interest in Family's franchise and that an affiliation with PHFG might be possible on terms that would enhance long-term, shareholder value. Therefore, after consulting with members of the Family Board's Mergers and Acquisitions Committee, Family's President, David Hindle, scheduled a meeting for January 16, 1996 with PHFG's President, William Ryan. At that meeting, Mr. Hindle and

Mr. Ryan spoke in general terms about the two companies' business philosophies, their complementary geographic and product franchises and the rationale for a potential business combination between them. At that meeting, Mr. Ryan indicated that PHFG was interested in moving into northern Massachusetts and that, although there were other possible targets in Family's market, Family appeared to be the most attractive vehicle for an entrance into northern Massachusetts for a variety of reasons, including Family's geographic franchise and earnings performance.

         Following the initial meeting between the two presidents, the Family Board met on January 19, 1996 to discuss strategic alternatives available to Family, including the pursuit of potential acquisition targets, adopting a "wait and see" attitude toward the consolidation activity in the New England market, pursuing a "merger of equals" with another similarly-sized institution or exploring a strategic affiliation with a larger institution such as PHFG. After much discussion of various options available to Family, the Family Board agreed that it made sense to keep the lines of communication open with PHFG, with the understanding that PHFG was not in a position to engage in serious negotiations at that time in light of its pending acquisition of BNHC. To that end, Mr. Hindle and Mr. Ryan continued their informal discussions at two subsequent meetings, on February 22, 1996 and March 14, 1996.

         During this period, Family's management, with the assistance of MB&D, its financial advisor, continued to consider whether or not there were other possible strategic partners that seemed as potentially attractive as PHFG from a shareholder, employee, and strategic "fit" perspective. After determining that only New England-based financial institutions would be likely to have a strategic interest in an $890 million institution headquartered in the Merrimack Valley, Family compiled a list of New England institutions that appeared to have the financial capability to pursue a combination with Family. State laws limiting total deposits in Massachusetts and New Hampshire appeared to place certain large financial institutions at a disadvantage as potential partners. Of those few institutions remaining on the list, Family and its advisors made judgments (based on publicly-available information) about the apparent depth of financial capacity, the apparent strategic logic of an entrance into Family's markets and the apparent cultural "fit" with Family's community banking philosophy. Based upon this analysis, Family confirmed its earlier judgment that PHFG appeared to be the most logical potential partner, and would be most likely to be in a position to enter into a strategic alliance on terms that would be attractive to Family's shareholders, employees, customers and community.

         At a meeting of the Family Board on March 25, 1996, representatives of MB&D and Foley, Hoag & Eliot (Family's legal counsel) made presentations to the Family Board outlining various factors to be considered in evaluating various strategic alternatives, including remaining an independent entity, seeking to acquire smaller institutions, seeking a merger of equals and entering into a strategic combination with a larger institution. Family's financial advisor also reviewed with the Family Board an analysis of PHFG and the other New England financial institutions that appeared to have the financial capacity to consider a transaction with Family. After the presentations and lengthy discussions, the Family Board authorized Mr. Hindle to seek a nonbinding expression of interest from PHFG, outlining the proposed terms of a possible business combination.

         On March 28, 1996, Family received a letter from PHFG which indicated PHFG's interest in discussing a transaction with Family and proposed in general terms the structure of a possible transaction and potential plans for integrating the combined companies. The

March 28 letter summarized the informal discussions that Mr. Hindle and Mr. Ryan had held, but did not constitute an offer or propose any financial terms of a possible transaction. The March 28 letter included a Confidentiality Agreement, which the parties signed as of April 3, 1996.

         During the month of April, Family and PHFG were occupied with other matters, including preparing for their respective annual shareholders meetings, and as a result the parties held no further meetings until May 3, 1996. At the May 3 meeting, Family and PHFG exchanged and discussed certain confidential financial information to enable the parties to further assess the viability of a business combination between them. Over the next several days, officers of PHFG and Family continued to exchange confidential financial and operational data.

         On May 15, 1996, PHFG sent a letter to Family setting forth a proposed exchange ratio and other terms of a possible combination. Over the next several days, senior management and financial advisors of each of Family and PHFG continued to discuss the financial and other terms of the proposed merger, including the Exchange Ratio, and issues relating to the management and operations of the parties following the Merger. During this period the Exchange Ratio was determined on the basis of arms'-length negotiations between the parties.

         On May 22, 1996, the Family Board met to discuss the terms of the proposal. Mr. Hindle reviewed with the Family Board the reasons for and the potential benefits of the Merger, and Family's financial and legal advisors made further presentations about the terms of the proposal, the available alternatives and the factors to be considered. After a lengthy discussion, the Family Board authorized management to move forward to negotiate the terms of a definitive Merger Agreement for presentation to the Family Board at a meeting the following week.

         Over the next week, the parties and their representatives conducted due diligence with respect to the other's financial condition and other relevant matters. Also during that week, the parties and their legal counsel negotiated the terms of the definitive Agreement and the Stock Option Agreements. Family representatives met with Family's legal and financial advisors on May 27, 1996 to discuss a draft Agreement and the provisions requiring further negotiation. After discussing various provisions with PHFG representatives by phone and circulating written comments by fax, the parties and their legal and financial advisors met on May 28 to negotiate the remaining issues in the Agreement.

         On May 29, 1996, Mr. Hindle met with each of the Family directors individually to deliver drafts of the Agreement for their review and to inform them of the status of the negotiations.

         At a meeting on May 30, 1996, the Family Board met to consider the Agreement in final form. The Family Board heard detailed reports on the results of the due diligence on the financial condition and operations of PHFG, including its recently-acquired subsidiary, Bank of New Hampshire. Family's legal counsel reviewed the terms of the Agreement, the Stock Option Agreements and the Stockholders Agreement. Representatives of MB&D made a detailed presentation regarding the financial terms of the Merger, and advised the Family Board that, in the opinion of MB&D, and based on facts known to MB&D at that date, the Exchange Ratio was fair, from a financial point of view, to the Family shareholders as of that date, and that absent significant change in the two companies' financial condition or in the market for their securities, MB&D anticipated that it would be prepared to issue a similar written opinion as of the date of the proxy statement mailed to shareholders of Family to solicit approval of the Agreement. After several hours of discussion, the Family Board unanimously voted to approve the Agreement and the Stock Option Agreements and the transactions contemplated thereby.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

         Family. In reaching its determination to approve and adopt the Agreement and the transactions contemplated thereby, the Family Board considered a number of factors, including, without limitation, the following:

                  (i) the Family Board's belief, based on the analysis of and presentation to the Family Board by MB&D of Family's strategic alternatives, that the Merger represented an attractive strategic alternative to Family for enhancing shareholder value;

                  (ii) the Family Board's review of the banking environment in which Family is now, and in the future would be, competing, including, but not limited to, the significant consolidation and increasingly competitive climate in the banking and financial services markets, both in the United States as a whole and in New England in particular, and the prospect for further changes in these markets;

                  (iii) the Family Board's view of the increasing importance of the economies of scale and of access to greater financial resources to a bank's ability to capitalize on opportunities in the banking and financial services markets;

                  (iv) the Family Board's review, with the assistance of management and MB&D, of the financial condition, results of operations, business and overall prospects of PHFG, as well as of management's best estimates of Family's prospects;

                  (v) the financial presentation of MB&D and the opinion of MB&D as to the fairness from a financial point of view of the Exchange Ratio to Family and its shareholders (see "The Merger - Opinions of Financial Advisors - Family");

                  (vi) the anticipated cost savings and operating efficiencies available to the combined institution from the Merger;

                  (vii) the Family Board's belief that the terms of the Agreement are attractive in that the agreement allows Family shareholders to become shareholders in a combined institution with a strong competitive position in the Maine, New Hampshire and northern Massachusetts markets while permitting the continued existence of Family Bank and the "Family Bank" name;

                  (viii) the Family Board's belief that the Merger provides an opportunity for the shareholders of Family to receive an increase in dividends;

                  (ix) the Family Board's assessment that affiliation with a community-based institution would put Family in a good position to be able to continue its high level of personal service to its customers and the Massachusetts and New Hampshire communities that it serves;

                  (x) the expected effects of the Merger on Family's other constituencies, including its senior management and other employees and the communities served by Family and Family Bank;

                  (xi) the Family Board's awareness and assessment of the potential that the Merger could be expected to provide more Family employees with continued employment and other benefits than certain other potential business combinations might have provided (see "The Merger - Interests of Certain Persons in the Merger");

                  (xii) the expectation that the Merger will generally be a tax-free transaction to Family and its shareholders (see "The Merger - Certain Federal Income Tax Consequences"); and

                  (xiii) the nature of, and likelihood of obtaining, the regulatory approvals that would be required with respect to the Merger.

         The foregoing discussion of the information and factors discussed by the Board of Directors is not meant to be exhaustive but is believed to include all material factors considered by Family's Board. The Board did not quantify or attach any particular weight to the various factors that it considered in reaching its determination that the Merger is in the best interests of Family and its shareholders.

         FOR THE REASONS DESCRIBED ABOVE, THE FAMILY BOARD HAS DETERMINED THE MERGER TO BE FAIR TO AND IN THE BEST INTERESTS OF FAMILY AND ITS SHAREHOLDERS AND HAS UNANIMOUSLY APPROVED THE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER. ACCORDINGLY, THE FAMILY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AGREEMENT.

         PHFG. In reaching its determination to approve and adopt the Merger Agreement and the transactions contemplated thereby, the PHFG Board considered a number of factors, including, without limitation, the following:

                  (i) the PHFG Board's review, with the assistance of management and of Keefe Bruyette, of the financial condition, results of operations, business and overall prospects of Family;

                  (ii) the fact that Family's strong banking franchise is contiguous to PHFG's existing banking franchise in New Hampshire and that the Merger would result in PHFG having a significant presence in important markets in northern Massachusetts;

                  (iii) the enhanced ability of the combined entity to compete against larger competitors;

                  (iv) the financial presentations of senior management and Keefe Bruyette and the opinion of Keefe Bruyette as to the fairness of the Exchange Ratio from a financial point of view to the PHFG shareholders (see "The Merger - Opinions of Financial Advisors - PHFG");

                  (v) the anticipated cost savings and operating efficiencies available to the combined institution from the Merger;

                  (vi) the expectation that the Merger will be a tax-free transaction to PHFG and its subsidiaries;

                  (vii) the nature of, and likelihood of obtaining, the regulatory approvals that would be required with respect to the Merger; and

                  (viii) the estimated effects of a program to repurchase approximately 2.6 million shares of PHFG Common Stock in connection with the acquisition of Family (see "Pro Forma Combined Consolidated Financial Information").

         The foregoing discussion of the information and factors discussed by the Board of Directors is not meant to be exhaustive but is believed to include all material factors considered by PHFG's Board. The Board did not quantify or attach any particular weight to the various factors that it considered in reaching its determination that the Merger is in the best interests of PHFG and its shareholders.

         FOR THE REASONS DESCRIBED ABOVE, THE PHFG BOARD HAS DETERMINED THE MERGER TO BE FAIR TO AND IN THE BEST INTERESTS OF PHFG AND ITS SHAREHOLDERS AND HAS UNANIMOUSLY APPROVED THE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER. ACCORDINGLY, THE PHFG BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AGREEMENT.

OPINIONS OF FINANCIAL ADVISORS

         Family. MB&D has delivered to the Family Board its written opinion, as of the date of this Prospectus/Joint Proxy Statement, that the Exchange Ratio is fair, from a financial point of view, to Family's shareholders. MB&D has acted as financial advisor to Family since July 1995 in connection with Family's ongoing strategic planning process, including the evaluation of strategic and business plans, the evaluation of hypothetical affiliation opportunities and a variety of general corporate finance issues. In addition, one of the members of MB&D's Corporate Finance Department served as Family's financial advisor for over three years prior to his affiliation with MB&D.

         MB&D advised Family during the negotiation process leading up to the execution of the Agreement and provided Family with various analyses as to the range of financially feasible exchange ratios that might be received in a hypothetical transaction. Representatives of MB&D met with the executive management and the Family Board on a number of occasions in connection with the preparation and analysis of Family's strategy. Family consulted with MB&D in connection with its negotiation of the Exchange Ratio.

         MB&D was retained based on its qualifications and experience in the financial analysis of banking and thrift institutions, knowledge of the Massachusetts and New England banking markets and its experience with merger and acquisition transactions involving banking institutions. Members of the Corporate Finance Department of MB&D have advised financial institution clients on more than 50 successfully completed mergers or acquisitions of financial institutions, many of those in the New England marketplace.

         The full text of the opinion of MB&D, which sets forth assumptions made, matters considered and limits on the review undertaken by MB&D, is attached hereto as Annex V. Family's shareholders are urged to read the opinion in its entirety. MB&D's opinion is directed only to the Exchange Ratio and does not constitute a recommendation to any holder of Family Common Stock as to how such holder should vote on the Agreement. The summary of the opinion of MB&D set forth in this Prospectus/Joint Proxy Statement was provided to Family by MB&D and is qualified in its entirety by reference to the full text of the opinion itself. MB&D's opinion was necessarily based upon conditions as they existed and should be evaluated on the date hereof and the information made available to MB&D through the date hereof.

         In arriving at its opinion, MB&D (i) reviewed the Agreement and this Prospectus/Joint Proxy Statement in substantially the form to be sent to Family shareholders; (ii) reviewed publicly available business and financial information with respect to both Family and PHFG and certain internal financial information and financial projections prepared by the managements of Family and PHFG; (iii) held discussions with members of the senior management and Family Board concerning the past and current results of operations of Family, its current financial condition and management's opinion of its future prospects;
(iv) reviewed the historical reported price and record of trading volume for the Family Common Stock and the PHFG Common Stock; (v) held discussions with the senior management of PHFG concerning the current and past results of operations of PHFG, its current financial condition and management's opinion of its future prospects; (vi) considered the current state of and future prospects for the economies of Massachusetts, Maine and New Hampshire generally and the relevant market areas for Family and PHFG in particular; (vii) reviewed the specific acquisition analysis models employed by MB&D to evaluate potential business combinations of banking companies; (viii) reviewed the reported financial terms of certain recent business combinations in the banking industry; and (ix) performed such other studies and analyses as MB&D considered appropriate under the circumstances associated with this particular transaction. No limitations were imposed by the Family Board upon MB&D with respect to the investigations made or procedures followed by MB&D in rendering its opinions.

         MB&D's opinion takes into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and its knowledge of the banking industry generally. For purposes of reaching its opinion, MB&D has assumed and relied upon the accuracy and completeness of the information provided to it by Family and PHFG, and does not assume any responsibility for the independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of either Family or PHFG. With respect to the financial projections reviewed by MB&D in the course of rendering its opinion, MB&D has assumed that such projections have been reasonably prepared to reflect the best currently available estimates and judgment of the management of each of Family and PHFG as to the most likely future performance of their respective companies.

         The following is a summary of material analyses employed by MB&D in connection with rendering its written opinion. Given that it is a summary, it does not purport to be a complete and comprehensive description of all the analyses performed, or an enumeration of all the matters considered by MB&D in arriving at its opinion. The preparation of a fairness opinion is a complicated process, involving a determination as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to a summary description. In arriving at its fairness opinion, MB&D did not attribute any particular weight to any one specific analysis or factor considered by it and made qualitative as well as quantitative judgments as to the significance of each analysis and factor. Therefore, MB&D believes that its analyses must be considered as a whole and believes that attributing undue weight to any single analysis or factor considered could create a misleading or incomplete view of the process leading to the formation of its opinion. In its analyses, MB&D has made certain assumptions with respect to banking industry performance, general business and economic conditions and other factors, many of which are beyond the control of management of either Family or PHFG. Any estimates which are referred to in MB&D's analyses are not necessarily indicative of actual values or predictive of future results or values, which may vary significantly from those set forth.

         (a) Analysis of the Anticipated Merger and the Exchange Ratio in Relation to PHFG. The consideration of the Exchange Ratio, valued at the closing price of the Family Common Stock, $22.25, on the day prior to the announcement of the Agreement (May 30, 1996), and the closing price of the PHFG Common Stock, $19.75, on the day prior to the announcement of the Agreement, as well as the 30-day average closing price of the PHFG Common Stock, $20.51, on the day prior to the announcement of the Agreement, represents the following transaction multiples:

         Transaction value: $24.89 per share of Family Common Stock based upon the PHFG Common Stock closing price on May 30, 1996 and $25.84 based upon the 30-day average closing price for the PHFG Common Stock for the period ended May 30, 1996.

         Multiple of earnings based upon the May 30, 1996 PHFG Common Stock single-day closing price: (i) 12.76 times Family's annualized earnings per share for the 12 months ended March 31, 1996; (ii) 13.10 times Family's earnings per share for 1995 and (iii) 11.91 times Family's budgeted earnings per share for 1996.

         Multiple of earnings based upon the 30-day average closing price for the PHFG Common Stock for the period ended May 30, 1996: (i) 13.25 times Family's annualized earnings per share for the 12 months ended March 31, 1996;
(ii) 13.60 times Family's earnings per share for 1995 and (iii) 13.89 times Family's budgeted earnings per share for 1996.

         Multiple of tangible book value based upon the May 30, 1996 PHFG Common Stock single-day closing price: 1.61 times Family's tangible book value per share as of March 31, 1996.

         Multiple of tangible book value based upon the 30-day average closing price for the PHFG Common Stock for the period ended May 30, 1996: 1.68 times Family's tangible book value per share as of March 31, 1996.

         Multiple of book value based upon the May 30, 1996 PHFG Common Stock single-day closing price: 1.48 times Family's book value per share as of March 31, 1996.

         Multiple of book value based upon the 30-day average closing price for the PHFG Common Stock for the period ended May 30, 1996: 1.53 times Family's book value per share as of March 31, 1996.

         Multiple of market value based upon the May 30, 1996 PHFG Common Stock single-day closing price: The approximate $24.89 in market value of the consideration for each share of Family Common Stock based upon the PHFG Common Stock closing price on the day prior to the announcement of the Agreement represents a 12% premium over the closing price of a share of Family Common Stock reported on NASDAQ on May 30, 1996 and a 26% premium over the six-month average closing price of the Family Common Stock.

         Multiple of market value based upon the 30-day average closing price for the PHFG Common Stock for the period ended May 30, 1996: The approximate $25.84 in market value of the consideration per share of Family Common Stock based upon the 30-day average closing price of the PHFG Common Stock represents a 16% premium to the closing price of the Family Common Stock reported on NASDAQ on May 30, 1996 and a 30% premium over the six-month average closing price of the Family Common Stock.

         (b) Specific Acquisition Analysis. MB&D employs a number of proprietary analysis models to examine hypothetical transactions involving banking and/or thrift companies. The models use forecast earnings data, selected current period balance sheet and income statement data, current market and trading information and a number of assumptions as to interest rates for borrowed funds, opportunity costs of funds, discount rates, dividend streams, effective tax rates and transaction structures (the alternative or combinative uses of common equity, cash, debt or other securities to fund a transaction). The models distinguish between purchase and pooling accounting treatments and inquire into the likely economic feasibility of a given hypothetical transaction, at a given price level or specified exchange rate and employing a specified transaction structure. The models also permit an examination of pro forma capital adequacy.

         In connection with the Agreement, MB&D evaluated the Exchange Ratio in an all common stock purchase accounting transaction based on PHFG's stated intent to repurchase approximately 2.6 million shares of PHFG Common Stock in connection with the acquisition of Family. Based upon the financial projections of the respective managements and after consideration of the potential for the realization of reasonable expense savings which are expected by PHFG and Family to result from the consolidation of selected operational functions of Family and PHFG, little or no ongoing earnings dilution is projected to result from the contemplated transaction. MB&D anticipates that if the potential for cost savings is realized, the transaction will become accretive to the projected future stand-alone earnings per share of PHFG. Such accretion may be further enhanced as identified product cross-selling opportunities and other revenue enhancement options are pursued.

         (c) Discounted Cash Flow Analysis. MB&D also completed two discounted cash flow analyses to permit the conceptual examination of the present discounted values of potential future results employing selected assumptions and discount rates.

         In the first discounted cash flow analysis, MB&D discussed with the management of Family a projection of hypothetical earnings per share results for calendar years 1996, 1997 and 1998 of $2.09, $2.35 and $2.71, respectively, with subsequent earnings equal to a return on assets of 1.25%, and employed a hypothetical dividend pay-out ratio assumption which depicted average annual pay-outs as a percentage of earnings increasing gradually from a level of 22% to 40% over a five-year period and a long-term growth rate of 4.0%. MB&D then assumed that the control sale price/earnings ratio at the end of a five-year period would approximate 12.5 times earnings, and in a separate exercise, a price to tangible book value ratio of 160%. Given the five-year time horizon and a discount rate of 12.5%, these cash flow calculations resulted in a range of present discounted values of cash flows of $21.38 to $23.99, which can be compared to the nominal present value of the proposed Exchange Ratio of approximately $25.84 based upon the trailing 30-day average closing price of the PHFG Common Stock and $24.89 based upon the closing price of the PHFG Common Stock on the day before announcement of the Agreement.

         In the second discounted cash flow analysis, MB&D employed an earnings annuity concept in which it assumed that future earnings for Family would result in a return on average equity of 1.25% in the twelve months subsequent to March 31, 1996 for the five following years, with average asset growth equal to 4.0% in the twelve months subsequent to March 31, 1996 for the five following years, and that the dividend pay-out ratio would increase to 30% for the five-year period. MB&D employed a discount rate for all cash flows of 12.5% and a long-term growth rate of earnings in years six and beyond of 4.0% annually. Given a five-year time horizon, this resulted in a present discounted value of the resulting cash flows of $24.69, which can be compared to the nominal present value of the proposed Exchange Ratio of approximately $25.84 based upon the trailing 30-day average closing price of the PHFG Common Stock and $24.89 based upon the closing price of the PHFG Common Stock on the day before announcement of the Agreement.

         It is important to note that the discount factors employed embody both the concept of a riskless time value of money and risk factors that reflect the uncertainty of the forecast cash flows and terminal price/earnings multiples. Use of higher discount rates would result in lower discounted present values. Conversely, use of lower discount rates would result in higher discounted present values. MB&D advised the Family Board that although discounted cash flow analysis is a widely used valuation methodology, it relies on numerous assumptions, including discount rates, terminal values, earnings and asset growth, as well as dividend payout ratios. Any or all of these assumptions may vary from actual future performance and results.

         MB&D also considered the fact that Family shareholders would substantially increase their prospect for annual dividends based upon current and projected dividend streams of both Family and PHFG. Based upon an annualization of the quarterly dividend payout rate of PHFG as of May 30, 1996, Family shareholders would receive an equivalent dividend per share of Family Common Stock of $0.86 per year based on the Exchange Ratio, which represents a 79% increase in the annualized dividend of $0.48 per share of Family Common Stock being paid by Family at May 30, 1996.

         (d) Analysis of Other Comparable Transactions. MB&D is reluctant to place excessive emphasis on "comparables analysis" as a valuation methodology due to what it considers to be inherent limitations of the application of the results to specific cases. It has observed that such analysis as employed by some industry observers and financial advisors frequently fails to adequately take into consideration such factors as material differences in the underlying capitalization of the comparable institutions which are being acquired; differences in the historic earnings (or loss) patterns recorded by the compared institutions which can depict a very different trend than might be implied by examining only recent financial results; failure to exclude non-recurring profit or loss items from the last twelve months' earnings streams of target companies, which can distort apparent earnings multiples; differences in the form or forms of consideration used to complete the transaction; differences between the planned method of accounting for the completed transaction; and such less accessible factors as the relative population, business and economic demographics of the acquired entities' markets as compared or contrasted to such factors for the markets in which comparable entities are doing business. Comparables analysis also rarely seems to take into consideration the degree of facilities overlap between the acquirer's market and that of the target or the absence of such overlap and the resulting cost savings differentials between otherwise apparently comparable transactions. MB&D consequently believes that comparables analysis has limitations.

         Nevertheless, between March and May of 1996, MB&D reviewed a universe of 27 publicly announced transactions in the financial institutions industry in which either a bank or a thrift (or their respective holding companies) engaged in the acquisition of another financial institution. These transactions were announced after August 1, 1994 and prior to May 30, 1996. All of the examined transactions involved entities doing business in New England.

         The 27 transactions reviewed by MB&D are as follows: Hubco Inc.'s acquisition of Hometown Bancorp.; CFX Corporation's acquisition of Milford Co-op Bank; Hubco Inc.'s acquisition of Lafayette American Bank and Trust Company; CFX Corporation's acquisition of The Safety Fund Corporation; NE Community Bancorp's acquisition of Manchester State Bank; Citizens Financial Group, Inc.'s acquisition of First NH Banks, Inc.; Bank of Boston Corporation's acquisition of BayBanks, Inc.; PHFG's acquisition of BNHC; Chittenden Corp.'s acquisition of Flagship Bank & Trust; Community Bankshares' acquisition of Centerpoint Bank; Center Financial Corp.'s acquisition of Great Country Bank; Albank Financial Corp.'s acquisition of Marble Financial Corp.; Webster Financial Corp.'s acquisition of Shelton Bancorp; The Co-operative Bank of Concord's acquisition of Bank of Braintree; Bank of New York Co.'s acquisition of Putnam Trust Co.; BayBanks, Inc.'s acquisition of Cornerstone Financial; Main Street Community Bancorp's acquisition of Lexington Savings Bank; PHFG's acquisition of Bankcore, Inc.; Fleet Financial Group, Inc.'s acquisition of Shawmut National Corporation; BayBanks, Inc.'s acquisition of NFS Financial Corp.; Peterborough Savings Bank's acquisition of Horizon Banks; Chittenden Corp.'s acquisition of Bank of Western Massachusetts; First NH Banks, Inc.'s acquisition of Great Bay Bankshares, Inc.; CFX Corporation's acquisition of Orange Savings Bank; Citizens Financial Group, Inc.'s acquisition of Quincy Savings Bank; Shawmut National Corporation's acquisition of Northeast Federal Corp.; and Fleet Financial Group, Inc.'s acquisition of NBB Bancorp, Inc. From this universe, MB&D selected 12 transactions involving the acquisition of thrift institutions as being most representative of the PHFG/Family transaction.

         The 12 transactions selected as most representative were: CFX Corporation's acquisition of Milford Co-op Bank; Center Financial Corp.'s acquisition of Great Country

Bank; Albank Financial Corp.'s acquisition of Marble Financial Corp.; Webster Financial Corp.'s acquisition of Shelton Bancorp; The Co-operative Bank of Concord's acquisition of Bank of Braintree; Main Street Community Bancorp's acquisition of Lexington Savings Bank; BayBanks, Inc.'s acquisition of NFS Financial Corp.; First NH Banks, Inc.'s acquisition of Great Bay Bankshares, Inc.; CFX Corporation's acquisition of Orange Savings Bank; Citizens Financial Group, Inc.'s acquisition of Quincy Savings Bank; Shawmut National Corporation's acquisition of Northeast Federal Corp.; and Fleet Financial Group, Inc.'s acquisition of NBB Bancorp, Inc.

         Within this group of 12 transactions, the median multiple of tangible book value paid by the acquiror was 152.5%, the maximum multiple paid was 199.3% and the minimum multiple was 95.6%. These statistics can be compared to multiples of tangible book value for the acquisition of Family based upon the values on the day before announcement of the Agreement, which amount to 167.7% based upon the nominal present value of the Exchange Ratio of approximately $25.84 based upon the trailing 30-day average closing price of the PHFG Common Stock on the day before announcement of the Agreement and 161.5% based upon the nominal present value of the Exchange Ratio of approximately $24.89 based upon the closing price of the PHFG Common Stock on the day before announcement of the Agreement.

         With respect to trailing 12 months earnings multiples for this same data sample of 12 transactions, the median price/earnings multiple paid was
12.75 and the maximum multiple was 16.74, while the minimum multiple was 9.95. These statistics can be compared to 12 months earnings multiples for the acquisition of Family based upon the indicated values on the day before announcement of the Agreement, which amount to 13.25 based upon the nominal present value of the Exchange Ratio of approximately $25.84 based upon the trailing 30-day average closing price of the PHFG Common Stock on the day before the announcement of the Agreement and 12.76 based upon the nominal present value of the Exchange Ratio of approximately $24.89 based upon the closing price of the PHFG Common Stock on the day before announcement of the Agreement.

         Pursuant to a letter agreement with Family dated May 30, 1996, MB&D will receive a fee of 1.0% of the value of the Merger consideration received by the shareholders of Family for services rendered to Family in conjunction with the proposed Merger. The fee represents compensation for services rendered in connection with the analysis of the transaction, participation in the negotiations between the parties and for the rendering of its opinions. Family paid MB&D $75,000 upon signing the letter agreement with MB&D, $200,000 following the execution of the Agreement and an additional $275,000 upon receipt of MB&D's opinion included in this Prospectus/Joint Proxy Statement. MB&D will be paid any additional amounts needed to bring the total compensation received to 1.0% of the transaction value at the time of closing of the transaction, or $1.1 million, whichever is less, provided that MB&D will receive no less than $880,000 in the event the Merger is consummated. Based upon a hypothetical transaction value of $120 million at consummation, MB&D would receive compensation of $1.1 million. In addition, Family has agreed to reimburse MB&D for its reasonable out-of-pocket expenses incurred in connection with the Merger. Family also has agreed to indemnify MB&D and its directors, officers and employees against certain losses, claims, damages and liabilities relating to or arising out of MB&D's engagement, including liabilities under the federal securities laws.

         PHFG. In the ordinary course of business Keefe Bruyette provides financial advisory and investment banking services to PHFG. In recent years these services have included acting as a financial advisor in connection with certain acquisitions by PHFG and as a financial advisor and a standby underwriter in connection with a public offering of PHFG Common Stock.

         Keefe Bruyette was selected to act as PHFG's financial advisor in connection with the acquisition of Family based upon its qualifications, expertise and reputation. Keefe Bruyette specializes in the securities of banking enterprises and regularly engages in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

         In the ordinary course of business, Keefe Bruyette may from time to time have long or short positions in, and buy or sell, debt and equity securities or options on securities of PHFG and Family.

         On May 28, 1996, at the meeting at which the PHFG Board approved and adopted the Agreement and the transactions contemplated thereby, Keefe Bruyette rendered its oral opinion to the PHFG Board that, as of such date, the Exchange Ratio was fair to the shareholders of PHFG from a financial point of view. That opinion was updated as of the date of this Prospectus/Joint Proxy Statement. In connection with its opinion dated the date of this Prospectus/Joint Proxy Statement, Keefe Bruyette also confirmed the appropriateness of its reliance on the analysis used to render its May 28, 1996 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions on which such analyses were based and the factors considered in connection therewith. No limitations were imposed by the PHFG Board upon Keefe Bruyette with respect to the investigations made or procedures followed by Keefe Bruyette in rendering its opinions.

         Keefe Bruyette's opinion is addressed to the Board of Directors of PHFG and does not constitute a recommendation as to how any shareholder of PHFG should vote with respect to the Merger.

         THE FULL TEXT OF THE OPINION OF KEEFE BRUYETTE, WHICH SETS FORTH A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED TO THIS PROSPECTUS/JOINT PROXY STATEMENT AS ANNEX VI AND IS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY. THE FOLLOWING SUMMARY OF THE OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

         In rendering its opinion, Keefe Bruyette (i) reviewed the Agreement, Annual Report to Shareholders of PHFG and Annual Reports on Form 10-K of PHFG and Family for the year ended December 31, 1995, certain interim reports to shareholders and Quarterly Reports on Form 10-Q of PHFG and Family and certain internal financial analyses and forecasts prepared by PHFG management; (ii) held discussions with members of senior management of PHFG regarding the past and current business operations, regulatory relationships, financial condition and future prospects of PHFG; (iii) compared certain financial and stock market information for PHFG and Family with similar information for certain other companies the securities of which are publicly traded; (iv) reviewed the financial terms of certain recent business combinations in the banking and thrift industries; and (v) performed such other studies and analyses as it considered appropriate.

         In conducting its review and arriving at its opinions, Keefe Bruyette relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or publicly available and Keefe Bruyette did not assume any responsibility for independently verifying any of such information. Keefe Bruyette relied upon the management of PHFG as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to it, and Keefe Bruyette assumed that such forecasts and projections reflect the best currently available estimates and judgments of PHFG and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by PHFG management. Keefe Bruyette also assumed that the aggregate allowances for loan losses for PHFG and Family are adequate to cover such losses. In rendering its opinion, Keefe Bruyette did not make or obtain any evaluations or appraisals of the property of PHFG or Family, nor did it examine any individual credit files.

         The following is a summary of the material financial analyses employed by Keefe Bruyette in connection with providing its oral opinion of May 28, 1996 and does not purport to be a complete description of all analyses employed by Keefe Bruyette.

         (a) Summary of the Family Transaction. Keefe Bruyette calculated the imputed per share value of the PHFG offer to holders of Family Common Stock based on an Exchange Ratio of 1.26 shares of PHFG Common Stock for each share of Family Common Stock and a PHFG Common Stock price of $19.88, which was the closing price of a share of PHFG Common Stock on NASDAQ on May 24, 1996. The resulting per share value of $25.04 was compared to Family's March 31, 1996 stated book value per share of $16.84 to render a multiple of 1.49 times book value per share, its March 31, 1996 stated tangible book value per share of $15.41 to render a multiple of 1.63 times tangible book value per share, its trailing twelve months earnings per share of $1.95 to render a multiple of 12.84 times twelve months trailing earnings per share, its estimated 1996 earnings per share of $2.05 as published by the Keefe Bruyette Research Department to render a multiple of 12.22 times estimated future earnings per share and its stock price of $24.00 as of May 24, 1996 to render a market premium of 4.34%. Keefe Bruyette also calculated a deposit premium of 7.04% by dividing the premium paid over tangible equity by the total deposits of Family as of March 31, 1996.

         (b) Contribution Analysis. Keefe Bruyette analyzed the relative contribution of each of Family and PHFG to certain balance sheet and income statement items, including assets, deposits, shareholders' equity and estimated earnings. Keefe Bruyette then compared the relative contribution of such balance sheet and income statement items, with the pro forma ownership percentage of approximately 18.0% for Family shareholders based on the Exchange Ratio. This does not give effect to the planned repurchase by PHFG of approximately 2.6 million shares of PHFG Common Stock in connection with the acquisition of Family. See "Pro Forma Combined Consolidated Financial Information." The contribution analysis showed that under the PHFG proposal, Family would contribute approximately 17.25% of the combined assets, 17.98% of the combined deposits, 16.71% of the combined tangible equity and 12.93% of the estimated 1996 combined net income.

         (c) Comparable Transaction Analysis. Keefe Bruyette analyzed certain comparable merger and acquisition transactions for financial institutions based upon the acquisition price relative to stated book value, stated tangible book value, latest twelve months earnings and projected earnings for the next fiscal year. The information analyzed was compiled by Keefe Bruyette from both internal sources and a data firm that monitors and publishes transaction summaries and descriptions of mergers and acquisitions in the financial services industry. The analysis included a review and comparison of the average book value multiples and median earnings multiples represented by a sample of recently completed or announced transactions, as segmented into: (a) all year to date May 28, 1996 announced transactions in which the selling institution was a thrift; (b) all transactions announced in 1995 in which the selling institution was a thrift located in New England; (c) transactions announced between January 1994 and May 1996 in which the seller was a thrift located in New England with assets greater than $500 million and less than $5 billion; and (d) transactions announced between January 1994 and May 1996 in which the seller was a commercial bank located in New England with assets greater than $500 million and less than $5 billion. The following thrift acquisitions comprised group (c): Bank of Boston Corporation acquisition of Boston Bancorp; BayBanks, Inc. acquisition of NFS Financial Corporation; Citizens Financial Group, Inc. acquisition of Quincy Savings Bank; Shawmut National Corporation acquisition of Northeast Federal Corp.; Fleet Financial Group, Inc. acquisition of NBB Bancorp, Inc.; and Bank of Boston Corporation acquisition of Pioneer Financial Cooperative Bank. The following bank transactions comprised group (d): Hubco, Inc. acquisition of Lafayette American Bank and Trust Company; PHFG acquisition of BNHC; Bank of New York Co. acquisition of Putnam Trust Co.; and KeyCorp, Inc. acquisition of Casco Northern Corporation from Bank of Boston Corporation.

         Based on stock price of PHFG of $19.88, the value to be issued in PHFG Common Stock was $25.04 per share of Family Common Stock. The relative multiples and implied transaction values for each of the comparable transaction groups are provided in the following table:

                                                                                                           Average
                                                                                                            Price/
                                                                          Average          Median         Estimated
                                                           Average         Price/          Price/            1996
                                                           Price/         Tangible        Last Four        Earnings
                                                         Book Value      Book Value       Quarters        Per Share
                                                         ----------      ----------       ---------       ---------
(a) Year to Date Nationwide Thrift Deals                   145.50%         150.00%         $19.50              NA

Implied Value per share of Family Common Stock            $ 24.50         $ 23.12           38.03              NA

(b) All New England Thrift Transactions 1995               150.40%         150.40%          12.80              NA

Implied Value per share of Family Common Stock            $ 25.33         $ 23.18           24.96              NA

(c) New England Comparable Thrift Transactions             174.15%         177.56%          14.77          $13.20

Implied Value per share of Family Common Stock            $ 29.33         $ 27.36           28.80           27.06

(d) New England Comparable Bank  Transactions              218.28%         224.19%          15.39           14.25

Implied Value per share of Family Common Stock            $ 36.76         $ 34.55           30.01           29.21


         The high and low implied value per share of Family Common Stock set forth in the above table is $38.03 and $23.12, respectively, and the average implied value per share of Family Common Stock with and without banking transactions set forth in the above table was $28.73 and $27.17, respectively.

         (d) Financial Impact Analysis. Keefe Bruyette analyzed the estimated financial impact of the Merger on PHFG based on various projections provided by management of PHFG, estimated purchase accounting adjustments provided by management of PHFG and the planned repurchase by PHFG of approximately 2.6 million shares of PHFG Common Stock in connection with the acquisition of Family. For additional information in this regard, see "Pro Forma Combined Consolidated Financial Information."

         The preparation of a fairness opinion is a complex process and is not necessarily amenable to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying Keefe Bruyette's opinion. In arriving at its fairness determination, Keefe Bruyette considered the results of all such analyses. None of the financial institutions selected for use in developing comparisons is identical to PHFG and none of the other acquisitions evaluated by Keefe Bruyette is identical to the Merger. Accordingly, Keefe Bruyette indicated to the PHFG Board that analyses of the results described above are not purely mathematical, but rather involve complex considerations and judgments concerning differences in operating and financial characteristics, including, among other things, differences in revenue composition and earnings performance among PHFG, Family and the selected companies and acquisitions reviewed. The analyses were prepared by Keefe Bruyette solely for the purpose of preparing its opinion of May 28, 1996 to the PHFG Board as to the fairness of the Exchange Ratio to the shareholders of PHFG, and do not purport to be appraisals or necessarily reflect the prices at which PHFG or its securities may actually be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses.

         The fairness opinion of Keefe Bruyette was provided to PHFG as part of its services under a retainer agreement between PHFG and Keefe Bruyette, pursuant to which PHFG pays to Keefe Bruyette an annual retainer of $50,000, plus reasonable expenses, and in anticipation of Keefe Bruyette's involvement in the repurchase program which PHFG intends to implement in connection with the acquisition of Family. See "Pro Forma Combined Consolidated Financial Information." Pursuant to the retainer agreement between PHFG and Keefe Bruyette, PHFG also agreed to reimburse Keefe Bruyette for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify Keefe Bruyette against certain liabilities, including liabilities under the federal securities laws.

EXCHANGE OF FAMILY COMMON STOCK CERTIFICATES

         At the Effective Time, each holder of a certificate or certificates theretofore evidencing issued and outstanding shares of Family Common Stock, upon surrender of the same to an agent, duly appointed by PHFG ("Exchange Agent"), shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of PHFG Common Stock into which the shares of Family Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted by virtue of the Merger. As promptly as practicable after the Effective Time (and in no event later than the fifth business day following the Effective Time), the Exchange Agent shall mail to each holder of record of an outstanding certificate which immediately prior to the Effective Time evidenced shares of Family Common Stock, and which is to be exchanged for PHFG Common Stock by virtue of the Merger, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent) advising such holder of the terms of the exchange effected by the Merger and of the procedure for surrendering to the Exchange Agent such certificate in exchange for a certificate or certificates evidencing PHFG Common Stock and cash in lieu of any fractional share interest. Upon surrender to the Exchange Agent of one or more certificates evidencing shares of Family Common Stock, together with a properly completed and executed letter of transmittal, the Exchange Agent will mail to the holder thereof after the Effective Time a certificate or certificates representing the number of full shares of PHFG Common Stock into which the aggregate number of shares of Family Common Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to the Agreement, plus cash in lieu of any fractional share interest. PHFG shall be entitled, after the Effective Time, to treat certificates representing shares of Family Common Stock as evidencing ownership of the number of full shares of PHFG Common Stock into which the shares of Family Common Stock represented by such certificates shall have been converted pursuant to the Agreement, notwithstanding the failure on the part of the holder thereof to surrender such certificates.

         After the Effective Time, there shall be no further transfer on the records of Family of certificates representing shares of Family Common Stock. If any such certificates are presented to Family or the transfer agent for the Family Common Stock for transfer after the Effective Time, they shall be cancelled against delivery of certificates for PHFG Common Stock in accordance with the Agreement.

         No dividends which have been declared on the PHFG Common Stock will be remitted to any person entitled to receive shares of PHFG Common Stock under the Agreement until such person surrenders the certificate or certificates representing Family Common Stock, at which time such dividends shall be remitted to such person, without interest.

ASSUMPTION OF FAMILY STOCK OPTIONS

         Directors, officers and employees of Family have been granted options (the "Family Options") to purchase shares of Family Common Stock, generally pursuant to Family's 1995 Incentive and Nonqualified Stock Option Plan, 1986 Incentive and Nonqualified Stock Option Plan and 1986 Nonemployees Nonqualified Stock Option Plan (collectively, the "Family Stock Option Plans"). Under the Agreement, each Family Option which is outstanding at the Effective Time, whether or not exercisable, shall cease to represent a right to acquire shares of Family Common Stock and shall be converted into an option to purchase shares of PHFG Common Stock, and PHFG shall assume each Family Option, in accordance with the terms of the applicable Family Stock Option Plan and stock option or other agreement by which it is evidenced, except that from and after the Effective Time, (i) PHFG and the Human Resources Committee of its Board of Directors shall be substituted for Family and the committee of Family's Board of Directors (including, if applicable, the entire Board of Directors of Family) administering such Family Stock Option Plan, (ii) each Family Option assumed by PHFG may be exercised solely for shares of PHFG Common Stock, (iii) the number of shares of PHFG Common Stock subject to such Family Option shall be equal to the number of shares of Family Common Stock subject to such Family Option immediately prior to the Effective Time multiplied by the Exchange Ratio, provided that any fractional shares of PHFG Common Stock resulting from such multiplication shall be rounded down to the nearest share, and (iv) the per share exercise price under each such Family Option shall be adjusted by dividing the per share exercise price under each such Family Option by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent. The Agreement also provides that within 30 days after the Effective Time, PHFG shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of PHFG Common Stock subject to such options and shall use its reasonable efforts to maintain the current status of the prospectus or prospectuses contained therein for so long as such options remain outstanding.

         As of the date of the Agreement, there were Family Options to purchase an aggregate of 233,606 shares of Family Common Stock outstanding, including Family Options held by Messrs. Hindle, Fahey, Trombley, LaFlamme and Fenn to purchase 20,358 shares, 22,858 shares, 22,608 shares, 3,657 shares and 28,250 shares, respectively, at prices which range from $3.33 per share to $17.50 share. The foregoing Family Options will be converted into options to purchase shares of PHFG Common Stock in the manner set forth in the Agreement to the extent that they are not exercised and do not expire in accordance with their terms prior to the Effective Time.

REPRESENTATIONS AND WARRANTIES

         In the Agreement each of PHFG and Family made customary representations and warranties relating to, among other things, (i) corporate organization and similar corporate matters; (ii) capital structure; (iii) authorization, execution, delivery, performance and enforceability of the Agreement; (iv) the absence of material conflicts or violations with organizational documents, applicable laws or material contracts or agreements; (v) required regulatory approvals; (vi) the absence of a Material Adverse Effect, as defined, since March 31, 1996; (vii) the absence of material litigation; (viii) compliance with applicable laws; (ix) the accuracy of documents filed with the SEC and banking authorities; (x) employee benefit plans and related matters; (xi) tax returns and payment of taxes; (xii) environmental matters; (xiii) brokers' and finders' fees; and (xiv) the accuracy of information relating to it in this Prospectus/Joint Proxy Statement.

CONDITIONS TO THE MERGER

         The Agreement provides that consummation of the Merger is subject to the satisfaction of certain conditions, or the waiver of such conditions by the party or parties entitled to do so, at or before the Effective Time. Each of the parties' obligations under the Agreement is subject to the following conditions:
(i) all corporate action (including without limitation approval by the requisite votes of the shareholders of PHFG and Family) necessary to authorize the execution and delivery of the Agreement and consummation of the transactions contemplated thereby shall have been duly and validly taken; (ii) the receipt of all necessary regulatory approvals and consents required to consummate the Merger by any governmental authority, and the expiration of all notice periods and waiting periods with respect thereto, provided, however, that no required approval or consent shall be deemed to have been received if it shall include any condition or requirement that, individually or in the aggregate, would so materially reduce the economic or business benefits of the transactions contemplated by the Agreement to PHFG that had such condition or requirement been known PHFG, in its reasonable judgment, would not have entered into the Agreement; (iii) none of PHFG or Family or their respective subsidiaries shall be subject to any statute, rule, regulation, order or decree which prohibits, restricts or makes illegal the consummation of the Merger; (iv) the Registration Statement shall have become effective under the Securities Act, and PHFG shall have received all permits, authorizations or exemptions necessary under all state securities laws to issue PHFG Common Stock in connection with the Merger, and neither the Registration Statement nor any such permit, authorization or exemption shall be subject to a stop order or threatened stop order by any governmental authority; (v) the shares of PHFG Common Stock to be issued in connection with the Merger shall have been approved for quotation on NASDAQ; and
(vi) each of PHFG and Family shall have received an opinion of its respective counsel to the effect that the Merger qualifies as a reorganization within the meaning of Section 368 of the Code and, in the case of Family, with respect to certain other related federal income tax considerations.

         In addition to the foregoing conditions, the obligations of PHFG and PHMC under the Agreement are conditioned upon (i) the accuracy in all material respects as of the date of the Agreement and as of the Effective Time of the representations and warranties of Family set forth in the Agreement, except as to any representation or warranty which specifically relates to an earlier date and except as otherwise contemplated by the Agreement; (ii) the performance in all material respects of all covenants and obligations required to be complied with and satisfied by Family; (iii) the receipt of a certificate from specified officers of Family with respect to compliance with the conditions relating to
(i) and (ii) immediately above as set forth in the Agreement; (iv) the receipt of an opinion from Family's legal counsel covering specified matters; (v) any dissenting shares of Family Common Stock under the MBCL shall constitute not more than 10% of the outstanding shares of Family Common Stock prior to the Effective Time; (vi) the receipt of "comfort" letters from the independent public accountants of Family as of specified dates; and (vii) the receipt by PHFG of such certificates of Family's officers or others and such other documents to evidence fulfillment of the conditions relating to Family as PHFG may reasonably request. Any of the foregoing conditions may be waived by PHFG and PHMC.

         In addition to the other conditions set forth above, Family's obligations under the Agreement are conditioned upon (i) the accuracy in all material respects as of the date of the Agreement and as of the Effective Time of the representations and warranties of PHFG set forth in the Agreement, except as to any representation or warranty which specifically relates to an earlier date and except as otherwise contemplated by the Agreement; (ii) the performance in all material respects of all covenants and obligations required to be complied with and satisfied by PHFG and PHMC; (iii) the receipt of a certificate from specified officers of PHFG with respect to compliance with the conditions relating to (i) and (ii) immediately above as set forth in the Agreement; (iv) the receipt of an opinion from legal counsel to PHFG covering specified matters; and (v) the receipt by Family of such certificates of PHFG's or PHMC's officers or others and such other documents to evidence fulfillment of the conditions relating to them as Family may reasonably request. Any of the foregoing conditions may be waived by Family.

REGULATORY APPROVALS

         Consummation of the Merger is subject to prior receipt of all required approvals and consents of the Merger by all applicable federal and state regulatory authorities. In order to consummate the Merger, PHFG must obtain the prior consent and approval, as applicable, of the FRB, the OTS, the Superintendent and the Massachusetts Board, the approval of which may not be granted until it has received notice from the MHPF that PHFG and the MHPF have made the arrangements required by Massachusetts law.

         The Merger is subject to the prior approval of the FRB under Section 4 of the BHCA, which requires PHFG to provide the FRB written notice of the Merger at least 60 days before its consummation. In connection with such notice, the FRB shall consider whether the acquisition of Family by PHFG can reasonably be expected to produce benefits to the public such as greater convenience, increased competition or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices.

         The Merger is subject to the prior approval of the OTS under Section 10(e) of the HOLA and regulations of the OTS thereunder. The OTS may deny an application by an acquiror to acquire control of a savings association if (i) the OTS finds that the financial and managerial resources and future prospects of the acquiror and the savings association would be detrimental to the savings association or the insurance risk to the FDIC or (ii) the acquiror fails or refuses to furnish information requested by the OTS. Pursuant to the applicable provisions of the HOLA and regulations thereunder, the OTS may not approve an acquisition of control of a savings association if (i) such transaction would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; (ii) the effect of such transaction, in any section of the country, may be to substantially lessen competition, or tend to create a monopoly, or in any other manner to restrain trade, in each case unless the OTS finds that the anticompetitive effects of the proposed transaction are clearly outweighed in the public interests by the probable effect of the transaction in meeting the convenience and needs of the community to be served; or (iii) the acquiror fails to provide adequate assurances to the OTS that the acquiror will make available to the OTS such information on the operations or activities of the acquiror and any affiliate thereof as the OTS determines to be appropriate to determine and enforce compliance with the HOLA. Consideration of the managerial resources of an acquiror or savings association shall include consideration of the competence, experience and integrity of the directors, officers and controlling shareholders of the acquiror and the savings association.

         Consummation of the Merger also requires the approval of the Superintendent under Part 10 of Title 9-B of the Maine Revised Statutes. The Superintendent shall not approve an application for such a transaction unless he determines, after a consideration of all relevant evidence, that it would contribute to the financial strength and success of the applicant and promote the convenience and advantage of the public. The factors to be considered by the Superintendent in this regard are substantially similar to those to be considered by federal banking agencies, as discussed above.

         The Merger also is subject to approval of the Massachusetts Board under Sections 2 and 4 of Chapter 167A of the Massachusetts General Laws. Massachusetts law requires that the Massachusetts Board find that the Merger would not unreasonably affect competition among banking institutions and that it would promote public convenience and advantage. In making such a determination, the Massachusetts Board must consider, among other things, a showing of net new benefits, including initial capital investments, job creation plans, consumer and business services, commitments to maintain and open branch offices within Family Bank's statutorily delineated local community, and such other matters as the Massachusetts Board may deem necessary or advisable.

         In addition, Massachusetts law provides that the Massachusetts Board cannot approve the Merger until it has received notice from the MHPF that arrangements satisfactory to the MHPF have been made for the proposed acquiror to make 0.9 percent of its assets located in Massachusetts available for call by the MHPF for a period of ten years for purposes of funding various affordable housing programs. Massachusetts law provides that such funds shall bear interest at rates approved by the Massachusetts Commissioner of Banks ("Massachusetts Commissioner"), which shall be based upon the cost (not to include lost opportunity costs) incurred in making funds available to the MHPF. Pursuant to this requirement, Family Bank and PHFG, as lender and guarantor, respectively, will enter into a loan agreement with the MHPF pursuant to which Family Bank will agree to make funds available for call by MHPF's Board.

         Under Massachusetts law, PHFG also would be required to maintain, for a period of two years following the consummation of the Merger, the asset base of Family Bank at a level equal to or greater than the total assets of such bank on the date of consummation, provided, however, that the Massachusetts Commissioner may waive such asset retention requirement if, in his judgment, economic conditions warrant such waiver. PHFG currently intends to request confirmation from the Massachusetts Commissioner that this requirement does not apply to the assets of Family Bank located in New Hampshire and, thus, the sale of certain of Family Bank's branch offices in New Hampshire to BNH. See "The Merger -- Branch Sale."

         Applications have been or will be filed with applicable regulatory authorities for approval of the Merger. Although neither PHFG nor Family is aware of any basis for disapproving the Merger, there can be no assurance that all requisite approvals will be obtained, that such approvals will be received on a timely basis or that such approvals will not impose conditions or requirements which, individually or in the aggregate, would so materially reduce the economic or business benefits of the transactions contemplated by the Agreement to PHFG that had such condition or requirement been known PHFG, in its reasonable judgment, would not have entered into the Agreement. If any such condition or requirement is imposed, the Agreement permits the Board of Directors of PHFG to terminate the Agreement.

BUSINESS PENDING THE MERGER

         Pursuant to the Agreement, Family agreed that, except as contemplated by the Agreement or with the prior written consent of PHFG, during the period from the date of the Agreement and continuing until the Effective Time it and Family Bank shall carry on their respective businesses in the ordinary course consistent with past practice. Pursuant to the Agreement, Family also agreed to use all reasonable efforts to (i) preserve its business organization and that of Family Bank intact, (ii) keep available to itself and PHFG the present services of the employees of Family and Family Bank and (iii) preserve for itself and PHFG the goodwill of the customers of Family and Family Bank and others with whom business relationships exist. In addition, under the terms of the Agreement, Family agreed not to take certain actions, nor permit its subsidiaries to take certain actions, without the prior written consent of PHFG, including, among other things, the following: (i) declare, set aside, make or pay any dividend or other distribution in respect of Family Common Stock, except for regular quarterly cash dividends at a rate per share of Family Common Stock not in excess of $.12 per share, which shall have the same record and payment dates as the record and payment dates relating to dividends on the PHFG Common Stock, it being the intention of the parties that the shareholders of Family receive dividends for any particular quarter on either the Family Common Stock or the PHFG Common Stock but not both, provided, however, that if the Effective Time does not occur prior to the record date for the first regular quarterly dividend in 1997, the regular per share quarterly dividend on the Family Common Stock for such quarter (and any subsequent quarterly dividends prior to the Effective Time) may be increased to up to $.14 per share; (ii) issue, grant or authorize any capital stock or rights to acquire the same, other than in each case pursuant to the Family Stock Option Agreement or upon the exercise of Family Options; purchase any shares of Family Common Stock; or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization; (iii) amend its articles of organization or bylaws; impose, or suffer the imposition of, any lien, charge or encumbrance on any share of stock held by Family in a subsidiary of Family, or permit any such lien to exist; or waive or release any material right or cancel or compromise any material debt or claim; (iv) increase the rate of compensation of, pay or agree to pay any bonus or severance to, or provide any other new employee benefit or incentive to, any of its directors, officers or employees, except (a) as may be required pursuant to binding commitments as of the date of the Agreement and (b) such as may be granted in the ordinary course of business consistent with past practice; (v) enter into or modify any employee benefit plan, or make any contributions to Family's defined benefit pension plan or 401(k) Plan other than in the ordinary course of business consistent with past practice, or make any contributions to Family's Employee Stock Ownership Plan, other than necessary to enable such plan to make required payments on existing indebtedness; (vi) enter into (w) any agreement, arrangement or commitment not made in the ordinary course of business, (x) any agreement, indenture or other instrument relating to the borrowing of money by Family or Family Bank or guarantee by Family or Family Bank of any such obligation, except for deposits and certain other borrowings in the ordinary course of business consistent with past practice, (y) any employment, consulting or severance contracts or agreements, or amend any such existing agreement, or (z) any contract, agreement or understanding with a labor union; (vii) change its methods of accounting or tax reporting, except as may be required by changes in generally accepted accounting principles or applicable law; (viii) make any capital expenditures in excess of $50,000 individually or $250,000 in the aggregate, other than pursuant to binding commitments existing on the date of the Agreement and other than expenditures necessary to maintain existing assets in good repair; (ix) file any applications or make any contract with respect to branching or site location or relocation; (x) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity; (xi) enter into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement for purposes of hedging interest rate risk; (xii) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights; (xiii) take any action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code, provided that this covenant shall not limit the ability of Family to exercise its rights under the PHFG Stock Option Agreement; (xiv) take any action that would result in any of the representations and warranties of Family contained in the Agreement not to be true and correct in any material respect at the Effective Time; or (xv) agree to do any of the foregoing.

         Pursuant to the Agreement, PHFG agreed that during the period from the date of the Agreement to the Effective Time it shall continue to conduct its business in a manner designed in its reasonable judgment to enhance the long-term value of the PHFG Common Stock and the business prospects of PHFG. In addition, under the terms of the Agreement, PHFG agreed not to take the following actions, nor permit its significant subsidiaries to take the following actions, without the prior written consent of Family: (i) declare, set aside, make or pay any dividend or other distribution in respect of PHFG Common Stock, except for regular quarterly cash dividends in an amount determined by the Board of Directors of PHFG in the ordinary course of business and consistent with past practice; (ii) amend its articles of incorporation or bylaws in a manner which would adversely affect the terms of the PHFG Common Stock or the ability of PHFG to consummate the transactions contemplated by the Agreement; (iii) make any acquisition or take any other action that individually or in the aggregate could materially adversely affect the ability of PHFG to consummate the transactions contemplated by the Agreement in a reasonably timely manner; (iv) take any action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code, provided that this covenant shall not limit the ability of PHFG to exercise its rights under the Family Stock Option Agreement; (v) take any action that would result in any of the representations and warranties of PHFG contained in the Agreement not to be true and correct in any material respect at the Effective Time; or (vi) agree to do any of the foregoing.

         Pursuant to the Agreement, PHFG and Family also agreed to provide the other party and its representatives with such financial data and other information with respect to its and its subsidiaries' business and properties as such party shall from time to time reasonably request. Each party will cause all non-public financial and business information obtained by it from the other to be treated confidentially. If the Merger is not consummated, each party will return to the other all non-public financial statements, documents and other materials previously furnished by such party.

BRANCH SALE

         In the Agreement PHFG and Family agreed to cause BNH and Family Bank, respectively, to take all necessary and appropriate actions to effect the sale of the branch office maintained by Family Bank in Seabrook, New Hampshire, and such other branch offices maintained by Family Bank in New Hampshire as may be determined by PHFG and Family, to BNH immediately after the Effective Time, or at such other time thereafter as may be determined by PHFG (the "Branch Sale"). Consummation of the Branch Sale is subject to the approval of the FDIC and the New Hampshire Bank Commissioner, but is not a precondition to the closing of the Merger and the closing of the Merger shall not be delayed in order to facilitate a simultaneous closing of the Merger and the Branch Sale.

NO SOLICITATION

         Pursuant to the Agreement, Family agreed to not, and to cause its subsidiaries not to, solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition, lease or purchase of all or a substantial portion of the assets of, or any equity interest in, Family or any of its subsidiaries, other than as contemplated by the Agreement, provided, however, that the Board of Directors of Family may furnish such information or participate in such negotiations or discussions if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the failure to do the same would cause the members of such Board of Directors to breach their fiduciary duties under applicable law. Family shall promptly inform PHFG of any such request for information or of any such negotiations or discussions, as well to instruct its and its subsidiaries' directors, officers, representatives and agents to refrain from taking any action prohibited by the above-described restrictions.

EFFECTIVE TIME OF THE MERGER; TERMINATION AND AMENDMENT

         The Effective Time of the Merger shall be the date and time of the filing of articles of merger with the Secretary of State of Maine pursuant to the MBCA and the Secretary of State of the Commonwealth of Massachusetts pursuant to the MBCL, unless a different date and time is specified as the effective time in such articles of merger. The Effective Time shall be as set forth in such articles of merger, which will be filed only after the receipt of all requisite regulatory approvals of the Merger, approval of the Agreement by the requisite votes of the shareholders of PHFG and Family and the satisfaction or waiver of all other conditions to the Merger set forth in the Agreement.

         A closing (the "Closing") shall take place immediately prior to the Effective Time on the fifth business day, or under certain circumstances on the first day which is at least two business days, following the satisfaction or waiver (to the extent permitted) of all the conditions to consummation of the Merger specified in the Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), or on such other date as the parties may mutually agree upon.

         The Agreement may be terminated as follows: (i) at any time on or prior to the Effective Time by the mutual consent in writing of the parties; (ii) at any time on or prior to the Effective Time by either party in the event of a material breach by the other party of any material covenant or agreement or representation and warranty, in any case which would have a material adverse effect, as defined, and which has not been cured within the time period specified in the Agreement; (iii) at any time by any party in writing if any application for any required federal or state regulatory approval has been denied or is approved with any condition or requirement which would prevent satisfaction of this condition to PHFG's obligation to consummate the Merger, and the time period for appeals and requests for reconsideration has run; (iv) at any time by any party in writing if the shareholders of PHFG or Family fail to approve the Agreement at a meeting duly called for the purpose, unless the failure of such occurrence is due to the failure of the party seeking to terminate to perform or observe in any material respect its agreements set forth in the Agreement; (v) by any party in writing in the event that the Merger is not consummated by May 30, 1997, provided that this right to terminate shall not be available to any party whose failure to perform an obligation under the Agreement resulted in the failure of the Merger to be consummated by such date; and (vi) by Family at any time during the five-day period following the Pricing Period (as defined below) if the average of the daily closing prices of a share of PHFG Common Stock, as reported on NASDAQ, during the Pricing Period (the "Average Closing Price") is less than $15.00, subject, however, to the following three sentences. If Family elects to exercise its termination right pursuant to clause (vi) above, it shall give written notice to PHFG (which may be withdrawn by it at any time during the aforementioned five-day period). During the five-day period commencing with its receipt of such notice, PHFG shall have the option to increase the consideration to be received by the holders of Family Common Stock under the Agreement by adjusting the Exchange Ratio to equal a number (calculated to the nearest one-thousandth) obtained by dividing (x) $18.90 by
(y) the Average Closing Price. If PHFG so elects within such five-day period, it shall give prompt written notice to Family of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to clause
(vi) above and the Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified). Under the Agreement, the term "Pricing Period" means the period of ten consecutive trading days following the Determination Date and the term "Determination Date" means the earlier of (x) the date on which the last regulatory approval required to consummate the Merger is obtained and (y) December 1, 1996.

         Family may elect not to terminate the Agreement even if the Average Closing Price is below $15.00 per share. In determining whether to elect to terminate the Agreement in these circumstances, the Family Board will take into account, consistent with its fiduciary duties, all relevant facts and circumstances existing at the time, including, without limitation, whether it believes that PHFG is prepared to increase the Exchange Ratio, the market for bank and thrift stocks in general, the relative value of the PHFG Common Stock in the market and the advice of its financial advisors and legal counsel. By approving the Agreement, the Family shareholders would be permitting the Family Board to determine, in the exercise of its fiduciary duties, to proceed with the Merger even if the Average Closing Price of the PHFG Common Stock during the Pricing Period is less than $15.00 per share.

         In the event of termination, the Agreement shall become null and void, except that certain provisions thereof relating to expenses and confidentiality shall survive any such termination and any such termination shall not relieve any breaching party from liability for any willful breach of any covenant, undertaking, representation or warranty giving rise to such termination.

         To the extent permitted under applicable law, the Agreement may be amended or supplemented at any time by written agreement of the parties whether before or after the approval of the shareholders of PHFG or Family, provided that after any such approval the Agreement may not be amended or supplemented in a manner which modifies either the amount or form of the consideration to be received by Family's shareholders or otherwise materially adversely affects Family or PHFG shareholders without further approval by those shareholders who are so affected.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Certain directors and executive officers of Family may be deemed to have interests in the Merger in addition to their interests as shareholders generally. The Board of Directors of Family was aware of these factors and considered them, among other matters, in approving the Agreement and the transactions contemplated thereby.

         Election of Directors. Pursuant to the Agreement, PHFG agreed that it will take such action as is necessary to appoint or elect, effective as of the Effective Time, one non-employee director of Family as of the date hereof who is designated by Family and who both meets the director qualification requirements set forth in PHFG's Bylaws and is otherwise acceptable to PHFG as a director of PHFG. Such person shall serve until the first annual meeting of shareholders of PHFG following the Effective Time and until his successor is elected and qualified. Subject to compliance with the director qualification requirements set forth in PHFG's Bylaws, PHFG shall include such person on the list of nominees for director presented by the Board of Directors of PHFG and for which said Board shall solicit proxies at the first annual meeting of shareholders of PHFG following the Effective Time, which person shall be nominated for a three-year term. The member of the Family Board who will become a director of PHFG pursuant to the Agreement has not been identified as of the date hereof.

         Employment Agreements. Pursuant to the Agreement, PHFG agreed to honor, or to cause PHMC and/or Family Bank to honor, the obligations of Family and Family Bank under the Amended and Restated Employment Agreements among Family, Family Bank and each of Messrs. Hindle, Fahey, Trombley, LaFlamme and Fenn (each an "Employment Agreement" and together the "Employment Agreements"). The Employment Agreements are substantially the same and provide for severance pay benefits if the officer's employment is terminated under certain circumstances following a "change in control," which would include the Merger. In the event that an officer's employment is terminated within three years after a change in control (i) by the employers for any reason other than death, disability or cause or (ii) by the officer because various adverse actions had been taken with respect to his employment, the officer generally would be entitled to receive a lump-sum payment from Family Bank equal to approximately three times his average annual compensation during the five most recently completed calendar years preceding the change in control. Assuming the Merger were to be consummated as of December 31, 1996, the aggregate amount of the lump sum payments due to Messrs. Hindle, Fahey, Trombley, LaFlamme and Fenn under the Employment Agreements would be approximately $550,000, $343,000, $348,000, $306,000 and
$278,000, respectively. In the event that any of the above-named officers desire to become employees of PHFG or its subsidiaries following consummation of the Merger, he will be required to waive his rights under his respective Employment Agreement.

         Supplemental Executive Retirement Plan. Pursuant to the Agreement, PHFG agreed to honor, or to cause PHMC and/or Family Bank to honor, the obligations of Family Bank under the supplemental executive retirement plan between Family Bank and each of Messrs. Hindle, Fahey, Trombley, LaFlamme and Fenn (each a "SERP" and together the "SERPs"). The SERPs are substantially the same and generally provide that if the officer remains in the employ of Family Bank until he reaches age 65, he will be entitled to receive a 15-year retirement benefit equal to 65% of the officer's average annual compensation during the five years that such compensation was the highest, offset by the full value of all other retirement benefits funded by Family Bank and 50% of the officer's social security retirement benefit. This benefit is reduced if the officer has completed fewer than 25 years of service with Family Bank at the time he reaches age 65. If the officer's employment is terminated, voluntarily or involuntarily, for any reason other than for "cause," as defined, the officer is entitled to receive, at age 65, a 15-year "accrued benefit," determined by multiplying the benefit he would have received if he had stayed in the employ of Family Bank until age 65 by a fraction whose numerator is the actual number of months of the officer's employment with Family Bank and the denominator of which is 300 months.

         Each SERP generally provides that neither Family nor Family Bank shall merge into another corporation unless (i) the officer and the resulting corporation agree that the officer shall continue in the employ of the resulting corporation and the resulting corporation agrees to assume and discharge the obligations of Family Bank under the Agreement or (ii) in the absence of either of the foregoing, Family Bank pays to the officer, in one lump sum, his "accrued benefit," calculated as if the officer's employment had terminated as of the date of the merger. Assuming the Merger was consummated as of December 31, 1996, the aggregate amount of the accrued benefit payable in a lump sum under the SERPs to Messrs. Hindle, Fahey, Trombley, LaFlamme and Fenn would be $____, $_____, $_____, $_____ and $_____, respectively.

         Split-Dollar Insurance Agreements. Pursuant to the Agreement, PHFG agreed to honor, or to cause PHMC and/or Family Bank to honor, the split-dollar insurance agreements between Family Bank and each of Messrs. Hindle, Fahey, Trombley and LaFlamme (each a "Split-Dollar Agreement" and together the "Split-Dollar Agreements"). Under the Split-Dollar Agreements, which are substantially the same, Family Bank purchased a life insurance policy on the officer's life which provides the officer with a death benefit equal to three times his base salary. Family Bank pays all premiums due under the policy so long as the officer remains an employee of Family Bank. At the officer's death (or prior termination of the insurance policy) Family Bank will receive an amount equal to the aggregate amount of its premium payments under the policy and the officer or the officer's beneficiary will receive the excess. Pursuant to the Split-Dollar Agreements, each officer's insurance policy has been assigned to Family Bank as collateral for its premium payments thereunder. The Split-Dollar Agreements provide that at any time after the date of termination of the officer's employment with Family Bank the officer shall have the option of obtaining the release of the collateral assignment of the insurance policy to Family Bank. To obtain such release, the officer must pay to Family Bank an amount in cash equal to the aggregate amount of premiums paid under the insurance policy by Family Bank to date.

         Indemnification and Insurance. Pursuant to the Agreement, PHFG agreed, from and after the Effective Time through the sixth anniversary of the Effective Time, to indemnify and hold harmless each present and former director, officer and employee of Family or a Family subsidiary, in each case determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent to which such

Indemnified Parties were entitled under the Articles of Organization and Bylaws of Family or in similar organizational documents of a Family subsidiary, in each case as in effect on the date of the Agreement, provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim. Without limiting the foregoing obligation, PHFG also agreed that all limitations of liability existing in favor of the Indemnified Parties in the Articles of Organization and Bylaws of Family or in similar organizational documents of a Family subsidiary, in each case as in effect on the date of the Agreement, arising out of matters existing or occurring at or prior to the Effective Time shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time, provided, however, that all such rights in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

         Pursuant to the Agreement, PHFG also agreed to cause Family to maintain Family's existing directors' and officers' liability insurance policy (or a policy providing coverage on substantially the same terms and conditions) for acts or omissions occurring prior to the Effective Time by persons who are currently covered by such insurance policy maintained by Family for a period of three years following the Effective Time.

         Other than as set forth above, no director or executive officer of Family has any direct or indirect material interest in the Merger, except insofar as ownership of Family Common Stock and options to acquire Family Common Stock might be deemed such an interest.

CERTAIN EMPLOYEE MATTERS

         The Agreement provides that as soon as administratively practicable after the Effective Time, PHFG shall take all reasonable action so that employees of Family and its subsidiaries shall be entitled to participate in PHFG's employee benefit plans of general applicability, and until such time Family's employee benefit plans shall remain in effect, provided that no employee of Family or a Family subsidiary who becomes an employee of PHFG and subject to PHFG's medical insurance plans shall be excluded coverage thereunder on the basis of a preexisting condition that was not also excluded under Family's medical insurance plans, except to the extent such preexisting condition was excluded from coverage under Family's medical insurance plans, in which case the Agreement does not require coverage for such preexisting condition. For purposes of determining eligibility to participate in and the vesting of benefits under PHFG's employee benefit plans, PHFG shall recognize years of service with Family and a Family subsidiary as such service is recognized by Family and a Family subsidiary.

         All employees of Family or a Family subsidiary as of the Effective Time shall become employees of PHFG or a PHFG subsidiary as of the Effective Time, provided that PHFG or a PHFG subsidiary shall have no obligation to continue the employment of any such person and nothing contained in the Agreement shall give any employee of Family or a Family subsidiary a right to continuing employment with PHFG or a PHFG subsidiary after the Effective Time. To the extent that the employment of any employee of Family or a Family subsidiary (other than any employee who is party to an employment agreement) is involuntarily terminated following the Effective Time, such employee will be entitled to receive severance payments in accordance with, and to the extent provided in, PHFG's severance plan regarding the Merger. For purposes of determining benefits under such severance plan, PHFG shall recognize years of service with Family or a Family subsidiary prior to the Effective Time.

RESALE OF PHFG COMMON STOCK

         The PHFG Common Stock issued pursuant to the Merger will be freely transferable under the Securities Act, except for shares issued to any Family shareholder who may be deemed to be an affiliate of PHFG for purposes of Rule 144 promulgated under the Securities Act ("Rule 144") or an affiliate of Family for purposes of Rule 145 promulgated under the Securities Act ("Rule 145") (each an "Affiliate"). Affiliates will include persons (generally executive officers, directors and 10% shareholders) who control, are controlled by or are under common control with (i) PHFG or Family at the time of the Family Special Meeting or (ii) PHFG at or after the Effective Time.

         Rules 144 and 145 will restrict the sale of PHFG Common Stock received in the Merger by Affiliates and certain of their family members and related interests. Generally speaking, during the two years following the Effective Time, those persons who are Affiliates of Family at the time of the Family Special Meeting, provided they are not Affiliates of PHFG at or following the Effective Time, may publicly resell any PHFG Common Stock received by them in the Merger, subject to certain limitations as to, among other things, the amount of PHFG Common Stock sold by them in any three-month period and as to the manner of sale. After the two-year period, such Affiliates may resell their shares without such restrictions so long as there is adequate current public information with respect to PHFG as required by Rule 144. Persons who are Affiliates of PHFG after the Effective Time may publicly resell the PHFG Common Stock received by them in the Merger subject to similar limitations and subject to certain filing requirements specified in Rule 144.

         The ability of Affiliates to resell shares of PHFG Common Stock received in the Merger under Rule 144 or 145 as summarized herein generally will be subject to PHFG's having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. Affiliates also would be permitted to resell PHFG Common Stock received in the Merger pursuant to an effective registration statement under the Securities Act or another available exemption from the Securities Act registration requirements. This Prospectus/Joint Proxy Statement does not cover any resales of PHFG Common Stock received by persons who may be deemed to be Affiliates of PHFG or Family in the Merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion generally describes the material United States federal income tax consequences to holders of Family Common Stock as a result of the Merger. The discussion is intended as a general summary of the material United Stated federal income tax consequences of the Merger to such holders and is not intended as a substitute for professional tax advice that takes into account the particular circumstances relevant to a specific holder. In addition, holders should note that the following discussion does not address state or local tax considerations or taxation under the laws of jurisdictions other than those of the United States.

         The summary is based on the Code, administrative pronouncements, judicial decisions and existing and proposed U.S. Treasury regulations, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. The summary discusses only shares that are held as capital assets within the meaning of
Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a holder of stock or stock options in light of such holder's particular circumstances, or to holders subject to special rules, such as certain financial institutions, insurance companies, tax-exempt investors and dealers in securities; nor does it discuss the tax consequences to a holder that, for United States federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust. Holders should consult their own professional tax advisors with regard to the application of the United States federal income tax laws to their particular situations.

         Family has received an opinion from Foley, Hoag & Eliot LLP, special counsel to Family, as set forth below. The opinion of Foley, Hoag & Eliot LLP is not binding upon the Internal Revenue Service, and there can be no assurance that the Internal Revenue Service will not contest the conclusions expressed in the opinion. The opinion states that Foley, Hoag & Eliot LLP are of opinion, as of the date hereof and under existing law, for United States federal income tax purposes, as follows:

         1. Except to the extent of cash received in lieu of fractional shares, as described below, no gain or loss will be recognized by the stockholders of Family upon the receipt in the Merger of shares of PHFG Common Stock in exchange for their shares of Family Common Stock.

         2. Cash received in lieu of a fractional share interest in PHFG Common Stock will be treated as if the fractional share interest had been distributed in exchange for shares of PHFG Common Stock and then the fractional share had been redeemed by PHFG. The cash will be treated as a distribution in full payment in exchange for the fractional share interest, provided the redemption is not essentially equivalent to a dividend, and will accordingly result in the recognition of gain, if any, measured by the difference between the portion of the basis of the shares of Family Common Stock allocable to such fractional share and the cash received in full payment therefor. If such shares of Family Common Stock are capital assets in the hands of the Family shareholder, then such gain will be capital gain.

         3. The aggregate basis of the PHFG Common Stock received by a Family shareholder in the Merger will be the same as the aggregate basis of the Family Common Stock surrendered in exchange therefor.

         4. The holding period for each share of PHFG Common Stock received by a Family shareholder in exchange for Family Common Stock will include the period for which such shareholder held such Family Common Stock, so long as the shareholder's Family Common Stock is held as a capital asset at the Effective Time.

         5. A Family shareholder who validly exercises dissenters' rights as to all such holder's shares of Family Common Stock and who is not deemed to be an owner of any shares of Family Common Stock held by others will recognize gain or loss measured by the difference between the basis of such shareholder's dissenting shares and the cash received in exchange therefor. Such gain or loss will be capital gain or loss, provided that the holder's dissenting shares are held as a capital asset at the Effective Time.

         These opinions are based upon certain customary representations made by Family, PHFG and certain shareholders of Family and upon certain factual assumptions. If any of these representations or assumptions is not correct, then each holder of Family Common Stock may be required to recognize gain or loss with respect to each share of Family Common Stock surrendered in the Merger, equal to the difference between (i) such shareholder's basis in the share and
(ii) the fair market value of the PHFG Common Stock received in exchange for the share plus the cash received in lieu of any fractional share interest. In such event, the shareholder's aggregate basis in the shares of PHFG Common Stock received in the exchange would equal the fair market value of such shares, and the shareholder's holding period for such shares of PHFG Common Stock would not include the period during which the shareholder had held the Family shares exchanged therefor. In addition, Family would recognize taxable gain in an amount equal to the difference between the fair market value of its assets and its tax basis in such assets.

         Each party's obligation to effect the Merger is conditioned on the delivery of an opinion to Family from Foley, Hoag & Eliot LLP, dated as of the Effective Time, with respect to the foregoing federal income tax consequences of the Merger, as well as an opinion of Elias, Matz, Tiernan & Herrick L.L.P., special counsel to PHFG, dated as of the Effective Time, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code. Each of such opinions will be based upon certain customary representations and assumptions set forth therein.

ACCOUNTING TREATMENT OF THE MERGER

         It is expected that the Merger will be accounted for as a purchase under generally accepted accounting principles. Under the purchase method of accounting, the acquired assets and liabilities as of the effective date of the acquisition are recorded at their respective fair market values and added to those of PHFG. Financial statements of PHFG issued after consummation of the transaction reflect such values. Financial statements of PHFG issued before consummation of a transaction recorded under the purchase method are not restated retroactively to reflect the historical financial position or results of operations of the acquired assets and liabilities. The unaudited pro forma financial information contained in this Prospectus/Joint Proxy Statement has been prepared using the purchase method to account for the Merger. See "Selected Pro Forma Consolidated Financial Data" and "Pro Forma Combined Consolidated Financial Data."

EXPENSES OF THE MERGER

         The Agreement provides that each party thereto shall each bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by the Agreement, including fees and expenses of its own financial consultants, accountants and counsel, except that expenses of printing the Registration Statement and the registration fee to be paid to the SEC in connection therewith shall be shared equally between PHFG and Family.

STOCK OPTION AGREEMENTS

         As an inducement and a condition to PHFG's entering into the Agreement, PHFG and Family also entered into the Family Stock Option Agreement, pursuant to which Family, as issuer, granted PHFG, as grantee, the Family Option, upon the occurrence of certain events (none of which has occurred as of the date hereof to the best of the knowledge of PHFG and Family), to purchase up to 832,000 shares of Family Common Stock, representing 19.9% of the outstanding shares of Family Common Stock, at a price of $20.50 per share, subject to adjustment in certain circumstances and termination within certain periods. As an inducement and a condition to Family's entering into the Agreement, PHFG and Family also entered into the PHFG Stock Option Agreement, pursuant to which PHFG, as issuer, granted Family, as grantee, the PHFG Option, upon the occurrence of certain events (none of which has occurred as of the date hereof to the best of the knowledge of PHFG and Family), to purchase up to 1,500,000 shares of PHFG Common Stock, representing approximately 6.0% of the outstanding shares of PHFG Common Stock, at a price of $19.75 per share, subject to adjustment in certain circumstances and termination within certain periods. With the exception of the number and percentage of shares of common stock of the Issuer ("Issuer Common Stock") subject to an Option ("Option Shares") and the per share price at which an Option may be exercised, the terms of the Family Stock Option Agreement and the PHFG Stock Option Agreement are substantially identical.

         For purposes of the following summary of the material provisions of the Stock Option Agreements, the term (i) "Issuer" means Family with respect to the Family Stock Option Agreement and PHFG with respect to the PHFG Stock Option Agreement, (ii) "Grantee" means PHFG with respect to the Family Stock Option Agreement and Family with respect to the PHFG Stock Option Agreement and (iii) "Option" means the Family Option or the PHFG Option, as applicable.

         Provided that the holder of an Option (which is initially the Grantee thereof) is not in material breach of the Agreement or the applicable Stock Option Agreement and there is no applicable injunction or order in effect, the holder of the Option may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as defined), provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Time, (ii) termination of the Agreement in accordance with its terms prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (as defined), other than a termination of the Agreement by Grantee as a result of the Issuer having breached a material covenant or obligation in the Agreement (a "Default Termination"); (iii) 12 months after termination of the Agreement by Grantee pursuant to a Default Termination and (iv) 12 months after termination of the Agreement (other than pursuant to a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event. The purchase of any shares of Issuer Common Stock pursuant to a Stock Option Agreement is subject to compliance with applicable law, including the receipt of necessary approvals under the BHCA and the HOLA.

         Each Stock Option Agreement defines a "Purchase Event" to mean any of the following events:

                  (i) Without Grantee's prior written consent, Issuer shall have authorized, recommended or publicly-proposed, or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect (A) a merger, consolidation or similar transaction involving Issuer or any of its subsidiaries, (B) the disposition, by sale, lease, exchange or otherwise, of assets of Issuer or any of its subsidiaries representing in either case 15% or more of the consolidated assets of Issuer and its subsidiaries, or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 15% or more of the voting power of Issuer or any of its subsidiaries (any of the foregoing an "Acquisition Transaction"); or

                  (ii) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then outstanding shares of Issuer Common Stock.

         Each Stock Option Agreement defines a "Preliminary Purchase Event" to include any of the following events:

                  (i) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to as a "Tender Offer" and an "Exchange Offer," respectively); or

                  (ii) (A) the holders of Issuer Common Stock shall not have approved the Agreement at the meeting of such shareholders held for the purpose of voting on the Agreement, (B) such meeting shall not have been held or shall have been canceled prior to termination of the Agreement, or (C) Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Agreement, in each case after it shall have been publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have (x) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction,
         (y) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer, or (z) filed an application (or given notice), whether in draft or final form, under certain banking laws for approval to engage in an Acquisition Transaction; or

                  (iii) Issuer shall have breached any representation, warranty, covenant or obligation contained in the Agreement and such breach would entitle Grantee to terminate the Agreement in accordance with its terms (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of the Agreement), after (x) a bona fide proposal is made by any person (other than Grantee or any subsidiary of Grantee) to Issuer or its shareholders to engage in an Acquisition Transaction, (y) any person (other than Grantee or any subsidiary of Grantee) states its intention to Issuer or its shareholders to make a proposal to engage in an Acquisition Transaction if the Agreement terminates, or (z) any person (other than Grantee or any subsidiary of Grantee) shall have filed an application or notice with an applicable governmental authority to engage in an Acquisition Transaction.

         As used in the Stock Option Agreements, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

         Each Stock Option Agreement provides that, subject to limitations set forth therein, the holder of the Option may demand that Issuer promptly prepare, file and keep current a registration statement under the Securities Act covering the Option Shares and use its reasonable efforts to cause such registration statement to become effective and remain current in order to permit the disposition of the Option Shares by such holder.

         Each Stock Option Agreement provides for adjustment in the number of Option Shares to reflect any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, exchange of shares or similar transaction. Each Stock Option Agreement also provides that upon the occurrence of certain events set forth therein the Option must be converted into, or exchanged for, an option, at the election of the holder of the Option, covering the stock of another corporation or Issuer (the "Substitute Option"). The number of shares subject to the Substitute Option and the exercise price per share will be determined in accordance with a formula set forth in each Stock Option Agreement.

         At the request of a holder of an Option at any time beginning on the first occurrence of certain events, including, among others, the acquisition by a third party of beneficial ownership of 50% or more of the outstanding Issuer Common Stock, and ending 12 months thereafter, Issuer will repurchase from the holder of the Option (i) the Option and (ii) all shares of Issuer Common Stock purchased by the holder of the Option pursuant to the applicable Stock Option Agreement with respect to which such holder then has beneficial ownership. The manner for determining the repurchase price of the Option and such shares of Issuer Common Stock is set forth in each Stock Option Agreement.

         The Stock Option Agreements are intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Agreement and may have the effect of discouraging competing offers to the Merger.

         Copies of the Family Stock Option Agreement and the PHFG Stock Option Agreement are included as Annexes II and III to this Prospectus/Joint Proxy Statement, respectively, and reference is made thereto for the complete terms thereof.

STOCKHOLDER AGREEMENT

         In conjunction with the Agreement, PHFG also entered into a Stockholder Agreement, dated as of May 30, 1996, with each of the directors of Family and senior executive officers of Family and Family Bank. Pursuant to the Stockholder Agreement, a copy of which is included as Annex IV hereto, each of such persons, solely in his or her capacity as a shareholder of Family, agreed, among other things, not to sell, pledge, transfer or otherwise dispose of his or her shares of Family Common Stock (which amount to ____% of the shares of such stock outstanding as of the Record Date) prior to the meeting of shareholders of Family at which the Agreement is considered and to vote such shares of Family Common Stock in favor of the Agreement. See "Certain Beneficial Owners of Family Common Stock."

DISSENTERS' RIGHTS

         Shareholders of record of Family as of the Record Date have the statutory right to dissent from the Merger and, if the Merger is consummated, to receive compensation equal to the fair value of their shares as determined in an appraisal proceeding brought in accordance with Sections 85 through 98 (inclusive) of Chapter 156B of the MBCL. The text of Sections 85 through 98 is set forth in full in Annex VII attached hereto, which all Family shareholders are urged to read in its entirety.

         A shareholder electing to exercise his or her statutory appraisal rights must: (i) deliver to Family before the shareholder vote on the Agreement a written objection to the Merger stating that he or she intends to demand payment for his or her shares through the exercise of his or her statutory appraisal rights; (ii) not vote in favor of approval of the Agreement; and (iii) in the event that the Merger is approved by Family's shareholders and is consummated, demand in writing payment for his or her shares from PHMC, as Family's successor, within 20 days after the date of the notice that the Merger has become effective is mailed to the shareholder (a "Dissenting Shareholder"). Failure to vote against the Agreement will not constitute a waiver of appraisal rights. Neither a vote against the proposed Merger nor a proxy directing such vote will, by itself, satisfy the requirement that a written objection to the Merger be delivered to Family. Written demands for appraisal must be delivered to Family before the vote at the Family Special Meeting, at Family Bancorp, 153 Merrimack Street, Haverhill, Massachusetts 01830, Attention: George E. Fahey. Within ten days after the Effective Time, PHMC, as Family's successor, will give notice to each shareholder who has complied with conditions (i) and (ii) above that the Merger was effective as of the Effective Time. Shareholders who fail to comply with the appraisal procedures set forth in Annex VII will receive shares of PHFG Common Stock in exchange for each share of Family Common Stock held by such shareholders in accordance with the terms of the Agreement.

         PHMC will be required to make payment of the fair value of the shares owned by each Dissenting Shareholder within 30 days after the expiration of the 20-day period during which a demand for payment for shares may be made. If PHMC and any such Dissenting Shareholder fail during the 30-day period to agree as to the value of such shares of Family Common Stock , PHMC or any Dissenting Shareholder may, within four months after the expiration of the 30-day period, file a bill in equity in the Essex County Superior Court of Massachusetts for determination of the fair value of the shares held by all Dissenting Shareholders who have not reached agreement with PHMC as to the value of their shares of Family Common Stock. Dissenting Shareholders seeking to exercise appraisal rights should not assume that PHMC will file a petition with respect to the fair appraisal of the value of their shares or that PHMC will initiate any negotiations with respect to the fair value of such shares. PHMC does not currently plan to file such a petition. Accordingly, Dissenting Shareholders should regard it as their obligation to initiate all necessary actions with respect to the perfection of their appraisal rights within the time periods prescribed in Sections 85 through 98 of Chapter 156B of the MBCL. If no Dissenting Shareholder files a bill in equity in the Essex County Superior court within four months after the expiration of the 30-day period, the rights of all Dissenting Shareholders to appraisal will cease.

         At a trial, the Essex County Superior Court will appraise the shares and determine their fair value as of the day preceding the date of the meeting at which the Merger was approved, exclusive of any element of value arising from the Merger, which may be greater or less than the consideration offered to the shareholders of Family under the Agreement. The court will direct payment by Family of the fair value of the shares held by the Dissenting Shareholders, together with interest, if any. The costs of the proceeding would be determined by the court and taxed upon the parties, including any Dissenting Shareholders, as the court may deem equitable.

         Under Massachusetts statutory law, procedures relating to dissenters' rights are stated to be the exclusive remedy available to a shareholder objecting to the Merger, except upon the grounds that the Merger will be or is illegal or fraudulent as to such shareholder. Under Massachusetts case law, however, dissenting shareholders may not be limited to the statutory remedy of judicial appraisal where violations of fiduciary duty are found.

         The above summary of Sections 85 through 98 of Chapter 156B of the MBCL does not purport to be complete and is qualified in its entirety by reference to such provisions in Annex VII hereto, which should be reviewed carefully by any holder of Family Common Stock who wishes to exercises statutory appraisal rights with respect thereto or who wishes to preserve the right to do so. Failure to comply with the procedures set forth in Sections 85 through 98 of Chapter 156B of the MBCL may result in the loss of appraisal rights.

         Holders of PHFG Common Stock do not have rights under the MBCA or otherwise to dissent from the Merger and obtain the fair value of their shares of PHFG Common Stock.

              PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

         The following unaudited pro forma combined condensed consolidated balance sheet presents the combined balance sheets of PHFG and Family, assuming the Merger was consummated as of March 31, 1996, and the following unaudited pro forma combined condensed consolidated statements of operations present the combined consolidated statements of operations of PHFG and Family assuming the Merger was consummated as of the beginning of the indicated periods. The Merger will be accounted for under the purchase method of accounting. For a description of the purchase method of accounting, see "The Merger - Accounting Treatment of the Merger." Certain insignificant reclassifications have been reflected in the pro forma information to conform statement presentations.

         The effect of reorganization and restructuring charges in connection with the Merger have been reflected in the pro forma combined condensed consolidated balance sheet; however, because the charges are nonrecurring, they have not been reflected in the pro forma combined condensed consolidated statements of operations. The pro forma financial data does not give effect to anticipated cost savings in connection with the Merger.

         The following unaudited pro forma combined condensed consolidated balance sheet of PHFG and Family also presents the effects of PHFG's plan to repurchase approximately 2.6 million shares of PHFG Common Stock in connection with the acquisition of Family (the "Repurchase Program"), assuming the Repurchase Program was consummated as of March 31, 1996, and the following unaudited pro forma combined consolidated statements of operations of PHFG and Family present the combined consolidated statements of operations of PHFG and Family assuming the Repurchase Program was consummated as of the beginning of the indicated periods. In each case it is assumed that shares of PHFG Common Stock, which may be purchased pursuant to an issuer tender offer, in the open market and/or in privately-negotiated transactions with existing shareholders, are purchased at a weighted average effective cost of $21 per share. Although PHFG intends to repurchase all or substantially all of the desired number of shares of PHFG Common Stock by the date of consummation of the Merger, repurchases will be subject to market and economic conditions and, as a result, there can be no assurance that PHFG will repurchase such shares or that such shares will be repurchased at the assumed weighted average effective cost set forth above. Consummation of the Repurchase Program is not a condition to the obligations of the parties to the Agreement to consummate the Merger.

         The pro forma information presented is not necessarily indicative of the combined financial position that would have resulted had the Merger and the Repurchase Program been consummated at March 31, 1996 or the combined results of operations that would have resulted had the Merger and the Repurchase Program been consummated at the beginning of the indicated periods, nor is the pro forma information necessarily indicative of the future financial position or results of operations of the combined entities.

         The pro forma information should be read in conjunction with the historical consolidated financial statements of PHFG and Family, including the related notes, incorporated by reference herein, the supplemental consolidated financial statements of PHFG, including the related notes, incorporated by reference herein and the selected consolidated and other pro forma financial information, including the notes thereto, appearing elsewhere in this Prospectus/Joint Proxy Statement. See "Incorporation of Certain Documents by Reference."

             PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                                 PHFG AND FAMILY
                                 MARCH 31, 1996
                                   (Unaudited)
                        (In Thousands, Except Share Data)

                                                                                                    PHFG
                                                                                                     and
                                                                                 Pro Forma         Family
                                                      PHFG         Family       Adjustments       Combined
                                                   --------     ----------     ------------     ----------
ASSETS
   Cash and due from banks                           $164,587       $ 31,032       $   --          $195,619
   Federal funds sold                                  49,000          5,135           --            54,135
   Securities available for sale
      at market value                                 767,539        364,721           --         1,132,260
   Loans held for sale                                 88,185          8,009                         96,194
   Loans and leases (net of deferred fees)          3,022,443        450,297        2,780(1)      3,475,520
   Less: Allowance for loan and lease losses           65,533          6,506           --            72,039
                                                     --------        -------       ------          --------
                Net loans and leases                2,956,910        443,791        2,780         3,403,461
                                                    ---------        -------       ------         ---------
   Premises and equipment                              56,809         12,641           99(2)         69,549
   Goodwill and other intangibles                      40,100          5,865       35,921(3)         81,886
   Mortgage servicing rights                           23,187             83        4,217(4)         27,487
   Other real estate and repossessed assets owned      12,954          4,057           --            17,011
   Deferred income taxes                               33,045          2,676        1,844(5)         37,565
   Interest and dividends receivable                   31,019          5,596           --            36,615
   Other assets                                        34,577          3,781           --            38,358
                                                       ------          -----       ------            ------
                Total assets                       $4,257,912       $887,387      $44,862        $5,190,161
                                                    =========        =======       ======         =========

LIABILITIES AND SHAREHOLDERS' EQUITY
   Deposits:
              Regular savings                        $599,424       $175,689     $     --          $775,113
              Money market access accounts            510,216         60,912           --           571,128
              Certificates of deposit               1,463,867        340,876       (1,913)(6)     1,802,830
              NOW accounts                            357,891         82,437           --           440,328
              Demand deposits                         416,029         76,732           --           492,761
                                                      -------         ------      -------           -------
                                                    3,347,427        736,646       (1,913)        4,082,160
                                                    ---------        -------      -------          ---------
   Federal funds purchased                             20,337             --           --            20,337
   Securities sold under repurchase agreements        164,674          2,615           --           167,289
   Borrowings from the Federal Home
     Loan Bank of Boston                              291,444         65,311        2,079(7)        358,834
   Other borrowings                                    21,265             --           --            21,265
   Deferred income taxes                               10,566            261        2,908(8)         13,807
   Other liabilities                                   40,044         13,711        4,960(9)         58,715
                                                      -------         ------      -------         ---------
                Total liabilities                   3,895,757        818,544        8,106         4,722,407
                                                    ---------        -------      -------         ---------
   Shareholders' equity:
      Preferred Stock                                      --             --           --                --
      Common Stock:
         PHFG                                             256                         (54)(10)          310
         Family                                                          562         (562)(10)           --
   Paid in capital                                    224,268         30,040       75,505(10)       329,813
   Retained earnings                                  143,379         48,857      (48,857)(10)      143,379
   Net unrealized gain (loss) on
      securities available for sale                       807           (679)         679(10)           807
   Treasury stock at cost                              (6,555)        (9,883)       9,883(10)        (6,555)
   Unearned compensation - ESOP                            --            (54)          54(10)            --
                                                      -------       --------     --------          --------
                Total shareholders' equity            362,155         68,843       36,756           467,754
                                                      -------        -------       ------           -------
                Total liabilities and shareholders'
                  equity                           $4,257,912       $887,387      $44,862        $5,190,161
                                                    =========        =======       ======         =========


                                                                         PHFG
                                                                         and
                                                      Repurchase        Family
                                                       Program         Combined
                                                    -----------      ----------
ASSETS
   Cash and due from banks                              $     --       $195,619
   Federal funds sold                                         --         54,135
   Securities available for sale
      at market value                                    (54,600)     1,077,660
   Loans held for sale                                        --         96,194
   Loans and leases (net of deferred fees)                    --      3,475,520
   Less: Allowance for loan and lease losses                  --         72,039
                                                         -------       --------
                Net loans and leases                          --      3,403,481
                                                         -------      ---------
   Premises and equipment                                     --         69,549
   Goodwill and other intangibles                             --         81,886
   Mortgage servicing rights                                  --         27,487
   Other real estate and repossessed assets owned             --         17,011
   Deferred income taxes                                      --         37,565
   Interest and dividends receivable                          --         36,615
   Other assets                                               --         38,358
                                                         -------         ------
                Total assets                            $(54,600)    $5,135,561
                                                        ==========   ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
   Deposits:
              Regular savings                           $  --          $775,113
              Money market access accounts                 --           571,128
              Certificates of deposit                      --         1,802,830
              NOW accounts                                 --           440,328
              Demand deposits                              --           492,761
                                                         -------        -------
                                                           --         4,082,160
                                                         -------      ---------
   Federal funds purchased                                 --            20,337
   Securities sold under repurchase agreements             --           167,289
   Borrowings from the Federal Home
     Loan Bank of Boston                                   --           358,834
   Other borrowings                                        --            21,265
   Deferred income taxes                                   --            13,807
   Other liabilities                                       --            58,715
                                                         -------         ------
                Total liabilities                          --         4,722,407
                                                         -------      ---------
   Shareholders' equity:
      Preferred Stock                                      --             --
      Common Stock:
         PHFG                                              --               310
         Family                                            --             --
   Paid in capital                                         --           329,813
   Retained earnings                                       --           143,379
   Net unrealized gain (loss) on
      securities available for sale                        --               807
   Treasury stock at cost                               (54,600)        (61,155)
   Unearned compensation - ESOP                            --             --
                                                         -------        -------
                Total shareholders' equity              (54,600)        413,154
                                                        -------         -------
                Total liabilities and shareholders'
                  equity                               $(54,600)     $5,135,561
                                                        =======       =========

                    PRO FORMA COMBINED CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                                 PHFG AND FAMILY
                        THREE MONTHS ENDED MARCH 31, 1996
                                   (Unaudited)
                        (In Thousands, Except Share Data)

                                                                                                       PHFG
                                                                                 Pro Forma          and Family
                                                PHFG             Family         Adjustments          Combined
                                          -------------      ------------     -------------      --------------
Interest and dividend income:
  Interest and fees on loans and leases       $67,930            $ 9,987        $   (139)(11)        $   77,778
  Interest on mortgage-backed investments       3,496              4,131            --                    7,627
  Interest on other investments                 8,904              1,406            --                   10,310
  Dividends on equity securities                  424                129            --                      553
                                              -------            -------          -------               -------
    Total interest and dividend income         80,754             15,653            (139)                96,268
                                               ------             ------         -------                 ------

Interest expense:
  Interest on deposits                         29,568              6,565             239(12)             36,372
  Interest on borrowed funds                    6,047              1,008            (260)(13)             6,795
                                                -----             ------         -------                  -----
    Total interest expense                     35,615              7,573             (21)                43,167
                                               ------             ------         -------                 ------

    Net interest income                        45,139              8,080            (118)                53,101

Provision for loan losses                         450                250            --                      700
                                              -------            -------          -------                ------

    Net interest income after
      provision for loan losses                44,689              7,830            (118)                52,401
                                               ------             ------          ------                 ------

Noninterest income:

  Mortgage banking services                     3,364                224            (151)(14)             3,437
  Customer services                             3,269                938            --                    4,207
  Trust and investment advisory services        1,644                 46            --                    1,690
  Loan related services                           442                 25            --                      467
  Net securities gains                            504                202            --                      706
  Other noninterest income                        246                 62            --                      308
                                               ------             ------          -------               -------
                                                9,469              1,497            (151)                10,815
                                                -----             ------          -------                 ------
Noninterest expenses:
  Salaries and employee benefits               18,238              2,823            --                   21,061
  Occupancy                                     3,297                466                1(15)             3,764
  Data processing                               2,798                250            --                    3,048
  Equipment                                     2,008                487            --                    2,495
  Advertising and marketing                       993                300            --                    1,293
  Deposit and other assessments                   345                106            --                      451
  Collection and carrying costs of
    nonperforming assets                          504                 53            --                      557
  Other noninterest expenses                    6,399              1,395              598(16)             8,392
                                                -----             ------           ------                -------
                                               34,582              5,880              599                41,061
                                               ------             ------           ------                -------

Income before income tax                       19,576              3,447             (868)               22,155
Applicable income tax                           6,970              1,335             (113)(17)            8,192
                                                -----             ------             ----                ------
    Net income                                $12,606            $ 2,112            $(755)           $   13,963
                                               ======             ======             ====                ======
Net income per share                         $   0.50            $  0.50        $   --               $     0.45
Average shares outstanding                 25,128,427          4,261,651        1,305,132            30,695,210



                                                                PHFG
                                             Repurchase      and Family
                                              Program         Combined
                                           -----------     -----------
Interest and dividend income:
  Interest and fees on loans and leases      $        --    $    77,778
  Interest on mortgage-backed investments             --          7,627
  Interest on other investments                     (853)         9,457
  Dividends on equity securities                      --            553
                                             -----------    -----------
    Total interest and dividend income              (853)        95,416
                                             -----------    -----------

Interest expense:
  Interest on deposits                                --         36,372
  Interest on borrowed funds                          --          6,795
                                             -----------    -----------
    Total interest expense                            --         43,167
                                             -----------    -----------

    Net interest income                             (853)        52,248

Provision for loan losses                             --            700
                                             -----------    -----------

    Net interest income after
      provision for loan losses                     (853)        51,548
                                             -----------    -----------
Noninterest income:
  Mortgage banking services                           --          3,437
  Customer services                                   --          4,207
  Trust and investment advisory services              --          1,690
  Loan related services                               --            467
  Net securities gains                                --            706
  Other noninterest income                            --            308
                                             -----------    -----------
                                                      --         10,815
                                             -----------    -----------
Noninterest expenses:
  Salaries and employee benefits                      --         21,061
  Occupancy                                           --          3,764
  Data processing                                     --          3,048
  Equipment                                           --          2,495
  Advertising and marketing                           --          1,293
  Deposit and other assessments                       --            451
  Collection and carrying costs of
    nonperforming assets                              --            557
  Other noninterest expenses                          --          8,392
                                             -----------    -----------
                                                      --         41,061
                                             -----------    -----------

Income before income tax                            (853)        21,302
Applicable income tax                               (290)         7,902
                                             -----------    -----------
    Net income                               $      (563)   $    13,400
                                             ===========    ===========
Net income per share                         $        --    $      0.48
Average shares outstanding                    (2,600,000)    28,095,210

                    PRO FORMA COMBINED CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                                 PHFG AND FAMILY
                          YEAR ENDED DECEMBER 31, 1995
                                   (Unaudited)
                        (In Thousands, Except Share Data)

                                                                                                          PHFG
                                                                                    Pro Forma          and Family
                                                   PHFG            Family          Adjustments          Combined
                                              ------------     -------------     --------------     --------------
Interest and dividend income:
  Interest and fees on loans and leases        $    253,787      $   40,207        $    (556)(11)     $   293,438
  Interest on mortgage-backed investments            12,627          12,285                --              24,912
  Interest on other investments                      37,521           6,667                --              44,188
  Dividends on equity securities                      1,914             825                --               2,739
                                                   --------        --------           -------               -----
    Total interest and dividend income              305,849          59,984              (556)            365,277
                                                    -------         -------             ----              -------

Interest expense:
  Interest on deposits                              108,209          24,860               957(12)         134,026
  Interest on borrowed funds                         26,686           2,872           (1,040)(13)          28,519
                                                    -------        --------           ------               ------
    Total interest expense                          134,895          27,732              (83)             162,544
                                                    -------         -------              ---              -------

    Net interest income                             170,954          32,252             (473)             202,733

Provision for loan losses                             4,230           1,150                --               5,380
                                                   --------        --------             -----               -----

    Net interest income after
      provision for loan losses                     166,724          31,102             (473)             197,353
                                                    -------         -------             ----              -------


Noninterest income:
  Mortgage banking services                          10,849           1,025             (602)(14)          11,272
  Customer services                                  11,908           3,465                --              15,373
  Trust and investment advisory services              5,850             200                --               6,050
  Loan related services                               1,907             199                --               2,106
  Net securities gains                                  116             979                --               1,095
  Other noninterest income                              787             313                --               1,100
                                                   --------        --------            ------               -----
                                                     31,417           6,181              (602)             36,996
                                                    -------         -------           ------               ------
Noninterest expenses:
  Salaries and employee benefits                     67,472          10,775                --              78,247
  Occupancy                                          10,574           1,951                 3(15)          12,528
  Data processing                                     8,924           1,052                --               9,976
  Equipment                                           6,844           1,909                --               8,753
  Advertising and marketing                           4,642             749                --               5,391
  Deposit and other assessments                       4,497             845                --               5,342
  Collection and carrying costs of
    nonperforming assets                              2,595             397                --               2,992
  Merger expenses                                     4,958              --                --               4,958
  Other noninterest expenses                         19,774           6,024             2,395(16)          28,193
                                                    -------        --------            -----               ------
                                                    130,280          23,702             2,398             156,380
                                                    -------         -------             -----             -------

Income before income tax                             67,861          13,581            (3,473)             77,969
Applicable income tax                                23,375           5,582              (453)(17)         28,504
                                                    -------        --------            ------              ------
    Net income                                 $     44,486      $    7,999        $   (3,020)        $    49,465
                                                    =======         =======            ======              ======
Net income per share                           $       1.80      $     1.90        $      --          $      1.64
Average shares outstanding                       24,696,393       4,203,000         1,289,883          30,189,276



                                                                        PHFG
                                                    Repurchase       and Family
                                                      Program         Combined
                                                   -----------     -----------
Interest and dividend income:
  Interest and fees on loans and leases           $      --         $   293,438
  Interest on mortgage-backed investments                --              24,912
  Interest on other investments                        (3,413)           40,776
  Dividends on equity securities                         --               2,739
                                                        ------            -----
    Total interest and dividend income                 (3,413)          361,865
                                                       ------           -------

Interest expense:
  Interest on deposits                                   --             134,026
  Interest on borrowed funds                             --              28,519
                                                       -------           ------
    Total interest expense                               --             162,544
                                                       -------          -------

    Net interest income                                (3,413)          199,321

Provision for loan losses                                --               5,380
                                                        ------            -----

    Net interest income after
      provision for loan losses                        (3,413)          193,941
                                                       ------           -------


Noninterest income:
  Mortgage banking services                              --              11,272
  Customer services                                      --              15,373
  Trust and investment advisory services                 --               6,050
  Loan related services                                  --               2,106
  Net securities gains                                   --               1,095
  Other noninterest income                               --               1,100
                                                       -------            -----
                                                         --              36,996
                                                       -------           ------
Noninterest expenses:
  Salaries and employee benefits                         --              78,247
  Occupancy                                              --              12,528
  Data processing                                        --               9,976
  Equipment                                              --               8,753
  Advertising and marketing                              --               5,391
  Deposit and other assessments                          --               5,342
  Collection and carrying costs of
    nonperforming assets                                 --               2,992
  Merger expenses                                        --               4,958
  Other noninterest expenses                             --              28,193
                                                       -------           ------
                                                         --             156,380
                                                       -------          -------

Income before income tax                               (3,413)           74,556
Applicable income tax                                  (1,160)           27,344
                                                       -------           ------
    Net income                                    $    (2,253)          $47,212
                                                       ======            ======
Net income per share                              $        --       $      1.71
Average shares outstanding                         (2,600,000)       27,589,276

     Notes to Pro Forma Combined Condensed Consolidated Financial Statements


(1) Reflects adjustment of Family's loan portfolio to estimated fair value.

(2) Reflects adjustment of Family's premises and equipment to estimated fair value.

(3) Reflects the excess of the purchase price of Family over the fair value of the net assets acquired (goodwill) after reflecting the adjustments described in Notes 1-2 and 4-9.

(4) Reflects the estimated fair value of Family's mortgage servicing portfolio.

(5) Reflects adjustment related to the exercise of the Family Options referred to in Note 10 and the tax effect of certain related purchase accounting adjustments.

(6) Reflects adjustment of Family's certificates of deposit to fair value.

(7) Reflects adjustment of Family's FHLB advances to fair value.

(8) Reflects tax effect of certain purchase accounting adjustments.

(9) Reflects $4.96 million of estimated one-time reorganization and restructuring costs related to the Merger. Such costs include estimated investment banking and other professional fees, severance costs associated with expected consolidations following the Merger, stock issuance costs and miscellaneous other costs. The effect of the one-time charges has been reflected in the pro forma consolidated balance sheet data but not in the pro forma operations data because it is nonrecurring.

(10) Reflects elimination of certain Family shareholder equity accounts and adjustment of paid-in capital and common stock to reflect market value of the PHFG Common Stock to be issued in the Merger. The purchase price is based on exchanging 1.26 shares of PHFG Common Stock for (i) each outstanding share of Family Common Stock and (ii) each share of Family Common Stock (x) issued upon exercise of outstanding Family Options between March 31, 1996 and May 31, 1996 and (y) issuable upon exercise of outstanding Family Options which are scheduled to expire in accordance with their terms on or prior to December 31, 1996, in each case at the per share closing price of the PHFG Common Stock ($19.75) on May 30, 1996, the last business day preceding public announcement of the Agreement. Shares issuable upon the exercise of Family Options which are not scheduled to expire in accordance with their terms on or prior to December 31, 1996 are not included in the number of outstanding shares of Family Common Stock on the assumption that all such options will become equivalent options to purchase PHFG Common Stock.

         The estimated total market value of the PHFG Common Stock to be issued in connection with the Merger is calculated as follows:

Number of shares of Family Common Stock outstanding on
  March 31, 1996                                                               4,087,048
Incremental shares of Family Common Stock issued upon exercise of Family Options between March 31, 1996 and May 31, 1996
  and upon exercise of Family Options which expire on or before
  December 31, 1996                                                              156,431
                                                                               ---------
Total assumed number of outstanding shares of Family Common
  Stock                                                                        4,243,479
Exchange Ratio                                                                      1.26
Total number of shares of PHFG Common Stock to be issued in
  the Merger                                                                   5,346,784
Market price per share of PHFG Common Stock on May 30,
  1996                                                                            $19.75
                                                                                   -----
Total market value of PHFG Common Stock to be issued in the
  Merger (in thousands)                                                         $105,599
                                                                                 =======

(11) Reflects accretion of the premium on loans and leases over a five-year period.

(12)   Reflects amortization of the premium on deposits over a two-year period.

(13)   Reflects accretion of the discount on borrowings over a two-year period.

(14) Reflects amortization of mortgage servicing rights resulting from the acquisition of Family over a seven-year period.

(15) Reflects amortization of adjustment to fair value of premises and equipment over a 31.5 year period.

(16)   Reflects amortization of goodwill (amortized over a 15-year period).

(17)   Reflects the tax effect of the adjustments described in Notes 11-15.

                        CERTAIN REGULATORY CONSIDERATIONS

         Financial institutions and their holding companies are extensively regulated under federal and state laws. As a result, the business, financial condition and prospects of PHFG and Family and their respective banking subsidiaries can be materially affected not only by management decisions and general economic conditions, but also by applicable statutes and regulations and other regulatory pronouncements and policies promulgated by regulatory agencies with jurisdiction over them. The effect of such statutes, regulations and other pronouncements and policies can be significant, cannot be predicted with a high degree of certainty and can change over time. Moreover, such statutes, regulations and other pronouncements and policies are intended to protect depositors and the BIF and the Savings Association Insurance Fund ("SAIF") administered by the FDIC, and not stockholders or holders of indebtedness which is not insured by the FDIC.

         PHFG is a registered bank holding company under the BHCA subject to regulation and supervision by the FRB. As state-chartered banking institutions, PHB and BNH are subject to regulation and supervision by the Bureau of Banking of the State of Maine and the New Hampshire Bank Commissioner, respectively, as well as by the FDIC. The BIF, and to a lesser extent the SAIF as a result of acquisitions of savings institutions or branches thereof, insure the deposits of PHFG's banking subsidiaries up to the maximum extent permitted by federal law.

         Family is a registered savings and loan holding company under the HOLA subject to regulation and supervision by the OTS. Family Bank is subject to regulation and supervision by the OTS, as its chartering authority, and by the FDIC. The BIF, and to a lesser extent the SAIF as a result of Family's acquisition of a savings institution branch, insure Family Bank's deposits up to the maximum extent permitted by federal law.

         Subject to application to and approval of the OTS (see "The Merger - Regulatory Approvals"), as a result of the Merger PHFG will become a savings and loan holding company under the HOLA subject to certain regulation and supervision by the OTS (which will continue to be the primary federal banking regulator of Family Bank). Such regulation and supervision of PHFG will be in addition to that of the FRB as a result of PHFG's status as a bank holding company under the BHCA. Set forth below is a brief description of the regulation of savings and loan holding companies which also are bank holding companies and which will be applicable to PHFG upon consummation of the Merger.

         Registration and Reporting Requirements. Savings and loan holding companies are required to register as such with the OTS within 90 days after becoming a savings and loan holding company. Each savings and loan holding company, including subsidiary savings and loan holding companies, is required to file an annual report with the OTS and quarterly current reports detailing changes from the annual filing. Currently, no fees are required in connection with the filing of these reports.

         Activities Limitations. In general, a savings and loan holding company which holds only one savings institution subsidiary which meets a so-called "qualified thrift lender test" set forth in the HOLA and regulations of the OTS thereunder is not subject to activities limitations, whereas a savings and loan holding company which holds more than one savings institution subsidiaries, or only one savings institution subsidiary which does not meet the

"qualified thrift lender" test, is subject to activities limitations which are comparable to, but not identical with, the activities limitations which are applicable to all bank holding companies under the BHCA. Pursuant to OTS regulations, the activities limitations which are applicable to a savings and loan holding company are not applicable to a company which is treated as a bank holding company under the BHCA or any of its subsidiaries.

         Restrictions on Acquisitions. Except under limited circumstances, savings and loan holding companies are prohibited from acquiring, without prior approval of the Director of the OTS, (i) control of any other savings institution or savings and loan holding company or substantially all the assets thereof or (ii) more than 5% of the voting shares of a savings institution or holding company thereof which is not a subsidiary. Except with the prior approval of the Director of the OTS, no director or officer of a savings and loan holding company or person owning or controlling by proxy or otherwise more than 25% of such company's stock, may acquire control of any savings institution, other than a subsidiary savings institution, or of any other savings and loan holding company.

         The Director of the OTS may approve acquisitions resulting in the formation of a multiple savings and loan holding company which controls savings institutions in more than one state only if (i) the multiple savings and loan holding company involved controls a savings institution which operated a home or branch office located in the state of the institution to be acquired as of March 5, 1987, (ii) the acquiror is authorized to acquire control of the savings institution pursuant to the emergency acquisition provisions of the Federal Deposit Insurance Act or (iii) the statutes of the state in which the institution to be acquired is located specifically permit institutions to be acquired by state-chartered savings institutions located in the state where the acquiring entity is located (or by a holding company that controls such state-chartered savings institutions).

         Transactions with Affiliates. Transactions between a savings institution and its affiliates (including its parent holding company) are subject to substantially the same restrictions as are applicable to transactions between a bank and its affiliates. In this regard, a savings institution subsidiary is subject to the restrictions set forth in Sections 23A and 23B of the Federal Reserve Act and the additional restrictions set forth in Section 11(a) of the HOLA, as implemented in regulations of the OTS thereunder.

         Examinations. Each savings and loan holding company and each subsidiary thereof is subject to such examinations as the OTS may prescribe. The cost of each examination (other than examinations of savings institutions) shall be assessed against and paid by such holding company. The OTS shall, to the extent feasible, use for these purposes reports filed with or examinations made by other federal agencies or the appropriate state supervisory authority.

         The above discussion of the regulation of financial institutions and their holding companies is not intended to be a complete description of the regulation and supervision of PHFG and Family and their respective banking subsidiaries and is qualified in its entirety by reference to applicable statutes, regulations and other regulatory pronouncements. Additional information relating to the regulation of PHFG and Family is included in the documents incorporated by reference herein. See "Incorporation of Certain Documents by Reference" and "Available Information."

                        DESCRIPTION OF PHFG CAPITAL STOCK

         PHFG is authorized to issue up to 100,000,000 shares of PHFG Common Stock and up to 5,000,000 shares of preferred stock, par value $.01 per share ("PHFG Preferred Stock"). The capital stock of PHFG does not represent or constitute a deposit account and is not insured by the FDIC.

         The following description of the PHFG capital stock does not purport to be complete and is qualified in all respects by reference to the Articles of Incorporation ("Articles") and Bylaws of PHFG, the PHFG Rights Agreement (as defined below) and the MBCA.

PHFG COMMON STOCK

         General. Each share of PHFG Common Stock has the same relative rights and is identical in all respects with each other share of PHFG Common Stock. The PHFG Common Stock is not subject to call for redemption and, upon receipt by PHFG of the shares of Family Common Stock surrendered in exchange for PHFG Common Stock, each share of PHFG Common Stock offered hereby will be fully paid and non-assessable.

         Voting Rights. Except as provided in any resolution or resolutions adopted by the Board of Directors establishing any series of PHFG Preferred Stock, the holders of PHFG Common Stock possess exclusive voting rights in PHFG. Each holder of PHFG Common Stock is entitled to one vote for each share held on all matters voted upon by shareholders, and shareholders are not permitted to cumulate votes in elections of directors.

         Dividends. Subject to the rights of the holders of any series of PHFG Preferred Stock, the holders of the PHFG Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors of PHFG out of funds legally available therefor.

         Preemptive Rights. Holders of PHFG Common Stock do not have any preemptive rights with respect to any shares which may be issued by PHFG in the future; thus, PHFG may sell shares of PHFG Common Stock without first offering them to the then holders of the PHFG Common Stock.

         Liquidation. In the event of any liquidation, dissolution or winding up of PHFG, the holders of the PHFG Common Stock would be entitled to receive, after payment of all debts and liabilities of PHFG, all assets of PHFG available for distribution, subject to the rights of the holders of any PHFG Preferred Stock which may be issued with a priority in liquidation or dissolution over the holders of the PHFG Common Stock.

PHFG PREFERRED STOCK

         The Board of Directors of PHFG is authorized to issue PHFG Preferred Stock and to fix and state voting powers, designations, preferences or other special rights of such shares and the qualifications, limitations and restrictions thereof. The PHFG Preferred Stock may be issued in distinctly designated series, may be convertible into PHFG Common Stock and may rank prior to the PHFG Common Stock as to dividend rights, liquidation preferences, or both.

         The authorized but unissued shares of PHFG Preferred Stock (as well as the authorized but unissued and unreserved shares of PHFG Common Stock) are available for issuance in future mergers or acquisitions, in a future public offering or private placement or for other general corporate purposes. Except as otherwise required to approve the transaction in which the additional authorized shares of PHFG Preferred Stock (as well as PHFG Common Stock) would be issued, shareholder approval generally would not be required for the issuance of these shares. Depending on the circumstances, however, shareholder approval may be required pursuant to the requirements for continued listing of the PHFG Common Stock on the Nasdaq Stock Market's National Market or the requirements of any exchange on which the PHFG Common Stock may then be listed.

PHFG RIGHTS

         Each share of PHFG Common Stock has attached to it one Preferred Stock Purchase Right (a "PHFG Right") issued pursuant to a Preferred Stock Rights Agreement (the "PHFG Rights Agreement") between PHFG and Mellon Securities Trust Company, as the PHFG Rights Agent. Each PHFG Right entitles the registered holder to purchase from PHFG a unit consisting of one one-hundredth of a share (a "Unit") of Series A Junior Participating Preferred Stock, par value $.01 per share, at a purchase price of $90.00 per Unit, subject to adjustment (the "Purchase Price").

         The PHFG Rights will not separate from the PHFG Common Stock, be distributed and become exercisable until on a date ("Distribution Date") which will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons, other than employee benefit plans of PHFG (an "Acquiring Person"), has acquired beneficial ownership of 20% or more of the outstanding shares of PHFG Common Stock (the "Stock Acquisition Date"), or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors of PHFG prior to such time as any person becomes an Acquiring Person) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 25% or more of such outstanding shares of PHFG Common Stock. Until the Distribution Date, the PHFG Rights will be evidenced by the PHFG Common Stock certificates and will be transferred with and only with such PHFG Common Stock certificates, and the surrender for transfer of any certificates for PHFG Common Stock outstanding also will constitute the transfer of the PHFG Rights associated with the PHFG Common Stock represented by such certificate. The PHFG Rights are not exercisable until the Distribution Date and will expire at the close of business on September 25, 1999, unless earlier redeemed by PHFG, as described below.

         Unless the PHFG Rights are earlier redeemed, in the event that at any time following the Stock Acquisition Date (i) PHFG were to be the surviving corporation in a merger or other business combination with an Acquiring Person and the PHFG Common Stock remained outstanding and was not changed into or exchanged for other securities or assets, (ii) an Acquiring Person engages in a number of other self-dealing transactions specified in the PHFG Rights Agreement, or (iii) any person, other than employee benefit plans of PHFG, becomes the beneficial owner of 25% or more of the then-outstanding shares of PHFG Common Stock, the PHFG Rights Agreement provides that proper provision shall be made so that each holder of record of a PHFG Right, other than the Acquiring Person, whose PHFG Rights will thereupon become null and void, and certain of its transferees, will thereafter have the right to receive, upon exercise and payment of the Purchase Price, PHFG Common Stock (or, in certain circumstances, cash, property or other securities of PHFG) having a value equal to two times the exercise price of the PHFG Right. In addition, unless the PHFG Rights are earlier redeemed, in the event that at any time following the Stock Acquisition Date, (i) PHFG is involved in a merger or other business combination in which PHFG is not the surviving corporation or in which the PHFG Common Stock is changed into or exchanged for other securities of any other person or cash or any other property, or (ii) 50% or more of PHFG's assets or earning power of PHFG and its subsidiaries taken as a whole is sold or transferred, the PHFG Rights Agreement provides that proper provision shall be made so that each holder of record of a PHFG Right (other than PHFG Rights which previously have been voided as set forth above) will from and after such date have the right to receive, upon exercise and payment of the Purchase Price, common stock of the acquiring company having a value equal to two times the exercise price of the PHFG Right. The events set forth in this paragraph are referred to in the PHFG Rights Agreement as the "Triggering Events."

         At any time after a person becomes an Acquiring Person, PHFG may exchange all or part of the PHFG Rights (other than PHFG Rights which previously have been voided as set forth above) for shares of PHFG Common Stock at an exchange ratio of one share per PHFG Right, as such may be appropriately adjusted to reflect any stock split or similar transaction.

         At any time until 10 days following the Stock Acquisition Date, PHFG may redeem the PHFG Rights in whole, but not in part, at a price of $.01 per PHFG Right (the "Redemption Price"). Immediately upon the action of the PHFG Board ordering redemption of the PHFG Rights, the PHFG Rights will terminate and the only right of the holders of PHFG Rights will be to receive the Redemption Price.

         The PHFG Rights may have certain anti-takeover effects. The PHFG Rights would cause substantial dilution to a person or group that acquires 20% or more of the outstanding shares of PHFG Common Stock if a Triggering Event thereafter occurs without the PHFG Rights having been redeemed. However, the PHFG Rights should not interfere with any merger or other business combination approved by the PHFG Board because the PHFG Rights are redeemable under certain circumstances.

         The complete terms of the PHFG Rights are set forth in the PHFG Rights Agreement, which is incorporated by reference as an exhibit to the Registration Statement.
See "Available Information."

OTHER PROVISIONS

         The Articles and Bylaws of PHFG contain a number of provisions which may be deemed to have the effect of discouraging or delaying attempts to gain control of PHFG, including provisions in the Articles: (i) classifying the PHFG Board into three classes to serve for three years with one class being elected annually; (ii) authorizing the PHFG Board to fix the size of the PHFG Board between three and 15 directors; (iii) authorizing directors to fill vacancies in the PHFG Board; (iv) increasing the vote for removal of directors by shareholders; (v) increasing the amount of stock required to be held by shareholders seeking to call a special meeting of shareholders; and (vi) requiring an increased vote of shareholders to approve certain business combinations unless certain price and procedural requirements are met or the PHFG Board approves the business combination in the manner provided therein. The provisions in the Bylaws of PHFG include specific conditions under which (i) persons may be nominated for election as directors of PHFG at an annual meeting of shareholders; and (ii) business may be transacted at an annual meeting of shareholders.

         In addition to the foregoing, in certain instances the issuance of authorized but unissued shares of PHFG Common Stock or PHFG Preferred Stock may have an anti-takeover effect by making it more difficult and/or expensive to acquire PHFG. Sections 611-A and 910 of the MBCA also may have the same anti-takeover effects. See "Comparison of the Rights of Shareholders - State Anti-takeover Statutes."

TRANSFER AGENT

         The transfer agent and registrar for the PHFG Common Stock is ChaseMellon Shareholder Services, New York, New York.

                    COMPARISON OF THE RIGHTS OF SHAREHOLDERS

         PHFG is a Maine corporation subject to the provisions of the MBCA and Family is a Massachusetts corporation subject to the provisions of the MBCL. Upon consummation of the Merger, shareholders of Family will become shareholders of PHFG and their rights as shareholders of PHFG will be governed by the Articles and Bylaws of PHFG and the MBCA.

         THE FOLLOWING SUMMARY IS NOT INTENDED TO BE A COMPLETE STATEMENT OF THE DIFFERENCES AFFECTING THE RIGHTS OF FAMILY'S SHAREHOLDERS, BUT RATHER SUMMARIZES THE MORE SIGNIFICANT DIFFERENCES AFFECTING THE RIGHTS OF SUCH SHAREHOLDERS AND CERTAIN IMPORTANT SIMILARITIES; THE SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ARTICLES OF ORGANIZATION AND BYLAWS OF FAMILY, THE ARTICLES AND BYLAWS OF PHFG AND APPLICABLE LAWS AND REGULATIONS.

AUTHORIZED CAPITAL STOCK

         Family. Family's Articles of Organization authorize the issuance of up to 20,000,000 shares of Family Common Stock, of which ______ shares were outstanding as of the Record Date, and up to 10,000,000 shares of preferred stock, $0.10 par value per share ("Family Preferred Stock"), of which no shares are issued and outstanding. The Family Preferred Stock is issuable in series, each series having such rights and preferences as the Family Board may fix and determine by resolution.

         PHFG. PHFG's Articles authorize the issuance of up to 100,000,000 shares of PHFG Common Stock, of which ________ shares were outstanding as of the Record Date, and up to 5,000,000 shares of PHFG Preferred Stock, of which no shares are issued and outstanding. The PHFG Preferred Stock is issuable in series, each series having such rights and preferences as the PHFG Board may fix and determine by resolution.

ISSUANCE OF CAPITAL STOCK

         Family. Pursuant to authority contained in the MBCL, Family's Bylaws provide that the Family Board shall have the authority to issue or reserve for issue from time to time the capital stock of Family which may be authorized from time to time to such persons or organizations, for such consideration and on such terms as the Family Board may determine, including without limitation the granting of options, warrants of conversion or other rights to subscribe to such capital stock. Neither the MBCL nor Family's Articles of Organization and Bylaws require shareholder approval of any such actions. However, the Bylaws of the NASD generally require corporations, such as Family, with securities which are quoted on the Nasdaq Stock Market's National Market to obtain shareholder approval of certain issuances of common stock and most stock compensation plans for directors, officers and key employees of the corporation. Shareholder approval of stock-related compensation plans also may be sought in certain instances in order to qualify such plans for favorable federal income tax treatment under current laws and regulations.

         Holders of the capital stock of Family are not entitled to pre-emptive rights with respect to any shares of the capital stock of Family which may be issued.

         PHFG. Under the MBCA, PHFG may issue shares of PHFG capital stock and rights or options for the purchase of shares of capital stock of PHFG on such terms and for such consideration as may be determined by the Board of Directors of PHFG. Neither the MBCA nor PHFG's Articles and Bylaws require shareholder approval of any such actions, except that pursuant to the MBCA such rights or options to purchase PHFG Common Stock may be issued to directors, officers or employees of PHFG or its subsidiaries only if the issuance or plan pursuant to which they are issued is approved by the holders of a majority of the outstanding PHFG Common Stock. Moreover, PHFG also is subject to the same requirements of the Bylaws of the NASD as Family, and also may elect to seek shareholder approval of stock-related compensation plans in certain instances in order to qualify such plans for favorable federal income tax treatment under current laws and regulations.

         Holders of capital stock of PHFG are not entitled to pre-emptive rights with respect to any shares of the capital stock of PHFG which may be issued.

VOTING RIGHTS

         Family. Each share of Family Common Stock is entitled to one vote per share on all matters properly presented at meetings of shareholders of Family. Holders of Family Common Stock are not permitted to cumulate votes in elections of directors.

         PHFG. Each share of PHFG Common Stock is entitled to one vote per share on all matters properly presented at meetings of shareholders of PHFG. Holders of PHFG Common Stock are not permitted to cumulate votes in elections of directors.

         For information about the effects of the Merger on the voting rights of shareholders of Family and PHFG in connection with business combinations and certain other circumstances, see "Mergers, Consolidations and Sales of Assets," "Business Combinations with Certain Persons" and "State Anti-takeover Statutes" below.

CLASSIFICATION AND SIZE OF BOARD OF DIRECTORS

         Family. The Articles of Organization and Bylaws of Family provide that the number of directors of Family shall not be less than three nor more than 25. The Bylaws of Family provide that the Board of Directors of Family may be increased by up to two additional directors in any fiscal year by the shareholders at any meeting or by vote of a majority of the directors then in office. Currently the number of directors of Family is five.

         Pursuant to Family's Articles of Organization and Bylaws, the Family Board is divided into three classes as nearly equal in number as possible and approximately one-third of the directors are elected annually to serve three-year terms.

         PHFG. The Articles of PHFG provide that the PHFG Board may increase or decrease the number of directors of PHFG by resolution, and that the shareholders of PHFG may increase or decrease the number of directors by the affirmative vote of the holders of at least 67% of the shares entitled to vote generally in an election of directors, provided in each case that the minimum number of directors shall be three and the maximum number of directors shall be 15 and further provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Currently the number of directors of PHFG is 12, which will be increased to 13 upon consummation of the Merger. See "The Merger - Interests of Certain Persons in the Merger."

         Pursuant to PHFG's Articles and Bylaws, the PHFG Board is divided into three classes as nearly equal in number as possible and approximately one-third of the directors are elected annually to serve three-year terms.

DIRECTOR VACANCIES AND REMOVAL OF DIRECTORS

         Family. Any vacancy occurring in the Family Board as a result of resignation, removal or death may be filled by vote of a majority of the remaining directors, unless there is an "interested stockholder," in which case such vacancy may only be filled by vote of a majority of the "continuing directors" then in office. (The terms "interested stockholder" and "continuing directors" have the meanings set forth in Family's Articles of Organization. See "Business Combinations with Certain Persons" below.) A director elected to fill such a vacancy shall be elected to serve for a term of office continuing until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the authorized number of directors may be filled by the Family Board for a term of office continuing until the next election of directors by the shareholders.

         Under Family's Bylaws, any director may be removed, either with or without cause, by an affirmative vote of not less than (i) 80% of the total votes eligible to be cast by shareholders at a duly constituted meeting of shareholders called expressly for such purpose or (ii) 80% of the members of the Family Board then in office, unless at the time of such removal there shall be an "interested stockholder," in which case the affirmative vote of not less than a majority of the "continuing directors" then in office shall instead be required for removal by vote of the Family Board.

         PHFG. Vacancies occurring in the PHFG Board by reason of an increase in the number of directors may be filled by the PHFG Board, and any directors so chosen shall hold office until the next election of directors by the shareholders of PHFG. Any other vacancy in the PHFG Board, whether by reason of death, resignation, removal or otherwise, may be filled by the remaining directors of PHFG, or by a sole remaining director, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors are elected and qualified.

         Pursuant to the Articles of PHFG, directors of PHFG may be removed, with or without cause, by the holders of two thirds of the votes entitled to vote for directors at a meeting of shareholders called expressly for such purpose. Directors of PHFG also can be removed by PHFG for cause in the manner specified in the MBCA.

DIRECTOR DUTIES

         Family. Under the MBCL, in determining what they reasonably believe to be in the best interests of the corporation, directors may consider the interest of the corporation's employees, suppliers, creditors and customers, the economy of the state, region and nation, community and societal considerations and the long-term and short-term interests of the corporation and its shareholders. The Articles of Organization of Family contain a provision which provides for similar authority.

         PHFG. Under the MBCA, directors and officers may, in considering the best interests of the corporation and of its shareholders, consider the effects of any action upon employees, suppliers and customers of the corporation, communities in which offices or other establishments of the corporation are located and all other pertinent factors.

DIRECTOR CONFLICT OF INTEREST TRANSACTIONS

         Family. The Articles of Organization of Family provide that Family may enter into contracts and otherwise transact business as vendor, purchaser or otherwise with its directors, officers and shareholders and with corporations, joint stock companies, trusts, firms and associations in which they are or may be or become interested as directors, officers, shareholders, members, trustees, beneficiaries or otherwise as freely as though such adverse interest did not exist even though the vote, action or presence of such director, officer or shareholder may be necessary to obligate Family upon such contract or transaction. The Articles of Organization of Family further provide that no such contract or transaction shall be avoided and no such director, officer or shareholder shall be held liable to account to Family or to any creditor or shareholder of Family for any profit or benefit realized by him through any such contract or transaction by reason of such adverse interest or by reason of any fiduciary relationship of such director, officer or shareholder to Family arising out of such office or stock ownership, provided (in the case of directors and officers but not in the case of any shareholder who is not a director or officer of Family) that such contract or transaction was entered into in good faith, and the nature of the interest of such director or officer, though not necessarily the details or extent thereof, is known by or disclosed to the directors.

         PHFG. The MBCA generally provides that transactions involving a Maine corporation and an interested director (or officer) of that corporation are not void or voidable solely because of such director's (or officer's) interest if: (i) the material facts are disclosed and noted in the minutes and a majority of disinterested directors on the board of directors or a committee thereof authorize, approve or ratify the transaction, (ii) the material facts are disclosed and a majority of shares entitled to vote thereon authorize, approve or ratify the transaction, inclusive of any shares owned by or voted under the control of the benefited director, or (iii) the transaction was fair and equitable to the corporation at the time it is authorized or approved and the party asserting the fairness of the transaction establishes fairness.

EXCULPATION OF DIRECTORS

         Family. Family's Articles of Organization provide that a director of Family shall not be personally liable to Family or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Family or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or Section 62 of Chapter 156B of the MBCL (dealing with illegal distributions and certain loans, respectively) or (iv) for any transaction from which the director derived an improper personal benefit.

         PHFG. The MBCA contains a provision which provides that a director of a Maine corporation shall not be held personally liable for monetary damages for failure to discharge any duty as a director unless the director is found not to have acted honestly or in the reasonable belief that the action was in or not opposed to the best interests of the corporation or its shareholders.

SPECIAL MEETINGS OF SHAREHOLDERS

         Family. Special meetings of shareholders of Family may be called by the President or by the affirmative vote of a majority of the Family Board, provided, however, that if there is an "interested stockholder," any such call also shall require the affirmative vote of a majority of the "continuing directors" then in office. In addition, a special meeting of shareholders of Family shall be called by the clerk of Family upon written application of one or more shareholders who hold at least 10% of the capital stock entitled to vote thereat.

         PHFG. Special meetings of shareholders of PHFG may be called by the Chairman, the President or a majority of the PHFG Board and shall be called by the Chairman, the President or the Clerk upon the written request of the holders of not less than 50% of the issued and outstanding capital stock of PHFG entitled to vote on the matter for which the meeting is called, voting together as a single class, provided, however, that special meetings of shareholders of PHFG also may be called by the Superior Court of the State of Maine upon the petition of the holders of not less than 10% of the shares entitled to vote at the meeting.

SHAREHOLDER NOMINATIONS

         Family. Family's Bylaws provide that nominations by shareholders for election as a director must be made in writing and delivered or mailed to the President of Family (i) not less than 60 days nor more than 90 days prior to the date of the scheduled annual meeting, regardless of postponements, deferrals or adjournments of the meeting to a later date, provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A shareholder's notice shall set forth the information specified in Family's Bylaws.

         PHFG. PHFG's Bylaws provide that nominations by shareholders for election as a director must be made in writing and delivered or mailed to the Clerk of PHFG not later than (i) 90 days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. A shareholder's notice shall set forth the information specified in PHFG's Bylaws.

SHAREHOLDER PROPOSALS

         Family. Family's Bylaws provide that a proposal by shareholders for submission to a vote of shareholders at an annual meeting must be delivered to, or mailed and received at, the principal executive offices of Family not less than 60 days nor more than 90 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date, provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder to be timely must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which public disclosure was made. A shareholder's notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting the information specified in Family's Bylaws.

         PHFG. PHFG's Bylaws provide that a proposal by shareholders for submission to a vote of shareholders at an annual meeting must be made in writing and delivered or mailed to the Clerk of PHFG not less than 90 days prior to the anniversary date of the immediately preceding annual meeting. A shareholder's notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting the information specified in PHFG's Bylaws.

SHAREHOLDER ACTION WITHOUT A MEETING

         Family. The Bylaws of Family provide that action by shareholders may be taken only at a duly constituted meeting of shareholders. As a result, shareholders of Family may not act without a meeting by written consent of some or all of the shareholders.

         PHFG. The Bylaws of PHFG provide that any action to be taken or which may be taken at any annual or special meeting of shareholders may be taken if a consent in writing, setting forth the actions so taken, is given by the holders of all outstanding shares entitled to vote. Unanimous written consent is obtainable, as a practical matter, only on matters on which there are only a relatively few shareholders entitled to vote.

SHAREHOLDER'S RIGHT TO EXAMINE BOOKS AND RECORDS

         Family. Pursuant to the MBCL, Family's Articles of Organization, Bylaws, records of all meetings of incorporators and shareholders and the stock and transfer records shall be kept in Massachusetts for inspection by shareholders at Family's principal office and/or at an office of its transfer agent, its clerk or its resident agent. Under the statute, Family may refuse to make such books and records available for inspection if the purpose is other than in the interest of the shareholder relative to the affairs of Family, and under Family's Bylaws Family may similarly refuse to permit such inspection, except to the extent otherwise required by law, if there is reasonable ground for belief by the Family Board that such inspection will for any reason be adverse to the interests of Family.

         PHFG. The Bylaws of PHFG provide that a list of shareholders shall be available for inspection by any shareholder entitled to vote for a period of not less than 10 days before and during each meeting of shareholders. The MBCA provides that a shareholder of a Maine corporation such as PHFG who has been such for at least six months or owns 10% or more of the corporation's outstanding shares may, for any proper purpose, and subject to the provision, if requested, of specified affidavits, inspect the corporation's books and records of account, minutes of meetings and list or record of shareholders. The MBCA authorizes a shareholder of a Maine corporation which refuses to permit an authorized inspection to bring a legal action for an order directing the corporation to permit such inspection and, if successful, to be awarded costs and in certain circumstances specified punitive damages.

AMENDMENT OF GOVERNING INSTRUMENTS

         Family. No amendment to Family's Articles of Organization may be made unless it is approved by the shareholders of Family by not less than two thirds of the total votes eligible to be cast or, in the case of the provisions dealing with name, purpose and authorized capitalization of Family, a majority of the total votes eligible to be cast, at a duly constituted meeting, provided that if at any time within the 60-day period immediately preceding the meeting at which the shareholder vote is taken there is an "interested stockholder," such amendment also shall require the affirmative vote of a majority of the "continuing directors" prior to approval by shareholders.

         The Bylaws of Family generally may be amended by the shareholders or the Family Board. Such action by the Family Board shall require the affirmative vote of at least 80% of the directors then in office at a duly constituted meeting of the Family Board, unless at the time of such action there shall be an "interested stockholder," in which case such action also shall require the affirmative vote of at least a majority of the "continuing directors" then in office, at such meeting. Such action by the shareholders generally shall require
(i) the submission by the shareholders of written proposals for amending the Bylaws at least 60 days prior to the meeting at which they are to be considered and (ii) the affirmative vote of at least 80% of the total votes eligible to be cast by shareholders at a duly constituted meeting of shareholders called expressly for such purpose.

         PHFG. No amendment to PHFG's Articles generally may be made unless it is first proposed by the Board of Directors of PHFG and thereafter approved by the holders of at least a majority of all outstanding shares entitled to vote thereon, with the exception of certain sections thereof which can only be amended by the holders of at least 75% of the shares of PHFG entitled to vote generally in an election of directors, as specified therein. The sections in PHFG's Articles requiring such a higher vote of shareholders for amendment include those relating to the Board of Directors, special meetings of shareholders, informal action by shareholders and amendment of the Articles and Bylaws. In addition, the "fair price" provision included in the Articles of PHFG may not be amended except in the manner set forth therein. See "Business Combinations with Certain Persons" below.

         The Board of Directors of PHFG has the exclusive power to adopt, amend or repeal the Bylaws of PHFG.

MERGERS, CONSOLIDATIONS AND SALES OF ASSETS

         Family. The MBCL generally provides that an agreement of merger or consolidation or a sale, lease or exchange of all or substantially all of the property and assets of a corporation such as Family must be approved by the holders of two thirds of the shares of each class of stock outstanding and entitled to vote thereon, unless a corporation's articles of organization designate a lower percentage (but not less than a majority). The Articles of Organization and Bylaws of Family do not contain provisions which require a specific lower or, except as described under "Business Combinations with Certain Persons" below, higher shareholder vote for such transactions.

         PHFG. The MBCA generally requires the approval of the Board of Directors of PHFG and the holders of at least a majority of the outstanding PHFG Common Stock for mergers and consolidations in which PHFG is a participating corporation and for sales of all or substantially all of PHFG's property and assets.

BUSINESS COMBINATIONS WITH CERTAIN PERSONS

         Family. The Articles of Organization of Family contain a provision which requires that mergers and certain other business combinations with an "interested stockholder," as defined, be approved by the holders of at least 80% of the capital stock of Family entitled to vote thereon at an annual meeting or special meeting of the shareholders called for that purpose, unless certain price and procedural requirements are met or the merger or other business combination is approved or ratified by a majority of Family's "continuing directors," as defined, in which case only such affirmative vote as is required by law or otherwise shall be applicable. An "interested stockholder" for this purpose generally includes any person, firm or entity which is the beneficial owner of more than 10% of the voting stock of Family, and a "continuing director" for this purpose generally is any director who was a director prior to the time the "interested stockholder" became such and who is not an affiliate or associate of an "interested stockholder."

         PHFG. The Articles of PHFG contain a provision which requires that mergers and certain other business combinations with a "related person," as defined, be approved by the holders of not less than 80% of the outstanding voting stock of PHFG and an "independent majority of stockholders," as defined, unless certain price and procedural requirements are met or the Board of Directors, including a majority of "continuing directors," as defined, approves the merger or other business combination, in which case only such affirmative vote as is required by law or otherwise shall be applicable. A "related person" for this purpose generally includes any person, firm or entity which is the beneficial owner of 10% or more of the voting shares of PHFG, and a "continuing director" for this purpose generally is any director who was a director prior to the time the "related person" became such and who is not an affiliate or associate of a "related person."

STATE ANTI-TAKEOVER STATUTES

         Family. Under Chapter 110F of the Massachusetts General Laws, a Massachusetts corporation such as Family is prohibited from engaging in certain business combinations (defined by the statute to include certain mergers and consolidations, dispositions of assets and issuances of securities, as well as certain other transactions) with an interested shareholder (defined by the statute to include holders of 5% or more of the outstanding stock of the corporation) for a period of three years following the date that such shareholder became an interested shareholder, except under certain circumstances, which include prior approval by the board of directors of the business combination or the transaction which resulted in the shareholder becoming an interested shareholder, or subsequent approval of the business combination by the board of directors and by a vote of at least two thirds of the outstanding voting stock which is not owned by the interested shareholder. The statute includes an exception to the prohibitions of the statute if, upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the shareholder owned at least 90% of the voting stock of the corporation.

         Under Chapter 110D of the Massachusetts General Laws, any person (hereinafter, the "acquiror") who makes a bona fide offer to acquire, or acquires, shares of stock of a Massachusetts corporation that, when combined with shares already owned, would increase the acquiror's ownership to at least 20%, 33.33% or a majority of the voting stock of such corporation, must obtain the approval of a majority of shares held by all shareholders except the acquiror and the officers and inside directors of the corporation in order to vote the shares acquired. The statute permits a Massachusetts corporation to elect not to be governed by its provisions by including in its articles of organization or bylaws a provision pursuant to which the corporation "opts out" of the statute. Family has not included such a provision in either its Articles of Organization or Bylaws.

         PHFG. Section 910 of the MBCA generally provides shareholders of a Maine corporation which has a class of voting shares registered or traded on a national securities exchange or registered under the Exchange Act, such as PHFG, with the right to demand payment of an amount equal to the fair value of each voting share in the corporation held by the shareholder from a person or group of persons which become a "controlling person," which generally is defined to mean an individual, firm or entity (or group thereof) which has voting power over at least 25% of the outstanding voting shares of the corporation. Such a demand must be submitted to the controlling person within 30 days after the controlling person provides required notice to the shareholders of the acquisition or transactions which resulted in such person or group becoming a controlling person. Section 910 could be interpreted to provide that a person or group of persons could become a controlling person for purposes of such section by soliciting and acquiring revocable proxies to vote at least 25% of the voting shares of a corporation.

         Section 611-A of the MBCA generally provides that a Maine corporation which has a class of voting stock registered or traded on a national securities exchange or under the Exchange Act may not engage in any business combination for five years following an "interested stockholder's" "stock acquisition date" unless the business combination is (i) approved by the corporation's board of directors prior to that interested stockholder's stock acquisition date or (ii) approved, subsequent to that interested stockholder's stock acquisition date, by the board of directors of the Maine corporation and authorized by the holders of a majority of the outstanding voting stock of the corporation not beneficially owned by that interested stockholder or any affiliate or associate thereof or by persons who are either directors or officers and also employees of the corporation. An "interested stockholder" is defined to include any person, firm or entity that is directly or indirectly the beneficial owner of 25% or more of the outstanding voting stock of the corporation, other than by reason of a revocable proxy given in response to a proxy solicitation conducted in accordance with the Exchange Act which is not then reportable on a Schedule 13D under the Exchange Act, and "stock acquisition date" is defined to mean the date that any person, firm or entity first becomes an interested stockholder of that corporation.

DISSENTERS' RIGHTS OF APPRAISAL

         Family. Under the MBCL, a shareholder of a Massachusetts corporation such as Family generally has the right to dissent from, and obtain payment of the fair value of his shares in the event of, a statutory merger or consolidation, an amendment to the articles of organization which adversely affects the rights of shareholders or a sale, lease or exchange of all or substantially all of a corporation's property and assets, subject in each case to specified procedural requirements. Such appraisal rights are not available when the corporation is to be the surviving corporation and no vote of its shareholders is required for the merger. For a detailed description of the dissenters' rights of shareholders of Family in connection with the Merger, see "The Merger - Dissenters' Rights."

         PHFG. Under the MBCA, a shareholder of a Maine corporation such as PHFG generally has the right to dissent from a merger or consolidation in which the corporation is participating or a sale of all or substantially all of the assets of the corporation, subject in each case to specified procedural requirements. Such appraisal rights are not available when the corporation is to be the surviving corporation and no vote of its shareholders is required for the merger. The MBCA also generally does not confer appraisal rights if the corporation's stock is either (i) registered or traded on a national securities exchange or (ii) registered with the SEC pursuant to Section 12(g) of the Exchange Act, as is the PHFG Common Stock. See "Available Information." Notwithstanding the foregoing, however, the MBCA provides that appraisal rights generally will be permitted if shareholders of the corporation are required to accept for their stock in any merger, consolidation or similar transaction anything other than (i) shares of the surviving or new corporation resulting from the transaction, or such shares plus cash in lieu of fractional shares, or
(ii) shares, or shares plus cash in lieu of fractional shares, of any other corporation unless such shares are registered or traded on a national securities exchange or held of record by not less than 2,000 shareholders, or any combination of the foregoing.

SHAREHOLDER RIGHTS PLANS

         Family.  Family has not adopted a shareholder rights plan.

         PHFG. PHFG has adopted a shareholder rights plan, as described under "Description of PHFG Capital Stock - PHFG Rights."

                 CERTAIN BENEFICIAL OWNERS OF PHFG COMMON STOCK

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information as to the PHFG Common Stock beneficially owned as of May 31, 1996 by (i) each director and executive officer of PHFG and (ii) all directors and executive officers of PHFG as a group.

                                                      Shares Beneficially Owned
                                                        as of May 31, 1996(1)
                                                   -----------------------------
           Name of Beneficial Owner                  Amount              Percent
        ------------------------------             ---------             -------
Directors:
    Robert P. Bahre .....................           38,660(2)              --%
    Everett W. Gray .....................            5,583(2)               --
    Andrew W. Greene ....................            3,179(2)               --
    Katherine M. Greenleaf ..............            7,123(2)               --
    Dana S. Levenson ....................            5,262(2)               --
    Robert A. Marden ....................            8,864(2)(3)            --
    Malcolm W. Philbrook, Jr ............           47,282(2)(4)            --
    Pamela P. Plumb .....................            9,281(2)               --
    William J. Ryan .....................          146,841(5)               --
    Curtis M. Scribner ..................            8,303(2)               --
    Paul R. Shea ........................            8,260                  --
    Davis P. Thurber ....................          334,902(6)

Executive Officers who are not Directors:
    Henry G. Beyer ......................           29,543(5)               --
    John W. Fridlington .................           43,711(5)               --
    Carol L. Mitchell ...................           16,439                  --
    Peter J. Verrill ....................           64,881(5)(7)            --
All directors and executive officers of
 PHFG as a group (16 persons) ...........          778,114                   %(8)


- ---------------

(1) The number of shares beneficially owned by the persons set forth above is determined under rules under Section 13 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, an individual is considered to beneficially own any shares of PHFG Common Stock if he or she directly or indirectly has or shares: (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares and all individual holdings amount to less than 1% of the outstanding PHFG Common Stock.

(2) In the case of all indicated directors other than Mr. Marden, includes options to purchase 1,000 shares granted under PHFG's 1995 Stock Option Plan for Non-Employee Directors, and in the case of Mr. Marden includes outstanding options to purchase 523 shares of PHFG Common Stock granted pursuant to such plan (net of exercises).

(3) Includes 1,564 shares held by Mr. Marden's spouse, with whom beneficial ownership of such shares is shared.

(4) Includes 1,670 shares held by one entity for which Mr. Philbrook serves as director; beneficial ownership of such shares is shared with the other members of the investment committee. Also includes 14,416 shares held in various trusts for which Mr. Philbrook serves as sole trustee or in one case as co-trustee; beneficial ownership of 2,505 of such shares is shared with a co-trustee.

(5) Includes shares over which an officer has voting power pursuant to PHFG's Thrift Incentive Plan and Profit Sharing Employee Stock Ownership Plan (in each case as of December 31, 1995), and options to purchase shares of PHFG Common Stock pursuant to PHFG's 1987 Stock Option and Stock Appreciation Rights Plan, as amended, which are exercisable within 60 days of May 31, 1996, as follows:

                                                                     Profit Sharing            Currently
                                                                     Employee Stock           Exercisable
                                        Thrift Incentive Plan        Ownership Plan             Options
                                       ----------------------     ------------------     ------------------

William J. Ryan.....................            21,826                    2,062                 110,727
Henry G. Beyer......................            10,698                    1,482                  17,323
John W. Fridlington.................             2,944                    1,176                  34,823
Carol L. Mitchell...................             1,412                      654                  11,334
Peter J. Verrill....................            17,451                    2,062                  40,569



(6) Includes 242,676 shares held by Mr. Thurber as trustee of the Davis P. Thurber 1996 Revocable Trust, 10,000 shares held by Mr. Thurber's spouse and an interest in 82,226 shares held by BNH as trustee under testamentary trusts created under the wills of George F. Thurber and Muriel D. Thurber.

(7) Includes 3,824 shares held jointly with Mr. Verrill's wife, as well as 250 shares and 25 shares held by Mr. Verrill's wife and son, respectively, in each case with whom beneficial ownership of such shares is shared.

(8) Includes an aggregate of 69,498 shares of PHFG Common Stock which are held by the trusts established pursuant to the Thrift Incentive Plan (59,779 shares) and the Profit Sharing Employee Stock Ownership Plan (9,719 shares) on behalf of executive officers of PHFG as a group. Also includes 258,103 shares which may be acquired by directors and executive officers as a group upon the exercise of outstanding stock options which are exercisable within 60 days of May 31, 1996. Shares subject to such stock options are deemed to be outstanding for the purpose of computing the percentage of PHFG Common Stock beneficially owned by directors and executive officers of PHFG as a group.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         As of May 31, 1996, there was no person or entity, including any "group" as that term is used in Section 13(d)(3) of the Exchange Act, who or which was known by PHFG to be the beneficial owner of 5% or more of the outstanding PHFG Common Stock.

                CERTAIN BENEFICIAL OWNERS OF FAMILY COMMON STOCK

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information as to the Family Common Stock beneficially owned as of May 31, 1996 by (i) each director and executive officer of Family and (ii) all directors and executive officers of Family as a group.

                                                      Shares Beneficially Owned
                                                        as of May 31, 1996(1)
                                                   -------------------------------
         Name of Beneficial Owner                    Amount                Percent
       ---------------------------                 ------------            -------
Directors:

   Charles George, Jr ...................            8,250(2)                --%

   David D. Hindle ......................           50,230(2)(3)(4)          1.2

   Elkin B. McCallum ....................           57,150(5)                1.4

   Kenneth L. Paul ......................           12,300(2)(6)              --

   John E. Veasey .......................          125,462(2)(7)             3.0

Executive Officers who are not Directors:

   George E. Fahey ......................           47,142(2)(3)(8)          1.1

   Bruce Fenn, III ......................           39,381(2)(3)              --

   David J. LaFlamme ....................           36,839(2)(3)              --

   Ronald G. Trombley ...................           44,990(2)(3)(9)          1.1

All directors and executive officers of
 Family as a group (nine persons) .......          421,744(2)(3)             9.8%


- ---------------

(1) The number of shares beneficially owned by the persons set forth above is determined under rules under Section 13 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, an individual is considered to beneficially own any shares of Family Common Stock if he or she directly or indirectly has or shares: (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares and all individual holdings amount to less than 1% of the outstanding Family Common Stock.

(2) Includes shares which directors and executive officers have the right to acquire upon exercise of options which are exercisable within 60 days of May 31, 1996, as follows:

                                                          Currently Exercisable
                                                                  Options
                                                          ---------------------
         Charles George, Jr.                                       4,500
         David D. Hindle                                          20,358
         Kenneth L. Paul                                           4,500
         John E. Veasey                                            4,500
         George E. Fahey                                          22,858
         Bruce Fenn, III                                          28,250
         David J. LaFlamme                                         3,657
         Ronald G. Trombley                                       22,608
         All directors and executive officers as a group         111,231


(3) Includes shares allocated to the accounts of executive officers of Family under Family's Employee Stock Ownership Plan and Trust ("ESOP"), as well as nonallocated shares under the ESOP which may be deemed to be beneficially owned by the executive officers as a result of such person's ability to direct the voting of those shares through the vote of shares allocated to their accounts under the ESOP, as follows:

                                                                ESOP
                                                     ---------------------------
                                                     Allocated       Unallocated
                                                     ---------       -----------
         David D. Hindle                               3,187             352
         George E. Fahey                               2,825             312
         Bruce Fenn, III                               1,131             304
         David J. LaFlamme                             1,589             125
         Ronald G. Trombley                            2,755             176
         All executive officers as a group            11,487           1,269

(4) Includes 5,638 shares as to which voting and investment power is shared with Mr. Hindle's wife, as well as 1,750 shares owned by Mr. Hindle's wife individually.

(5) Beneficial ownership of the indicated shares is shared with Mr. McCallum's wife.

(6) Does not include 4,500 shares held by Mr. Paul as custodian for his sons. Mr. Paul disclaims beneficial ownership of such shares.

(7) Does not include 4,927 shares owned by Mr. Veasey's wife individually. Mr. Veasey disclaims beneficial ownership of such shares.

(8) Includes 1,653 shares as to which voting and investment power is shared with Mr. Fahey's wife, as well as 424 shares owned by Mr. Fahey's wife individually.

(9) Includes 889 shares and 255 shares as to which voting and investment power is shared with Mr. Trombley's wife and mother, respectively, as well as 399 shares owned by Mr. Trombley's wife individually.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth information as to Family Common Stock beneficially owned by each person or entity, including any "group" as that term is used in Section 13(d)(3) of the Exchange Act, who or which was known by Family to be the beneficial owner of 5% or more of the outstanding Family Common Stock as of May 31, 1996.

                                               Shares Beneficially Owned
                                                 as of May 31, 1996 (1)
                                         ----------------------------------------
         Name and Address of
          Beneficial Owner                  Amount                     Percent
- ------------------------------------     -----------                -------------
First Manhattan Co.
 437 Madison Avenue
 New York, New York 10022                  285,750(1)                         %

- ---------------

(1)      Based on a Schedule 13G filed under the Exchange Act on February 9,
         1996.

                                  LEGAL OPINION

         The validity of the PHFG Common Stock offered hereby will be passed upon for PHFG by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C.

                                     EXPERTS

         The historical consolidated financial statements of PHFG as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995 incorporated by reference herein and elsewhere in the Registration Statement, have been incorporated by reference herein and elsewhere in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP refers to a change in method of accounting for mortgage servicing rights effective January 1, 1995.

         The supplemental consolidated financial statements of PHFG as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995 incorporated by reference herein and elsewhere in the Registration Statement, have been incorporated by reference herein and elsewhere in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP refers to a change in method of accounting for mortgage servicing rights effective January 1, 1995.

         The consolidated financial statements of Family included in Family's Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Wolf & Company, P.C., independent auditors, as set forth in their report thereon incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             PROPOSALS FOR THE 1997
                                 ANNUAL MEETINGS

         Any proposal which a shareholder of PHFG wishes to have included in the proxy materials of PHFG relating to the next annual meeting of shareholders, which is scheduled to be held in April 1997, must be received at the principal executive offices of Peoples Heritage Financial Group, Inc., One Portland Square, P.O. Box 9540, Portland, Maine 04112-9540, Attention: Carol L. Mitchell, Esq., Senior Vice President, General Counsel, Secretary and Clerk, no later than November 22, 1996. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for the next annual meeting of shareholders. It is urged that any shareholder proposals be sent certified mail, return- receipt requested.

         Any proposal which a shareholder of Family wishes to present at Family's 1997 annual meeting of shareholders, which absent prior consummation of the Merger is scheduled to be held in April 1997, must be received at the principal executive offices of Family Bancorp, P.O. Box 431, 153 Merrimack Street, Haverhill, Massachusetts 01831, Attention: Clerk, no later than November 20, 1996 to be eligible for inclusion in Family's proxy statement and on the form of proxy relating to such meeting. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for the next annual meeting of shareholders. It is urged that any shareholder proposals be sent certified mail, return-receipt requested.

                                                                         ANNEX I

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.,

                          PEOPLES HERITAGE MERGER CORP.

                                       AND

                                 FAMILY BANCORP

                            DATED AS OF MAY 30, 1996

                          AGREEMENT AND PLAN OF MERGER
                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

ARTICLE I     DEFINITIONS...................................................2

ARTICLE II    THE MERGER....................................................7

  2.1         The Merger....................................................7
  2.2         Effective Time; Closing.......................................8
  2.3         Treatment of Capital Stock....................................8
  2.4         Shareholder Rights; Stock Transfers...........................9
  2.5         Dissenting Shares.............................................9
  2.6         Fractional Shares.............................................9
  2.7         Exchange Procedures..........................................10
  2.8         Anti-Dilution Provisions.....................................11
  2.9         Options......................................................11
  2.10        Additional Actions...........................................12


ARTICLE III   REPRESENTATIONS AND WARRANTIES
              OF THE COMPANY...............................................13

  3.1         Capital Structure............................................13
  3.2         Organization, Standing and Authority of the Company..........13
  3.3         Ownership of the Company Subsidiaries........................14
  3.4         Organization, Standing and Authority of
                the Company Subsidiaries...................................14
  3.5         Authorized and Effective Agreement...........................14
  3.6         Securities Documents and Regulatory Reports..................16
  3.7         Financial Statements.........................................16
  3.8         Material Adverse Change......................................17
  3.9         Environmental Matters........................................17
  3.10        Tax Matters..................................................18
  3.11        Legal Proceedings............................................19
  3.12        Compliance with Laws.........................................19
  3.13        Certain Information..........................................20
  3.14        Employee Benefit Plans.......................................20
  3.15        Certain Contracts............................................21
  3.16        Brokers and Finders..........................................22
  3.17        Insurance....................................................22
  3.18        Properties...................................................23

  3.19        Labor........................................................23
  3.20        Required Vote; Inapplicability of Antitakover Statutes.......23
  3.21        Ownership of Acquiror Common Stock...........................24
  3.22        Disclosures..................................................24

ARTICLE IV    REPRESENTATIONS AND WARRANTIES
              OF THE ACQUIROR..............................................25

  4.1         Capital Structure............................................25
  4.2         Organization, Standing and Authority of the Acquiror.........25
  4.3         Ownership of the Acquiror Subsidiaries.......................25
  4.4         Organization, Standing and Authority of the
                Acquiror Subsidiaries......................................26
  4.5         Authorized and Effective Agreement...........................26
  4.6         Securities Documents and Regulatory Reports..................28
  4.7         Financial Statements.........................................28
  4.8         Material Adverse Change......................................29
  4.9         Environmental Matters........................................29
  4.10        Tax Matters..................................................29
  4.11        Legal Proceedings............................................30
  4.12        Compliance with Laws.........................................30
  4.13        Certain Information..........................................31
  4.14        Employee Benefit Plans.......................................31
  4.15        Certain Contracts............................................33
  4.16        Brokers and Finders..........................................33
  4.17        Insurance....................................................33
  4.18        Properties...................................................33
  4.19        Labor........................................................34
  4.20        Required Vote; Acquiror Rights Agreement.....................34
  4.21        Ownership of Company Common Stock............................34
  4.22        Disclosures..................................................34

ARTICLE V     COVENANTS....................................................35

  5.1         Reasonable Best Efforts......................................35
  5.2         Shareholder Meetings.........................................35
  5.3         Regulatory Matters...........................................35
  5.4         Investigation and Confidentiality............................36
  5.5         Press Releases...............................................37
  5.6         Business of the Parties......................................37
  5.7         Certain Actions..............................................41
  5.8         Current Information..........................................42
  5.9         Indemnification; Insurance...................................42
  5.10        Directors....................................................43

  5.11        Benefit Plans and Arrangements...............................44
  5.12        Branch Sale..................................................45
  5.13        Certain Policies; Integration................................45
  5.14        Disclosure Supplements.......................................46
  5.15        Failure to Fulfill Conditions................................46

ARTICLE VI    CONDITIONS PRECEDENT.........................................46

  6.1         Conditions Precedent - The Acquiror, the Acquiror Sub
               and the Company.............................................46
  6.2         Conditions Precedent - The Company...........................47
  6.3         Conditions Precedent - The Acquiror and the Acquiror Sub.....48

ARTICLE VII   TERMINATION, WAIVER AND AMENDMENT............................49

  7.1         Termination..................................................49
  7.2         Effect of Termination........................................50
  7.3         Survival of Representations, Warranties
                and Covenants..............................................51
  7.4         Waiver.......................................................51
  7.5         Amendment or Supplement......................................51

ARTICLE VIII MISCELLANEOUS.................................................52

  8.1         Expenses.....................................................52
  8.2         Entire Agreement.............................................52
  8.3         No Assignment................................................52
  8.4         Notices......................................................52
  8.5         Alternative Structure........................................53
  8.6         Interpretation...............................................54
  8.7         Counterparts.................................................54
  8.8         Governing Law................................................54



Exhibit A     Form of Company Stock Option Agreement
Exhibit B     Form of Company Stockholder Agreement
Exhibit C     Form of Acquiror Stock Option Agreement
Exhibit D     Matters to be covered by Opinion of Counsel to the Acquiror
Exhibit E     Matters to be covered by Opinion of Counsel to the Company

                          AGREEMENT AND PLAN OF MERGER

         Agreement and Plan of Merger (the "Agreement"), dated as of May 30, 1996, by and among Peoples Heritage Financial Group, Inc. (the "Acquiror"), a Maine corporation, Peoples Heritage Merger Corp. (the "Acquiror Sub"), a Maine corporation and a wholly-owned subsidiary of the Acquiror, and Family Bancorp (the "Company"), a Massachusetts corporation.

                               W I T N E S S E T H:

         WHEREAS, the Boards of Directors of the Acquiror and the Company have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transactions provided for herein, including the merger of the Company with and into the Acquiror Sub, subject to the terms and conditions set forth herein; and

         WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby; and

         WHEREAS, as a condition and inducement to the Acquiror's willingness to enter into this Agreement, (i) the Company is concurrently entering into a Stock Option Agreement with the Acquiror (the "Company Stock Option Agreement"), in substantially the form attached hereto as Exhibit A, pursuant to which the Company is granting to the Acquiror the option to purchase shares of Company Common Stock (as defined herein) under certain circumstances and (ii) certain stockholders of the Company are concurrently entering into a Stockholder Agreement with the Acquiror (the "Company Stockholder Agreement"), in substantially the form attached hereto as Exhibit B, pursuant to which, among other things, such stockholders agree to vote their shares of Company Common Stock in favor of this Agreement and the transactions contemplated hereby; and

         WHEREAS, as a condition and inducement to the Company's willingness to enter into this Agreement, the Acquiror is concurrently entering into a Stock Option Agreement with the Company (the "Acquiror Stock Option Agreement"), in substantially the form attached hereto as Exhibit C, pursuant to which the Acquiror is granting to the Company the option to purchase shares of Acquiror Common Stock (as defined herein) under certain circumstances;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         The following terms shall have the meanings ascribed to them for all purposes of this Agreement.

         "Acquiror Common Stock" shall mean the common stock, par value $.01 per share, of the Acquiror and, unless the context otherwise requires, related Acquiror Rights.

         "Acquiror Employee Plans" shall have the meaning set forth in Section 4.14(a) hereof.

         "Acquiror Employee Stock Benefit Plans" shall mean the following employee benefit plans of the Acquiror: 1986 Stock Option and Stock Appreciation Rights Plan, 1986 Employee Stock Purchase Plan, Thrift Incentive Plan, Profit Sharing Employee Stock Ownership Plan, Restricted Stock Plan for Non-Employee Directors, 1995 Stock Option Plan for Non-Employee Directors, 1996 Equity Incentive Plan and Dividend Reinvestment Plan.

         "Acquiror Financial Statements" shall mean (i) the consolidated statements of financial condition (including related notes and schedules, if any) of the Acquiror as of December 31, 1995, 1994 and 1993 and the consolidated statements of operations, shareholders' equity and cash flows (including related notes and schedules, if any) of the Acquiror for each of the three years ended December 31, 1995, 1994 and 1993 as filed by the Acquiror in its Securities Documents, and (ii) the consolidated statements of financial condition of the Acquiror (including related notes and schedules, if any) and the consolidated statements of operations, shareholders' equity and cash flows (including related notes and schedules, if any) of the Acquiror included in the Securities Documents filed by the Acquiror with respect to the quarterly and annual periods ended subsequent to December 31, 1995.

         "Acquiror Maine Bank" shall mean Peoples Heritage Savings Bank, a Maine-chartered savings bank and a wholly-owned subsidiary of the Acquiror.

         "Acquiror National Bank" shall mean The First National Bank of Portsmouth, a national bank and a wholly-owned subsidiary of the Acquiror, which is to be merged with and into the Acquiror New Hampshire Bank on or about July 1, 1996.

         "Acquiror New Hampshire Bank" shall mean Bank of New Hampshire, a New Hampshire-chartered commercial bank and a wholly-owned subsidiary of the Acquiror.

         "Acquiror Preferred Stock" shall mean the shares of preferred stock, par value $.01 per share, of the Acquiror.

         "Acquiror Rights" shall mean the rights attached to shares of Common Stock pursuant to the Acquiror Rights Agreement.

         "Acquiror Rights Agreement" shall mean the Stockholder Rights Agreement, dated as of September 12, 1989, between Acquiror and Mellon Securities Trust Company, in its capacity as Rights Agent.

         "Articles of Merger" shall have the meaning set forth in Section 2.2 hereof.

         "Bank" shall mean Family Bank, FSB, a federally-chartered savings bank and a wholly-owned subsidiary of the Company.

         "Bank Commissioner" shall mean the Bank Commissioner of the State of New Hampshire.

         "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

         "BIF" means the Bank Insurance Fund administered by the FDIC or any successor thereto.

         "Branch Sale" shall mean the sale of the branch office maintained by the Bank in Seabrook, New Hampshire, and such other branch offices maintained by the Bank in New Hampshire as may be determined by the Company and the Acquiror, to the Acquiror New Hampshire Bank.

         "Branch Sale Agreement" shall mean the Branch Sale Agreement between the Bank and the Acquiror New Hampshire Bank to be executed as soon as practicable after the parties' execution of this Agreement and which provides for the Branch Sale.

         "Central Fund" shall mean the Mutual Savings Central Fund, Inc.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Commission" shall mean the Securities and Exchange Commission.

         "Company Common Stock" shall mean the common stock, par value $0.10 per share, of the Company.

         "Company Employee Plans" shall have the meaning set forth in Section 3.14(a) hereof.

         "Company Financial Statements" shall mean (i) the consolidated statements of financial condition (including related notes and schedules, if any) of the Company as of December 31, 1995, 1994 and 1993 and the consolidated statements of operations, shareholders' equity and cash flows (including related notes and schedules, if any) of the Company for each of the three years ended December 31, 1995, 1994 and 1993 as filed by the Company in its Securities Documents, and (ii) the consolidated statements of financial condition of the Company (including related notes and schedules, if any) and the consolidated statements of operations, shareholders' equity and cash flows (including related notes and schedules, if any) of the Company included in the Securities Documents filed by the Company with respect to the quarterly and annual periods ended subsequent to December 31, 1995.

         "Company Options" shall mean options to purchase shares of Company Common Stock granted pursuant to the Company Stock Option Plans or as otherwise Previously Disclosed.

         "Company Option Plans" shall mean the following stock option plans of the Company, as amended and as in effect as of the date hereof: 1995 Incentive and Nonqualified Stock Option Plan, 1986 Incentive and Nonqualified Stock Option Plan and 1986 Nonemployees Nonqualified Stock Option Plan.

         "Company Preferred Stock" shall mean the shares of preferred stock, par value $0.10 per share, of the Company.

         "Dissenting Shares" shall have the meaning set forth in Section 2.5 hereof.

         "DOJ" shall mean the United States Department of Justice.

         "Effective Time" shall mean the date and time specified pursuant to
Section 2.2 hereof as the effective time of the Merger.

         "Environmental Claim" means any written notice from any Governmental Entity or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

         "Environmental Laws" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environment Concern. The term Environmental Law includes without limitation (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C.
Section 9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq; the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C.
Section 1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C.
Section 9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 1101, et seq; the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq; and all comparable state and local laws, and (2) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exchange Ratio" shall have the meaning set forth in Section 2.3 hereof.

         "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

         "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

         "FHLB" shall mean Federal Home Loan Bank.

         "Form S-4" shall mean the registration statement on Form S-4 (or on any successor or other appropriate form) to be filed by the Acquiror in connection with the issuance of shares of Acquiror Common Stock pursuant to the Merger, including the Proxy Statement which forms a part thereof, as amended and supplemented.

         "FRB" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "Governmental Entity" shall mean any federal or state court, administrative agency or commission or other governmental authority or instrumentality.

         "HOLA" shall mean the Home Owners' Loan Act, as amended.

         "Massachusetts Board" shall mean the Massachusetts Board of Bank Incorporation.

         "Material Adverse Effect" shall mean, with respect to the Acquiror or the Company, respectively, any effect that (i) is material and adverse to the financial condition, results of operations or business of the Acquiror and its Subsidiaries taken as whole or the Company and its Subsidiaries taken as a whole, respectively, or (ii) materially impairs the ability of either the Company, on the one hand, or the Acquiror or the Acquiror Sub, on the other hand, to consummate the transactions contemplated by this Agreement, provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in laws and regulations or interpretations thereof that are generally applicable to the banking or savings industries (including without limitation prospective changes which result in assessments which are intended to recapitalize the SAIF), (b) changes in generally accepted accounting principles that are generally applicable to the banking or savings industries, (c) expenses incurred in connection with the transactions contemplated hereby or (d) actions or omissions of a party (or any of its Subsidiaries) taken with the prior informed written consent of the other party or parties in contemplation of the transactions contemplated hereby, including without limitation any actions taken by the Company pursuant to
Section 5.13 hereof.

         "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

         "Merger" shall mean the merger of the Company with and into the Acquiror Sub pursuant to the terms hereof.

         "MBCA" shall mean the Maine Business Corporation Act, as amended.

         "MBCL" shall mean the Massachusetts Business Corporation Law, as amended.

         "MHPF" shall mean the Massachusetts Housing Partnership Fund.

         "MRSA" shall mean the Maine Revised Statutes Annotated, as amended.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "OCC" shall mean the Office of the Comptroller of the Currency of the U.S. Department of the Treasury or any successor thereto.

         "OTS" shall mean the Office of Thrift Supervision of the U.S. Department of the Treasury or any successor thereto.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Previously Disclosed" shall mean disclosed (i) in a letter dated the date hereof delivered from the disclosing party to the other party specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein, or (ii) a letter dated after the date hereof from the disclosing party specifically referring to this Agreement and describing in reasonable detail the matters contained therein and delivered by the other party pursuant to Section 5.14 hereof.

         "Proxy Statement" shall mean the prospectus/joint proxy statement contained in the Form S-4, as amended or supplemented, and to be delivered to shareholders of the Acquiror and the Company in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby.

         "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests.

         "SAIF" means the Savings Association Insurance Fund administered by the FDIC or any successor thereto.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

         "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Subsidiary" and "Significant Subsidiary" shall have the meanings set forth in Rule 1-02 of Regulation S-X of the Commission.

         "Superintendent" shall mean the Superintendent of the Bureau of Banking of the State of Maine.

         Other terms used herein are defined in the preamble and elsewhere in this Agreement.

                                   ARTICLE II
                                   THE MERGER

2.1      The Merger

         (a) Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.2 hereof), the Company shall be merged with and into the Acquiror Sub (the "Merger") in accordance with the provisions of Section 906 of the MBCA and Section 79 of the MBCL. The Acquiror Sub shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") of the Merger, and shall continue its corporate existence under the laws of the State of Maine. The name of the Surviving Corporation shall continue to be "Peoples Heritage Merger Corp." Upon consummation of the Merger, the separate corporate existence of the Company shall terminate.

         (b) From and after the Effective Time, the Merger shall have the effects set forth in Section 905 of the MBCA and Section 80 of the MBCL.

         (c) The Articles of Incorporation and Bylaws of the Acquiror Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and Bylaws of the Surviving Corporation, respectively, until altered, amended or repealed in accordance with their terms and applicable law.

         (d) The authorized capital stock of the Surviving Corporation shall be as stated in the Articles of Incorporation of the Acquiror Sub immediately prior to the Effective Time.

         (e) The directors and officers of the Acquiror Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

2.2      Effective Time; Closing

         The Merger shall become effective upon the occurrence of the filing of articles of merger (the "Articles of Merger") with the Secretary of State of the State of Maine pursuant to Section 906(7) of the MBCA and the Secretary of State of the Commonwealth of Massachusetts pursuant to Section 79(c) of the MBCL, unless a later date and time is specified as the effective time in such Articles of Merger (the "Effective Time"). A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., Eastern Time, on the fifth business day following the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in
Article VI of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), at the principal executive offices of the Acquiror in Portland, Maine, or at such other place, at such other time, or on such other date as the parties may mutually agree upon, provided that, notwithstanding the foregoing, the parties hereby agree to hold the Closing on the first day which is at least two business days following the satisfaction or waiver, to the extent permitted hereunder, of the conditions to consummation of the Merger specified in Article VI of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) if necessary for the Effective Time to occur on or before December 31, 1996. At the Closing, there shall be delivered to the Acquiror and the Company the opinions, certificates and other documents required to be delivered under Article VI hereof.

2.3      Treatment of Capital Stock

         Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any shareholder:

         (a) each share of Acquiror Common Stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding;

         (b) each share of Acquiror Sub common stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding; and

         (c) subject to Sections 2.5 and 2.6 hereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by the Acquiror or any of its Subsidiaries other than in a fiduciary capacity that are beneficially owned by third parties or as a result of debts previously contracted, which shall be cancelled and retired) shall become and be converted into the right to receive 1.26 shares of Acquiror Common Stock (subject to possible adjustment as set forth in Sections 2.8 and 7.1(f) hereof, the "Exchange Ratio").

Section 2.4       Shareholder Rights; Stock Transfers

         Except as provided for in Section 2.5 hereof, at the Effective Time, holders of Company Common Stock shall cease to be and shall have no rights as shareholders of the Company, other than to receive the consideration provided under this Article II. After the Effective Time, there shall be no transfers on the stock transfers books of the Company or the Surviving Corporation of shares of Company Common Stock.

Section 2.5       Dissenting Shares

         Each outstanding share of Company Common Stock the holder of which has perfected his right to dissent under the MBCL and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares") shall not be converted into or represent a right to receive shares of Acquiror Common Stock hereunder, and the holder thereof shall be entitled only to such rights as are granted by the MBCL. The Company shall give the Acquiror prompt notice upon receipt by the Company of any such written demands for payment of the fair value of such shares of Company Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the MBCL (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). If any Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at any time, such holder's shares of Company Common Stock shall be converted into the right to receive Acquiror Common Stock in accordance with the applicable provisions of this Agreement. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.

Section 2.6       Fractional Shares

         Notwithstanding any other provision hereof, no fractional shares of Acquiror Common Stock shall be issued to holders of Company Common Stock. In lieu thereof, each holder of shares of Company Common Stock entitled to a fraction of a share of Acquiror

Common Stock shall, at the time of surrender of the certificate or certificates representing such holder's shares, receive an amount of cash (without interest) equal to the product arrived at by multiplying such fraction of a share of Acquiror Common Stock by the closing price of the Acquiror Common Stock on the Nasdaq Stock Market's National Market on the business day preceding the Effective Time, as reported in The Wall Street Journal, or if not reported therein, in another authoritative source, rounded to the nearest whole cent. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share interest.

2.7      Exchange Procedures

         (a) At or after the Effective Time, each holder of a certificate or certificates theretofore evidencing issued and outstanding shares of Company Common Stock, upon surrender of the same to an agent, duly appointed by the Acquiror ("Exchange Agent"), shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of Acquiror Common Stock into which the shares of Company Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted as provided in Section 2.3(c) hereof. As promptly as practicable after the Effective Time (and in no event later than the fifth business day following the Effective Time), the Exchange Agent shall mail to each holder of record of an outstanding certificate which immediately prior to the Effective Time evidenced shares of Company Common Stock, and which is to be exchanged for Acquiror Common Stock as provided in Section 2.3 hereof, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent) advising such holder of the terms of the exchange effected by the Merger and of the procedure for surrendering to the Exchange Agent such certificate in exchange for a certificate or certificates evidencing Acquiror Common Stock or cash in lieu of any fractional share.

         (b) No holder of a certificate theretofore representing shares of Company Common Stock shall be entitled to receive any dividends in respect of the Acquiror Common Stock into which such shares shall have been converted by virtue of the Merger until the certificate representing such shares is surrendered in exchange for a certificate or certificates representing shares of Acquiror Common Stock. In the event that dividends are declared and paid by the Acquiror in respect of Acquiror Common Stock after the Effective Time but prior to any holder's surrender of certificates representing shares of Company Common Stock, dividends payable to such holder in respect of shares of Acquiror Common Stock not then issued shall accrue (without interest). Any such dividends shall be paid (without interest) upon surrender of the certificates representing such shares of Company Common Stock. The Acquiror shall be entitled, after the Effective Time, to treat certificates representing shares of Company Common Stock as evidencing ownership of the number of full shares of Acquiror Common Stock into which the shares of Company Common Stock represented by such certificates shall have been converted pursuant to this

Agreement, notwithstanding the failure on the part of the holder thereof to surrender such certificates.

         (c) The Acquiror shall not be obligated to deliver a certificate or certificates representing shares of Acquiror Common Stock to which a holder of Company Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the certificate or certificates representing the shares of Company Common Stock for exchange as provided in this Section 2.7, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be reasonably required in each case by the Acquiror. If any certificate evidencing shares of Acquiror Common Stock is to be issued in a name other than that in which the certificate evidencing Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

2.8      Anti-Dilution Provisions

         If, between the date hereof and the Effective Time, the shares of Acquiror Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the Exchange Ratio shall be adjusted accordingly.

2.9      Options

         (a) At the Effective Time, each Company Option which is then outstanding, whether or not exercisable, shall cease to represent a right to acquire shares of Company Common Stock and shall be converted automatically into an option to purchase shares of Acquiror Common Stock, and the Acquiror shall assume each Company Option, in accordance with the terms of the applicable Company Stock Option Plan and stock option or other agreement by which it is evidenced, except that from and after the Effective Time, (i) the Acquiror and the Human Resources Committee of its Board of Directors shall be substituted for the Company and the committee of the Company's Board of Directors (including, if applicable, the entire Board of Directors of the Company) administering such Company Stock Option Plan, (ii) each Company Option assumed by the Acquiror may be exercised solely for shares of Acquiror Common Stock, (iii) the number of shares of Acquiror Common Stock subject to such Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, provided that any fractional shares of Acquiror Common Stock resulting from such multiplication shall be rounded down to the nearest share, and (iv) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under each such Company Option by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent. Notwithstanding clauses (iii) and (iv) of the preceding sentence, each Company Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code. The Acquiror and the Company agree to take all necessary steps to effect the foregoing provisions of this Section 2.9(a).

         (b) As soon as practicable after the Effective Time, the Acquiror shall deliver to each participant in each Company Stock Option Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants subject to such Company Stock Option Plan shall continue in effect on the same terms and conditions, including without limitation the duration thereof, subject to the adjustments required by Section 2.9(a) hereof after giving effect to the Merger. Within 30 days after the Effective Time, the Acquiror shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Acquiror Common Stock subject to such options and shall use its reasonable efforts to maintain the current status of the prospectus or prospectuses contained therein for so long as such options remain outstanding.

2.10     Additional Actions

         If, at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, the Company and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Company or otherwise to take any and all such action.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Acquiror as follows:

3.1      Capital Structure

         The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock and 10,000,000 shares of Company Preferred Stock. As of the date hereof, 4,188,617 shares of Company Common Stock are issued and outstanding, 1,427,188 shares of Company Common Stock are directly or indirectly held by the Company as treasury stock and no shares of Company Preferred Stock are issued and outstanding. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of Company Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. Except for the Company Stock Option Agreement and for Company Options to acquire not more than 233,606 shares of Company Common Stock as of the date hereof, a schedule of which has been Previously Disclosed, there are no Rights authorized, issued or outstanding with respect to the capital stock of the Company.

3.2      Organization, Standing and Authority of the Company

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on the Company. The Company is duly registered as a unitary savings and loan holding company under the HOLA and the regulations of the OTS thereunder. The Company has heretofore delivered to the Acquiror true and complete copies of the Articles of Organization and Bylaws of the Company as in effect as of the date hereof.

3.3      Ownership of the Company Subsidiaries

         The Company has Previously Disclosed the name, jurisdiction of incorporation and percentage ownership of each direct or indirect Company Subsidiary and identified the Bank as its only Significant Subsidiary. Except for (w) capital stock of the Company Subsidiaries, (x) securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted, (y) the Acquiror Stock Option Agreement and (z) securities and other interests which are Previously Disclosed, the Company does not own or have the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization, other than investment securities representing not more than 1% of any entity. The outstanding shares of capital stock or other ownership interests of each Company Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are directly owned by the Company free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. No Rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of the Company Subsidiaries and there are no agreements, understandings or commitments relating to the right of the Company to vote or to dispose of such capital stock or other ownership interests.

3.4      Organization, Standing and Authority of the Company Subsidiaries

         Each of the Company Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Each of the Company Subsidiaries (i) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on the Company. The deposit accounts of the Bank are insured by the BIF or, in the case of certain deposits, the SAIF to the maximum extent permitted by the FDIA, and the Massachusetts-based deposits of the Bank are insured by the Depositors Insurance Fund for amounts in excess of FDIC limits pursuant to an agreement which terminates on July 31, 1996. The Bank has paid all deposit insurance premiums and assessments required by the FDIA and Massachusetts law and the regulations thereunder. The Company has heretofore delivered or made available to the Acquiror true and complete copies of the Charter and Bylaws of the Bank as in effect as of the date hereof.

3.5      Authorized and Effective Agreement

         (a) The Company has all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals and the approval of the Company's shareholders of this Agreement) to perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Company, except for the approval of this Agreement by the Company's shareholders. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Acquiror and the Acquiror Sub, constitutes a legal, valid and binding obligation of the Company which is enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (b) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby (including the Merger and the Branch Sale), nor compliance by the Company with any of the provisions hereof (i) does or will conflict with or result in a breach of any provisions of the Articles of Organization or Bylaws of the Company or the equivalent documents of any Company Subsidiary, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of the Company or a Company Subsidiary pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or a Company Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental and shareholder approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or a Company Subsidiary.

         (c) Except for (i) the filing of applications and notices with, and the consents and approvals of, as applicable, the FRB, the OTS, the FDIC, the Massachusetts Board, the MHPF, the Central Fund, the Bank Commissioner and the Superintendent, (ii) the filing and effectiveness of the Form S-4 with the Commission, (iii) compliance with applicable state securities or "blue sky" laws and the NASD Bylaws in connection with the issuance of Acquiror Common Stock pursuant to this Agreement, (iv) the approval of this Agreement by the requisite vote of the shareholders of the Company and the Acquiror, (v) the filing of Articles of Merger with the Secretary of State of the State of Maine and the Secretary of State of the Commonwealth of Massachusetts pursuant to the MBCA and the MBCL, respectively, in connection with the Merger, and (vi) review of the Merger by the DOJ under federal antitrust laws, and except for such filings, registrations, consents or approvals which are Previously Disclosed, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of the Company or the Bank in connection with (i) the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and
(ii) the execution and delivery by the Bank of the Branch Sale Agreement and the consummation by the Bank of the transactions contemplated thereby.

         (d) As of the date hereof, neither the Company nor the Bank is aware of any reasons relating to the Company or the Bank (including without limitation Community Reinvestment Act compliance) why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement as shall be necessary for (i) consummation of the transactions contemplated by this Agreement and the Branch Sale Agreement and (ii) the continuation by the Acquiror after the Effective Time of the business of each of the Acquiror and the Company as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which, in the reasonable opinion of the Company, could have a Material

Adverse Effect on the Acquiror or the Company or materially impair the value of the Company and the Bank to the Acquiror.

3.6      Securities Documents and Regulatory Reports

         (a) Since January 1, 1993, the Company has timely filed with the Commission and the NASD all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) Since January 1, 1993, each of the Company and the Bank has duly filed with the OTS, the FDIC and any other applicable federal or state banking authority, as the case may be, in correct form the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of the Company and the Bank by the OTS and the FDIC, neither the Company nor the Bank was required to correct or change any action, procedure or proceeding which the Company or the Bank believes has not been corrected or changed as required as of the date hereof and which could have a Material Adverse Effect on the Company.

3.7      Financial Statements

         (a) The Company has previously delivered or made available to the Acquiror accurate and complete copies of the Company Financial Statements which, in the case of the consolidated statements of financial condition of the Company as of December 31, 1995, 1994 and 1993 and the consolidated statements of operations, shareholders' equity and cash flows for each of the three years ended December 31, 1995, 1994 and 1993, are accompanied by the audit reports of Wolf & Company, P.C., independent public accountants with respect to the Company. The Company Financial Statements referred to herein, as well as the Company Financial Statements to be delivered pursuant to Section 5.8 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of the Company as of the respective dates set forth therein, and the consolidated results of operations, shareholders' equity and cash flows of the Company for the respective periods or as of the respective dates set forth therein.

         (b) Each of the Company Financial Statements referred to in Section 3.7(a) has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as stated therein. The audits of the Company and the Company Subsidiaries have been conducted in all material respects in accordance with generally accepted auditing standards. The books and records of the Company and the Company Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of the Company and its Subsidiaries.

         (c) Except and to the extent (i) reflected, disclosed or provided for in the consolidated statement of financial condition of the Company as of March 31, 1996 (including related notes) and (ii) of liabilities incurred since March 31, 1996 in the ordinary course of business, neither the Company nor any Company Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition, results of operations or business of the Company on a consolidated basis.

3.8      Material Adverse Change

         Since March 31, 1996 (i) the Company and its Subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement, and excluding the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on the Company.

3.9      Environmental Matters

         (a) To the best of the Company's knowledge, the Company and its Subsidiaries are in compliance with all Environmental Laws, except for any violations of any Environmental Law which would not, singly or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor a Company Subsidiary has received any communication alleging that the Company or a Company Subsidiary is not in such compliance and, to the best knowledge of the Company, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

         (b) To the best of the Company's knowledge, none of the properties owned, leased or operated by the Company or a Company Subsidiary has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not singly or in the aggregate have a Material Adverse Effect on the Company.

         (c) To the best of the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against the Company or a Company Subsidiary or against any person or entity whose liability for any Environmental Claim the Company or a Company Subsidiary has or may have retained or assumed either contractually or by operation of law, except such which would not have a Material Adverse Effect on the Company.

         (d) Except as Previously Disclosed, the Company has not conducted any environmental studies during the past five years with respect to any properties owned by it or a Company Subsidiary as of the date hereof.

3.10     Tax Matters

         (a) The Company and its Subsidiaries have timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all material taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all material taxes for any subsequent periods ending on or prior to the Effective Time. Neither the Company nor a Company Subsidiary will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

         (b) All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by the Company and its Subsidiaries are complete and accurate in all material respects. Neither the Company nor a Company Subsidiary is delinquent in the payment of any tax, assessment or governmental charge or, except as Previously Disclosed, has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. Except as Previously Disclosed, the federal, state and local income tax returns of the Company and its Subsidiaries have been examined by the applicable tax authorities (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against the Company or a Company Subsidiary as a result of such examinations or otherwise which have not been settled and paid. There are currently no agreements in effect with respect to the Company or a Company Subsidiary to extend the period of limitations for the assessment or collection of any tax. As of the date hereof, no audit, examination or deficiency or refund litigation with respect to such return is pending or, to the best of the Company's knowledge, threatened.

         (c) Except as Previously Disclosed, neither the Company nor any Company Subsidiary (i) is a party to any agreement providing for the allocation or sharing of taxes, (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company or a Company Subsidiary (nor does the Company have any knowledge that the Internal Revenue Service has proposed any such adjustment or change of accounting method) or (iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

3.11     Legal Proceedings

         There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of the Company, threatened against the Company or a Company Subsidiary or against any asset, interest or right of the Company or a Company Subsidiary, or against any officer, director or employee of any of them that in any such case, if decided adversely, would have a Material Adverse Effect on the Company. Neither the Company nor a Company Subsidiary is a party to any order, judgment or decree which has or could reasonably be expected to have a Material Adverse Effect on the Company.

3.12     Compliance with Laws

         (a) Each of the Company and the Company Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could reasonably be expected to have a Material Adverse Effect on the Company; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of the Company, no suspension or cancellation of any of the same is threatened.

         (b) Neither the Company nor a Company Subsidiary is in violation of its respective Articles of Organization, Charter or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking (including without limitation all regulatory capital requirements), securities, municipal securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could reasonably be expected to have a Material Adverse Effect on the Company; and neither the Company nor a Company Subsidiary has received any notice or communication from any federal, state or local governmental authority asserting that the Company or a Company Subsidiary is in violation of any of the foregoing which could reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor a Company Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all savings associations or savings and loan holding companies issued by governmental authorities), and neither of them has received any written communication requesting that it enter into any of the foregoing.

3.13     Certain Information

         None of the information relating to the Company and its Subsidiaries supplied or to be supplied for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 and any amendment thereto becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and
(ii) the Proxy Statement, as of the date(s) such Proxy Statement is mailed to shareholders of the Company and the Acquiror and up to and including the date(s) of the meetings of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date. The Proxy Statement mailed by the Company to its shareholders in connection with the meeting of shareholders at which this Agreement will be considered by such shareholders will comply as to form in all material respects with the Exchange Act and the rules and regulations promulgated thereunder.

3.14     Employee Benefit Plans

         (a) The Company has Previously Disclosed all stock option, employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, any deferred compensation, consultant, bonus or group insurance contract or any other incentive, health and welfare or employee benefit plan or agreement maintained for the benefit of employees or former employees of the Company or any Company Subsidiary (the "Company Employee Plans"), whether written or oral, and the Company has previously furnished or made available to the Acquiror accurate and complete copies of the same together with (i) the most recent actuarial and financial reports prepared with respect to any qualified plans,
(ii) the most recent annual reports filed with any governmental agency, and
(iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified plan.

         (b) None of the Company, any Company Subsidiary, any pension plan maintained by either of them and qualified under Section 401 of the Code or, to the best of the Company's knowledge, any fiduciary of such plan has incurred any material liability to the PBGC or the Internal Revenue Service with respect to any employees of the Company or a Company Subsidiary. To the best of the Company's knowledge, no reportable event under Section 4043(b) of ERISA has occurred with respect to any such pension plan.

         (c) Except as Previously Disclosed, neither the Company nor any Company Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

         (d) A favorable determination letter has been issued by the Internal Revenue Service with respect to each Company Employee Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (a "Company Pension Plan") which is intended to qualify under Section 401 of the Code to the effect that such plan is qualified under Section 401 of the Code and the trust associated with such employee pension plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the best of the Company's knowledge, is threatened to be revoked and the Company does not know of any ground on which such revocation may be based. Neither the Company nor any Company Subsidiary has any liability under any such plan that is not reflected on the consolidated statement of financial condition of the Company at March 31, 1996 included in the Company Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

         (e) To the best of the Company's knowledge, no prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any Company Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or otherwise have a Material Adverse Effect on the Company.

         (f) Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each Company Employee Plan or ERISA; no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any Company Pension Plan, and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any Company Pension Plan.

         (g) To the best of the Company's knowledge, the Company Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

         (h) There are no pending or, to the best knowledge of the Company, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Company Employee Plans or any trust related thereto or any fiduciary thereof.

3.15     Certain Contracts

         (a) Except as Previously Disclosed, neither the Company nor a Company Subsidiary is a party to, is bound or affected by, receives, or is obligated to pay, benefits under (i) any agreement, arrangement or commitment, including without limitation any agreement, indenture or other instrument, relating to the borrowing of money by the

Company or a Company Subsidiary (other than in the case of the Bank deposits, FHLB advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business) or the guarantee by the Company or a Company Subsidiary of any obligation, other than by the Bank in the ordinary course of its banking business, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, officer or employee of the Company or a Company Subsidiary, (iii) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of the Company or a Company Subsidiary upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events); (iv) any agreement, arrangement or understanding pursuant to which the Company or a Company Subsidiary is obligated to indemnify any director, officer, employee or agent of the Company or a Company Subsidiary; (v) any agreement, arrangement or understanding to which the Company or a Company Subsidiary is a party or by which any of the same is bound which limits the freedom of the Company or a Company Subsidiary to compete in any line of business or with any person, (vi) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the OTS, the FDIC or any other regulatory agency, or (vii) any other agreement, arrangement or understanding which would be required to be filed as an exhibit to the Company's Annual Report on Form 10-K under the Exchange Act and which has not been so filed.

         (b) Neither the Company nor any Company Subsidiary is in default or in non-compliance, which default or non-compliance could reasonably be expected to have a Material Adverse Effect on the Company, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

3.16     Brokers and Finders

         Except as Previously Disclosed, neither the Company nor any Company Subsidiary nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

3.17     Insurance

         Each of the Company and its Subsidiaries is insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations. The Company has Previously Disclosed all policies of insurance maintained by it or a Company Subsidiary as of the date hereof and any claims thereunder in excess of $50,000 since January 1, 1994.

3.18     Properties

         All real and personal property owned by the Company or its Subsidiaries or presently used by any of them in its respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of the Company and its Subsidiaries in the ordinary course of business consistent with their past practices. The Company has good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of the material properties and assets, real and personal, reflected on the consolidated statement of financial condition of the Company as of March 31, 1996 included in the Company Financial Statements or acquired after such date, except (i) liens for current taxes not yet due or payable (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) as reflected on the consolidated statement of financial condition of the Company as of March 31, 1996 included in the Company Financial Statements. All real and personal property which is material to the Company's business on a consolidated basis and leased or licensed by the Company or a Company Subsidiary is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.

3.19     Labor

         No work stoppage involving the Company or a Company Subsidiary is pending or, to the best knowledge of the Company, threatened. Neither the Company nor a Company Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving the employees of the Company or a Company Subsidiary which could have a Material Adverse Effect on the Company. Employees of the Company and the Company Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of the Company's knowledge, there have been no efforts to unionize or organize any employees of the Company or any of the Company Subsidiaries during the past five years.

3.20     Required Vote; Inapplicability of Antitakover Statutes

         (a) Assuming the accuracy of the representation and warranty of the Acquiror contained in Section 4.21 hereof, the affirmative vote of the holders of two thirds of the issued and outstanding shares of Company Common Stock is necessary to approve this Agreement and the transactions contemplated hereby on behalf of the Company.

         (b) A majority of the Continuing Directors (as defined in Section 3G of the Articles of Organization of the Company) has approved the Merger and this Agreement such that the provisions of Section 3 of the Articles of Organization of the Company is inapplicable to this Agreement and the transactions contemplated hereby.

          (c) Assuming the accuracy of the representation and warranty of the Acquiror contained in Section 4.21 hereof, no "fair price," "moratorium," control share acquisition" or other form of antitakeover statute or regulation, including without limitation Chapters 110D and 110F of the MBCL, is applicable to this Agreement and the transactions contemplated hereby.

3.21     Ownership of Acquiror Common Stock

         As of the date hereof, neither the Company nor, to its best knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially own, directly or indirectly, or (ii) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of Acquiror Common Stock which in the aggregate represent 5% or more of the outstanding shares of Acquiror Common Stock (other than shares held in a fiduciary capacity and beneficially owned by third parties, shares taken in consideration of debts previously contracted or in the case of the Company shares which may be acquired pursuant to the Acquiror Stock Option Agreement).

3.22     Disclosures

         None of the representations and warranties of the Company or any of the written information or documents furnished or to be furnished by the Company to the Acquiror in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR

         The Acquiror represents and warrants to the Company as follows:

4.1      Capital Structure

         The authorized capital stock of the Acquiror consists of 100,000,000 shares of Acquiror Common Stock and 5,000,000 shares of Acquiror Preferred Stock. As of April 30, 1996, there were 25,173,106 shares of Acquiror Common Stock issued and outstanding, 423,444 shares of Acquiror Common Stock were held as treasury stock and not outstanding and there were no shares of Acquiror Preferred Stock issued and outstanding. All outstanding shares of Acquiror Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of Acquiror Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. As of the date hereof, there are no Rights authorized, issued or outstanding with respect to the capital stock of the Acquiror, except for (i) shares of Acquiror Common Stock issuable pursuant to the Acquiror Employee Stock Benefit Plans, (ii) shares of Acquiror Common Stock issuable pursuant to the Acquiror Rights Agreement and (iii) by virtue of this Agreement and the Acquiror Stock Option Agreement.

4.2      Organization, Standing and Authority of the Acquiror

         The Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Maine with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on the Acquiror. The Acquiror is duly registered as a bank holding company under the BHCA and the regulations of the FRB thereunder. The Acquiror has heretofore delivered to the Company true and complete copies of the Articles of Incorporation and Bylaws of the Acquiror as in effect as of the date hereof.

4.3      Ownership of the Acquiror Subsidiaries

         The Acquiror has Previously Disclosed each direct or indirect Acquiror Subsidiary and identified Acquiror Maine Bank, Acquiror National Bank and Acquiror New Hampshire Bank as its only Significant Subsidiaries as of the date hereof. The outstanding shares of capital stock of each of the Acquiror Subsidiaries which is a Significant Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable (except as otherwise provided with respect to the capital stock of the Acquiror Maine Bank and the Acquiror National Bank by the MRSA and the National Bank Act, respectively) and are directly or indirectly owned by the Acquiror free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. No Rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of any Acquiror Subsidiary which is a Significant Subsidiary and there are no agreements, understandings or commitments relating to the right of the Acquiror to vote or to dispose of said shares or other ownership interests.

4.4      Organization, Standing and Authority of the Acquiror Subsidiaries

         Each Acquiror Subsidiary which is a Significant Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the United States or the laws of the jurisdiction in which it is organized, as applicable. Each of the Acquiror Subsidiaries which is a Significant Subsidiary (i) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification and where the failure to be so licensed, qualified or in good standing would have a Material Adverse Effect on the Acquiror. The deposit accounts of each Acquiror Subsidiary which is an insured depository institution under the FDIA are insured by either the BIF or, in the case of certain deposits, the SAIF to the maximum extent permitted by the FDIA, and each such entity has paid all premiums and assessments required by the FDIA and the regulations thereunder.

4.5      Authorized and Effective Agreement

         (a) Each of the Acquiror and the Acquiror Sub has all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals and the approval of the Acquiror's shareholders of this Agreement) to perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Acquiror and the Acquiror Sub, except for the approval of this Agreement by the Acquiror's shareholders. This Agreement has been duly and validly executed and delivered by the Acquiror and the Acquiror Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Acquiror and the Acquiror Sub which is enforceable against the Acquiror and the Acquiror Sub in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (b) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby (including the Merger and the Branch Sale) nor compliance by the Acquiror and the Acquiror Sub with any of the provisions hereof (i) does or will conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of the Acquiror, Acquiror Sub or any Acquiror Subsidiary which is a Significant Subsidiary, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of the Acquiror, Acquiror Sub or any Acquiror Subsidiary which is a Significant Subsidiary pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Acquiror, Acquiror Sub or any Acquiror Subsidiary which is a Significant Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental and shareholder approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Acquiror, Acquiror Sub or any Acquiror Subsidiary which is a Significant Subsidiary.

         (c) Except for (i) the filing of applications and notices with, and the consents and approvals of, as applicable, the FRB, the OTS, the FDIC, the Massachusetts Board, the MHPF, the Central Fund, the Bank Commissioner and the Superintendent, (ii) the filing and effectiveness of the Form S-4 with the Commission, (iii) compliance with applicable state securities or "blue sky" laws and the NASD Bylaws in connection with the issuance of Acquiror Common Stock pursuant to this Agreement, (iv) the approval of this Agreement by the requisite vote of the shareholders of the Company and the Acquiror, (v) the filing of Articles of Merger with the Secretary of State of the State of Maine and the Secretary of State of the Commonwealth of Massachusetts pursuant to the MBCA and the MBCL, respectively, in connection with the Merger and (vi) review of the Merger by the DOJ under federal antitrust laws, and except for such filings, registrations, consents or approvals as are Previously Disclosed, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of the Acquiror, the Acquiror Sub or Acquiror New Hampshire Bank in connection with (i) the execution and delivery by the Acquiror and the Acquiror Sub of this Agreement and the consummation by the Acquiror of the transactions contemplated hereby and (ii) the execution and delivery by the Acquiror New Hampshire Bank of the Branch Sale Agreement and the consummation by the Acquiror New Hampshire Bank of the transactions contemplated thereby.

         (d) As of the date hereof, the Acquiror is not aware of any reasons relating to the Acquiror or any of its Subsidiaries (including without limitation Community Reinvestment Act compliance) why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement as shall be necessary for (i) consummation of the transactions contemplated by this Agreement and the Branch Sale Agreement and (ii) the continuation by the Acquiror after the Effective Time of the business of each of the Acquiror and the Company as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which, in the reasonable opinion of the Acquiror, could have a Material Adverse Effect on the Acquiror or the Company or materially impair the value of the Company and the Bank to the Acquiror.

4.6      Securities Documents and Regulatory Reports

         (a) Since January 1, 1993, the Acquiror has timely filed with the Commission and the NASD all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) Since January 1, 1993, the Acquiror, the Acquiror Sub and each Acquiror Subsidiary which is an insured depository institution under the FDIA has duly filed with the FRB, the OCC, the FDIC, the Bank Commissioner and the Superintendent, as the case may be, in correct form the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of the Acquiror or an Acquiror Subsidiary by the FRB, the OCC, the FDIC, the Bank Commissioner or the Superintendent, neither the Acquiror nor any Acquiror Subsidiary was required to correct or change any action, procedure or proceeding which the Acquiror or the Acquiror Subsidiary believes has not been corrected or changed as required as of the date hereof and which could have a Material Adverse Effect on the Acquiror.

4.7      Financial Statements

         (a) The Acquiror has previously delivered or made available to the Company accurate and complete copies of the Acquiror Financial Statements which, in the case of the consolidated statements of financial condition of the Acquiror as of December 31, 1995, 1994 and 1993 and the consolidated statements of operations, shareholders' equity and cash flows for each of the three years ended December 31, 1995, 1994 and 1993, are accompanied by the audit reports of KPMG Peat Marwick LLP, independent public accountants with respect to the Acquiror. The Acquiror Financial Statements referred to herein, as well as the Acquiror Financial Statements to be delivered pursuant to Section 5.8 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of the Acquiror as of the respective dates set forth therein, and the consolidated results of operations, shareholders' equity and cash flows of the Acquiror for the respective periods or as of the respective dates set forth therein.

         (b) Each of the Acquiror Financial Statements referred to in Section 4.7(a) has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as stated therein. The audits of the Acquiror and the Acquiror Subsidiaries have been conducted in all material respects in accordance with generally accepted auditing standards. The books and records of the Acquiror and the Acquiror Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and all such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of the Acquiror and the Acquiror Subsidiaries.

         (c) Except and to the extent (i) reflected, disclosed or provided for in the consolidated statement of financial condition of the Acquiror as of March 31, 1996 (including related notes) and (ii) of liabilities incurred since March 31, 1996 in the ordinary course of business, neither the Acquiror nor any Acquiror Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition, results of operations or business of the Acquiror on a consolidated basis.

4.8      Material Adverse Change

         Since March 31, 1996, no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on the Acquiror.

4.9      Environmental Matters

         (a) To the best of the Acquiror's knowledge, the Acquiror and the Acquiror Subsidiaries are in compliance with all Environmental Laws, except for any violations of any Environmental Law which would not, singly or in the aggregate, have a Material Adverse Effect on the Acquiror. Neither the Acquiror nor any Acquiror Subsidiary has received any communication alleging that the Acquiror or any Acquiror Subsidiary is not in such compliance and, to the best knowledge of the Acquiror, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

         (b) To the best of the Acquiror's knowledge, none of the properties owned, leased or operated by the Acquiror or the Acquiror Subsidiaries has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not singly or in the aggregate have a Material Adverse Effect on the Acquiror.

         (c) To the best of the Acquiror's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against the Acquiror or any Acquiror Subsidiary or against any person or entity whose liability for any Environmental Claim the Acquiror or any Acquiror Subsidiary has or may have retained or assumed either contractually or by operation of law, except such which would not have a Material Adverse Effect on the Acquiror.

4.10     Tax Matters

         The Acquiror and the Acquiror Subsidiaries, and each of their predecessors, have timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all material taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all material taxes for any subsequent periods ending on or prior to the Effective Time. Neither the Acquiror nor any of the Acquiror Subsidiaries will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established. Except as Previously Disclosed, as of the date hereof, no audit, examination or deficiency or refund litigation with respect to any federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by the Acquiror and the Acquiror Subsidiaries is pending or, to the best of the Acquiror's knowledge, threatened.

4.11     Legal Proceedings

         There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of the Acquiror threatened against the Acquiror or any Acquiror Subsidiary or against any asset, interest or right of the Acquiror or any Acquiror Subsidiary, or against any officer, director or employee of any of them that in any such case, if decided adversely, would have a Material Adverse Effect on the Acquiror. Neither the Acquiror nor any of the Acquiror Subsidiaries is a party to any order, judgment or decree which has or could reasonably be expected to have a Material Adverse Effect on the Acquiror.

4.12     Compliance with Laws

         (a) Each of the Acquiror and each of the Acquiror Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could reasonably be expected to have a Material Adverse Effect on the Acquiror; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of the Acquiror, no suspension or cancellation of any of the same is threatened.

         (b) Neither the Acquiror nor any of the Acquiror Subsidiaries is in violation of its respective Articles of Incorporation, Charter or other chartering instrument or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking (including without limitation all regulatory capital requirements), securities, municipal securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could reasonably be expected to have a Material Adverse Effect on the Acquiror; and neither the Acquiror nor any Acquiror Subsidiary has received any notice or communication from any federal, state or local governmental authority asserting that the Acquiror or any Acquiror Subsidiary is in violation of any of the foregoing which could reasonably be expected to have a Material Adverse Effect on the Acquiror. Neither the Acquiror nor any Acquiror Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all banks, savings associations or holding companies thereof, as applicable, issued by governmental authorities), and none of them has received any written communication requesting that it enter into any of the foregoing.

4.13     Certain Information

         None of the information relating to the Acquiror and the Acquiror Subsidiaries to be included or incorporated by reference in (i) the Form S-4 will, at the time the Form S-4 and any amendment thereto becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement, as of the date(s) such Proxy Statement is mailed to shareholders of the Acquiror and the Company and up to and including the date(s) of the meetings of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date. The Proxy Statement mailed by the Acquiror to shareholders of the Company and the Acquiror in connection with the meetings of shareholders at which this Agreement will be considered by such shareholders will comply as to form in all material respects with the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

4.14     Employee Benefit Plans

         (a) The Acquiror has Previously Disclosed all stock option, employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, any deferred compensation, consultant, bonus or group insurance contract or any other incentive, health and welfare or employee benefit plan or agreement maintained for the benefit of employees or former employees of the Acquiror or any Acquiror Subsidiary (the "Acquiror Employee Plans"), whether written or oral.

         (b) None of the Acquiror, any Acquiror Subsidiary, any pension plan maintained by any of them and qualified under Section 401 of the Code or, to the best of the Acquiror's knowledge, any fiduciary of such plan has incurred any material liability to the PBGC or the Internal Revenue Service with respect to any employees of the Acquiror or any Acquiror Subsidiary. To the best of the Acquiror's knowledge, no reportable event under Section 4043(b) of ERISA has occurred with respect to any such pension plan.

         (c) Neither the Acquiror nor any Acquiror Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

         (d) A favorable determination letter has been issued by the Internal Revenue Service with respect to each Acquiror Employee Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (an "Acquiror Pension Plan") which is intended to qualify under Section 401 of the Code to the effect that such plan is qualified under Section 401 of the Code and the trust associated with such employee pension plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the best of the Acquiror's knowledge, is threatened to be revoked and the Acquiror does not know of any ground on which such revocation may be based. Neither the Acquiror nor any Acquiror Subsidiary has any liability under any such plan that is not reflected on the consolidated statement of financial condition of the Acquiror at March 31, 1996 included in the Acquiror Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

         (e) To the best of the Acquiror's knowledge, no prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any Acquiror Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or otherwise have a Material Adverse Effect on the Acquiror.

         (f) Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each Acquiror Employee Plan or ERISA; no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any Acquiror Pension Plan, and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any Acquiror Pension Plan.

         (g) To the best of the Acquiror's knowledge, the Acquiror Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

         (h) There are no pending or, to the best knowledge of the Acquiror, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Acquiror Employee Plans or any trust related thereto or any fiduciary thereof.

4.15     Certain Contracts

         Neither the Acquiror nor any Acquiror Subsidiary is in default or in non-compliance, which default or non-compliance could reasonably be expected to have a Material Adverse Effect on the Acquiror, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

4.16     Brokers and Finders

         Except as Previously Disclosed, neither the Acquiror nor any Acquiror Subsidiary, nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

4.17     Insurance

         The Acquiror and each Acquiror Subsidiary is insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations.

4.18     Properties

         All real and personal property owned by the Acquiror or each Acquiror Subsidiary which is a Significant Subsidiary or presently used by any of them in its respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with their past practices. The Acquiror has good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of the material properties and assets, real and personal, reflected on the consolidated statement of financial condition of the Acquiror as of March 31, 1996 included in the Acquiror Financial Statements or acquired after such date, except (i) liens for current taxes not yet due or payable (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) as reflected on the consolidated statement of financial condition of the Acquiror as of March

31, 1996 included in the Acquiror Financial Statements. All real and personal property which is material to the Acquiror's business on a consolidated basis and leased or licensed by the Acquiror or an Acquiror Subsidiary is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.

4.19     Labor

         No work stoppage involving the Acquiror or an Acquiror Subsidiary which is a Significant Subsidiary is pending or, to the best knowledge of the Acquiror, threatened. Neither the Acquiror nor any Acquiror Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving its employees which could have a Material Adverse Effect on the Acquiror. Employees of the Acquiror and any Acquiror Subsidiary are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of the Acquiror's knowledge, there have been no efforts to unionize or organize any employees of the Acquiror or any Acquiror Subsidiary during the past five years.

4.20     Required Vote; Acquiror Rights Agreement

         (a) A majority of the total votes cast on the proposal by the holders of the issued and outstanding shares of Acquiror Common Stock is necessary to approve this Agreement and the transactions contemplated hereby on behalf of the Acquiror.

         (b) There is no Acquiring Person, and none of a Stock Acquisition Date, a Distribution Date or a Triggering Event has occurred, in each case as such terms are defined in the Acquiror Rights Agreement.

4.21     Ownership of Company Common Stock.

         As of the date hereof, neither the Acquiror nor, to its best knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially own, directly or indirectly, or (ii) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of Company Common Stock which in the aggregate represent 5% or more of the outstanding shares of Company Common Stock (other than shares held in a fiduciary capacity and beneficially owned by third parties, shares taken in consideration of debts previously contracted or in the case of the Acquiror shares which may be acquired pursuant to the Company Stock Option Agreement).

4.22     Disclosures

         None of the representations and warranties of the Acquiror or any of the written information or documents furnished or to be furnished by the Acquiror to the Company in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

                                    ARTICLE V
                                    COVENANTS

5.1      Reasonable Best Efforts

         Subject to the terms and conditions of this Agreement, each of the Company, the Acquiror and the Acquiror Sub shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations so as to permit consummation of the Merger (including, without limitation, satisfaction of the conditions to consummation of the Merger specified in
Article VI of this Agreement) and the Branch Sale on or before December 31, 1996 or, in the event that requisite regulatory and other approvals have not yet been obtained, as promptly as practicable thereafter, and to otherwise enable consummation of the transactions contemplated hereby, and shall cooperate fully with the other party or parties hereto to that end.

5.2      Shareholder Meetings

         Each of the Acquiror and the Company shall take all action necessary to properly call and convene a meeting of its shareholders as soon as practicable after the date hereof to consider and vote upon this Agreement and the transactions contemplated hereby. The Board of Directors of the Acquiror and the Board of Directors of the Company will recommend that the shareholders of the Acquiror and the Company, respectively, approve this Agreement and the transactions contemplated hereby, provided that the Board of Directors of the Acquiror and the Board of Directors of the Company may fail to make such recommendation, or withdraw, modify or change any such recommendation, if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the making of such recommendation, or the failure to withdraw, modify or change such recommendation, would constitute a breach of the fiduciary duties of such directors under applicable law.

5.3      Regulatory Matters

         (a) The parties hereto shall promptly cooperate with each other in the preparation and filing of the Form S-4, including the Proxy Statement. Each of the Acquiror and the Company shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, and the Acquiror and the Company each shall thereafter promptly mail the Proxy Statement to its respective shareholders. The Acquiror also shall use its reasonable best efforts to obtain all necessary state securities law or "blue sky" permits and approvals required to carry out the issuance of Acquiror Common Stock pursuant to the Merger and all other transactions contemplated by this Agreement, and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock as may be reasonably requested in connection with any such action.

         (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all Governmental Entities and third parties which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger and the Branch Sale). The Acquiror and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information which appears in any filing made with or written materials submitted to any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

         (c) The Acquiror and the Company shall, upon request, furnish each other with all information concerning themselves, their respective Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the Form S-4 or any other statement, filing, notice or application made by or on behalf of the Acquiror, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger, the Branch Sale and the other transactions contemplated hereby.

         (d) The Acquiror and the Company shall promptly furnish each other with copies of written communications received by the Acquiror or the Company, as the case may be, or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

5.4      Investigation and Confidentiality

         (a) Each party shall permit the other party and its representatives reasonable access to its properties and personnel, and shall disclose and make available to such other party all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of it and its Subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and shareholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, loan files, plans affecting employees, and any other business activities or prospects in which the other party may have a reasonable interest, provided that such access shall be reasonably related to the transactions contemplated hereby and, in the reasonable opinion of the respective parties providing such access, not unduly interfere with normal operations. Each party and its Subsidiaries shall make their respective directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with the other party and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and shall not unduly interfere with normal operations.

         (b) All information furnished previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the transactions contemplated hereby and, if such transactions shall not occur, the party receiving the information shall either destroy or return to the party which furnished such information all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date the proposed transactions are abandoned but shall not apply to (i) any information which (x) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof by the party furnishing the information; (y) was then generally known to the public; or (z) became known to the public through no fault of the party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction, provided that the party which is the subject of any such legal requirement or order shall use its best efforts to give the other party at least ten business days prior notice thereof.

5.5      Press Releases

         The Acquiror and the Company shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and consult with each other as to the form and substance of other public disclosures which may relate to the transactions contemplated by this Agreement, provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which is required by law or regulation.

5.6      Business of the Parties

         (a) During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of the Acquiror, the Company and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice. During such period, the Company also will use all reasonable efforts to (x) preserve its business organization and that of the Bank intact,
(y) keep available to itself and the Acquiror the present services of the employees of the Company and the Bank and (z) preserve for itself and the Acquiror the goodwill of the customers of the Company and the Bank and others with whom business relationships exist. Without limiting the generality of the foregoing, except with the prior written consent of the Acquiror or as expressly contemplated hereby, between the date hereof and the Effective Time, the Company shall not, and shall cause each Company Subsidiary not to:

                  (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the Company Common Stock, except for regular quarterly cash dividends at a rate per share of Company Common Stock not in excess of $.12 per share, which shall have the same record and payment dates as the record and payment dates relating to dividends on the Acquiror Common Stock (as Previously Disclosed by the Acquiror), it being the intention of the parties that the shareholders of the Company receive dividends for any particular calendar quarter on either the Company Common Stock or the Acquiror Common Stock acquired in exchange therefor pursuant to the terms of this Agreement but not both, provided, however, that if the Effective Time does not occur prior to the record date for the first regular quarterly dividend in 1997, the regular per share quarterly dividend on the Company Common Stock for such quarter (and any subsequent quarterly dividends prior to the Effective Time) may be increased to up to $.14 per share, and further provided that nothing contained herein shall be deemed to affect the ability of a Company Subsidiary to pay dividends on its capital stock to the Company;

                  (ii) issue any shares of its capital stock, other than in the case of the Company pursuant to the Company Stock Option Agreement and upon exercise of the Company Options referred to in Section 3.1 hereof, or issue, grant, modify or authorize any Rights, other than the Company Stock Option Agreement; purchase any shares of Company Common Stock; or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

                  (iii) amend its Articles of Organization, Charter, Bylaws or similar organizational documents; impose, or suffer the imposition, on any share of stock or other ownership interest held by the Company in a Company Subsidiary of any lien, charge or encumbrance or permit any such lien, charge or encumbrance to exist; or waive or release any material right or cancel or compromise any material debt or claim;

                  (iv) increase the rate of compensation of any of its directors, officers or employees, or pay or agree to pay any bonus or severance to, or provide any other new employee benefit or incentive to, any of its directors, officers or employees, except (i) as may be required pursuant to binding commitments existing on the date hereof and (ii) such as may be granted in the ordinary course of business consistent with past practice, including without limitation pursuant to the Company's Performance Compensation Program, as Previously Disclosed by the Company pursuant to Section 3.14(a) hereof;

                  (v) except as Previously Disclosed, enter into or, except as may be required by law, modify any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; make any contributions to the Company's defined benefit Pension Plan or 401(k) Plan not in the ordinary course of business consistent with past practice; or make any contributions to the Company's Employee Stock Ownership Plan, other than necessary to enable such plan to make required payments on its indebtedness as of the date hereof;

                  (vi) enter into (w) any agreement, arrangement or commitment not made in the ordinary course of business, (x) any agreement, indenture or other instrument relating to the borrowing of money by the Company or a Company Subsidiary or guarantee by the Company or any Company Subsidiary of any such obligation, except in the case of the Bank for deposits, FHLB advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business consistent with past practice, (y) any agreement, arrangement or commitment relating to the employment of an employee, or amend any such existing agreement, arrangement or commitment, provided that the Company and the Bank may employ an employee in the ordinary course of business if the employment of such employee is terminable by the Company or the Bank at will without liability, other than as required by law; or (z) any contract, agreement or understanding with a labor union;

                  (vii) change its method of accounting in effect for the year ended December 31, 1995, except as required by changes in laws or regulations or generally accepted accounting principles, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the fiscal year ended October 31, 1995, except as required by changes in laws or regulations;

                  (viii) make any capital expenditures in excess of $50,000 individually or $250,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

                  (ix) file any applications or make any contract with respect to branching or site location or relocation;

                  (x) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

                  (xi) enter into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest (other than forward commitments to sell loans in the ordinary course of business);

                  (xii) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

                  (xiii) take any action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code, provided, however, that nothing contained herein shall limit the ability of the Company to exercise its rights under the Acquiror Stock Option Agreement;

                  (xiv) take any action that would result in any of the representations and warranties of the Company contained in this Agreement not to be true and correct in any material respect at the Effective Time; or

                  (xv)     agree to do any of the foregoing.

         In addition to the foregoing, the Company agrees to terminate the existing contract with Wausau providing for a check item processing system using imaging technology in accordance with its terms and shall not, and shall cause each Company Subsidiary not to, take any action to acquire or otherwise install or implement any new check item processing system without the prior written consent of the Acquiror.

         (b) During the period from the date of this Agreement and continuing until the Effective Time, the Acquiror shall continue to conduct its business and the business of the Acquiror Subsidiaries which are Significant Subsidiaries in a manner designed in its reasonable judgment to enhance the long-term value of the Acquiror Common Stock and the business prospects of the Acquiror. Without limiting the generality of the foregoing, except with the prior written consent of the Company or as expressly contemplated hereby, between the date hereof and the Effective Time, the Acquiror shall not, and shall cause each Acquiror Subsidiary which is a Significant Subsidiary not to:

                  (i) amend its Articles of Incorporation or Bylaws in a manner which would adversely affect in any manner the terms of the Acquiror Common Stock or the ability of the Acquiror to consummate the transactions contemplated hereby;

                  (ii) make any acquisition or take any other action that individually or in the aggregate could materially adversely affect the ability of the Acquiror to consummate the transactions contemplated hereby in a reasonably timely manner;

                  (iii) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the Acquiror Common Stock, except for regular quarterly cash dividends in an amount determined by the Board of Directors in the ordinary course of business and consistent with past practice, provided, however, that nothing contained herein shall be deemed to affect the ability of (x) an Acquiror Subsidiary to pay dividends on its capital stock to the Acquiror or (y) the Acquiror to repurchase shares of Acquiror Common Stock (whether pursuant to an open market purchase program, privately- negotiated transactions and/or a self-tender offer) to fund some or all of the shares of Acquiror Common Stock to be issued pursuant to this Agreement;

                  (iv) take any action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; provided, however, that nothing contained herein shall limit the ability of the Acquiror to exercise its rights under the Company Stock Option Agreement;

                  (v) take any action that would result in any of the representations and warranties of the Acquiror contained in this Agreement not to be true and correct in any material respect at the Effective Time; or

                  (vi)     agree to do any of the foregoing.

5.7      Certain Actions

         The Company shall not, and shall cause each Company Subsidiary not to, solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition, lease or purchase of all or a substantial portion of the assets of, or any equity interest in, the Company or a Company Subsidiary (other than with the Acquiror or an affiliate thereof), provided, however, that the Board of Directors of the Company may furnish such information or participate in such negotiations or discussions if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the failure to do the same would cause the members of such Board of Directors to breach their fiduciary duties under applicable law. The Company will promptly inform the Acquiror orally and in writing of any such request for information or of any such negotiations or discussions, as well as instruct its and its Subsidiaries' directors, officers, representatives and agents to refrain from taking any action prohibited by this
Section 5.7.

5.8      Current Information

         During the period from the date of this Agreement to the Effective Time, each party shall, upon the request of the other party, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of the other party regarding its financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby. As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter ending after the date of this Agreement (other than the last quarter of each fiscal year ending December 31), the Company and the Acquiror will deliver to the other party its quarterly report on Form 10-Q under the Exchange Act, and, as soon as reasonably available, but in no event more than 90 days after the end of each fiscal year, the Company and the Acquiror will deliver to the other party its Annual Report on Form 10-K. Within 25 days after the end of each month, the Company and the Acquiror will deliver to the other party a consolidated balance sheet and a consolidated statement of operations, without related notes, for such month prepared in accordance with generally accepted accounting principles.

5.9      Indemnification; Insurance

         (a) From and after the Effective Time through the sixth anniversary of the Effective Time, the Acquiror (the "Indemnifying Party") shall indemnify and hold harmless each present and former director, officer and employee of the Company or a Company Subsidiary, in each case determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent to which such Indemnified Parties were entitled under the Articles of Organization and Bylaws of the Company or in similar organizational documents of a Company Subsidiary, in each case as in effect on the date hereof, provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim. Without limiting the foregoing obligation, the Acquiror also agrees that all limitations of liability existing in favor of the Indemnified Parties in the Articles of Organization and Bylaws of the Company or in similar organizational documents of a Company Subsidiary, in each case as in effect on the date hereof, arising out of matters existing or occurring at or prior to the Effective Time shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time, provided, however, that all such rights in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

         (b) Any Indemnified Party wishing to claim indemnification under
Section 5.9(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not materially prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest), (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent and (iv) the Indemnifying Party shall have no obligation hereunder in the event a federal banking agency or a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

         (c) The Acquiror shall cause the Surviving Corporation to maintain the Company's existing directors' and officers' liability insurance policy as of the date hereof (or a policy providing coverage on substantially the same terms and conditions) for acts or omissions occurring prior to the Effective Time by persons who are currently covered by such insurance policy maintained by the Company for a period of three years following the Effective Time.

         (d) In the event that the Acquiror or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 5.9, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

5.10     Directors

         (a) The Acquiror agrees to take all action necessary to appoint or elect, effective as of the Effective Time, one non-employee director of the Company as of the date hereof who is designated by the Company and who both meets the director qualification requirements set forth in the Acquiror's Bylaws and is otherwise acceptable to the Acquiror as a director of the Acquiror. Such person shall serve until the first annual meeting of shareholders of the Acquiror following the Effective Time and until his successor is elected and qualified. Subject to compliance with the director qualification requirements set forth in the Acquiror's Bylaws, the Acquiror shall include such person on the list of nominees for director presented by the Board of Directors of the Acquiror and for which said Board shall solicit proxies at the first annual meeting of shareholders of the Acquiror following the Effective Time, which person shall be nominated for a three-year term.

         (b) Following consummation of the Merger, the Board of Directors of the Bank shall be comprised of the directors of the Bank immediately prior to the Effective Time and such additional director or directors as may be designated by the Acquiror. Directors of the Bank shall serve in their capacities as such in accordance with the Charter and Bylaws of the Bank, as the same may be amended from time to time.

5.11     Benefit Plans and Arrangements

         (a) As soon as administratively practicable after the Effective Time, the Acquiror shall take all reasonable action so that employees of the Company and its Subsidiaries shall be entitled to participate in the Acquiror Employee Plans of general applicability, and until such time the Company Employee Plans shall remain in effect, provided that no employee of the Company or a Company Subsidiary who becomes an employee of the Acquiror and subject to the Acquiror's medical insurance plans shall be excluded from coverage thereunder on the basis of a preexisting condition that was not also excluded under the Company's medical insurance plans, except to the extent such preexisting condition was excluded from coverage under the Company's medical insurance plans, in which case this Section 5.11(a) shall not require coverage for such preexisting condition. For purposes of determining eligibility to participate in and the vesting of benefits under the Acquiror Employee Plans, the Acquiror shall recognize years of service with the Company and a Company Subsidiary prior to the Effective Time.

         (b) All employees of the Company or a Company Subsidiary as of the Effective Time shall become employees of the Acquiror or an Acquiror Subsidiary as of the Effective Time, provided that the Acquiror or an Acquiror Subsidiary shall have no obligation to continue the employment of any such person and nothing contained in this Agreement shall give any employee of the Company or any Company Subsidiary a right to continuing employment with the Acquiror or an Acquiror Subsidiary after the Effective Time. To the extent that the employment of any employee of the Company or any Company Subsidiary (other than any employee who is party to an employment agreement) is involuntarily terminated following the Effective Time, such employee will be entitled to receive severance payments in accordance with, and to the extent provided in, the Acquiror's severance plan regarding the Merger, a copy of which the Company acknowledges has been provided to it by the Acquiror. For purposes of determining benefits under such severance plan, the

Acquiror shall recognize years of service with the Company and a Company Subsidiary prior to the Effective Time.

         (c) Following the Merger, the Acquiror shall, or shall cause the Surviving Corporation and/or the Bank to, honor in accordance with their terms the employment agreements, split-dollar insurance agreements, deferred fee and compensation agreements and Supplemental Executive Retirement Plan which have been Previously Disclosed by the Company to the Acquiror.

5.12     Branch Sale

         The Acquiror and the Company shall take, and shall respectively cause the Acquiror New Hampshire Bank and the Bank to take, all necessary and appropriate actions, including causing the execution of the Branch Sale Agreement, to effect the Branch Sale immediately after the Effective Time, or at such other time thereafter as may be determined by the Acquiror in its sole discretion, in accordance with the requirements of all applicable laws and regulations and the terms of the Branch Sale Agreement. Notwithstanding the foregoing, the closing of the Branch Sale shall not be a precondition to the closing of the Merger, and the closing of the Merger shall not be delayed in order to facilitate a simultaneous closing of the Merger and the Branch Sale.

5.13     Certain Policies; Integration

         (a) If requested by the Acquiror, on the business day immediately prior to the Effective Time, the Company shall, consistent with generally accepted accounting principles, establish or adjust accruals and reserves as may be necessary to conform the Company's accounting and credit loss reserve practices and methods to those of the Acquiror (as such practices and methods are to be applied to the Company or its Subsidiaries from and after the Effective Time) and reflect the Acquiror's plans with respect to the conduct of the Company's business following the Merger and to provide for the costs and expenses relating to the consummation by the Company of the transactions contemplated by this Agreement; provided, however, that the Company shall not be required to take such action (i) if such action is prohibited by applicable law or (ii) unless the Acquiror informs the Company that it has no reason to believe that all conditions to the Acquiror's obligations to consummate the transactions contemplated by this Agreement set forth in Article VI hereof will not be satisfied or waived. The establishment or adjustment of such accruals and reserves shall not constitute a breach of any representation or warranty of the Company contained in this Agreement.

         (b) During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its directors, officers and employees to, cooperate with and assist the Company in the formulation of a plan of integration for the Acquiror and the Company and their respective banking subsidiaries.

5.14     Disclosure Supplements

         From time to time prior to the Effective Time, each party shall promptly supplement or amend any materials Previously Disclosed and delivered to the other party pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in materials Previously Disclosed to the other party or which is necessary to correct any information in such materials which has been rendered materially inaccurate thereby; no such supplement or amendment to such materials shall be deemed to have modified the representations, warranties and covenants of the parties for the purpose of determining whether the conditions set forth in Article VI hereof have been satisfied.

5.15     Failure to Fulfill Conditions

         In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated may not be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party or parties. Each party will promptly inform the other party or parties of any facts applicable to it that would be likely to prevent or materially delay approval of the Merger or the Branch Sale by any Governmental Entity or third party or which would otherwise prevent or materially delay completion of the Merger or the Branch Sale.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

6.1      Conditions Precedent - The Acquiror, the Acquiror Sub and the Company

         The respective obligations of the Acquiror, the Acquiror Sub and the Company to effect the Merger shall be subject to satisfaction of the following conditions at or prior to the Effective Time.

         (a) All corporate action necessary to authorize the execution and delivery of this Agreement and consummation of the Merger shall have been duly and validly taken by the Acquiror and the Company, including approval by the requisite vote of the respective shareholders of the Acquiror and the Company of this Agreement.

         (b) All approvals and consents from any Governmental Entity the approval or consent of which is required for the consummation of the Merger shall have been received and all statutory waiting periods in respect thereof shall have expired; and the Acquiror and the Company shall have procured all other approvals, consents and waivers of each person (other than the Governmental Entities referred to above) whose approval, consent or waiver is necessary to the consummation of the Merger and the failure of which to obtain would have the effects set forth in the following proviso clause; provided, however, that no approval or consent referred to in this Section 6.1(b) shall be deemed to have been received if it shall include any condition or requirement that, individually or in the aggregate, would so materially reduce the economic or business benefits of the transactions contemplated by this Agreement to the Acquiror that had such condition or requirement been known the Acquiror, in its reasonable judgment, would not have entered into this Agreement.

         (c) None of the Acquiror, the Company or their respective Subsidiaries shall be subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted, entered, promulgated or enforced by any governmental or judicial authority which prohibits, restricts or makes illegal consummation of the Merger.

         (d) The Form S-4 shall have become effective under the Securities Act, and the Acquiror shall have received all state securities laws or "blue sky" permits and other authorizations or there shall be exemptions from registration requirements necessary to issue the Acquiror Common Stock in connection with the Merger, and neither the Form S-4 nor any such permit, authorization or exemption shall be subject to a stop order or threatened stop order by the Commission or any state securities authority.

         (e) The shares of Acquiror Common Stock to be issued in connection with the Merger shall have been approved for listing on the Nasdaq Stock Market's National Market.

         (f) The Acquiror shall have received the written opinion of Elias, Matz, Tiernan & Herrick L.L.P. to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code, and the Company shall have received the written opinion of Foley, Hoag & Eliot LLP to such effect and to the effect that (i) except for cash received in lieu of fractional share interests, holders of Company Common Stock who receive Acquiror Common Stock in the Merger will not recognize income, gain or loss for federal income tax purposes, (ii) the basis of such Acquiror Common Stock will equal the basis of the Company Common Stock for which it is exchanged, and (iii) the holding period of such Acquiror Common Stock will include the holding period of the Company Common Stock for which it is exchanged, assuming that such stock is a capital asset in the hands of the holder thereof at the Effective Time. Each such opinion shall be based on such written representations from the Acquiror, the Company and others as such counsel shall reasonably request as to factual matters.

6.2      Conditions Precedent - The Company

         The obligations of the Company to effect the Merger shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by the Company pursuant to Section 7.4 hereof.

         (a) The representations and warranties of the Acquiror as set forth in
Article IV hereof shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), provided, however, that notwithstanding anything herein to the contrary, this
Section 6.2(a) shall be deemed to have been satisfied even if such representations or warranties are not true and correct unless the failure of any of the representations or warranties to be so true and correct would have, individually or in the aggregate, a Material Adverse Effect on the Acquiror.

         (b) The Acquiror shall have performed in all material respects all obligations and complied with all covenants required to be performed and complied with by it pursuant to this Agreement on or prior to the Effective Time.

         (c) The Acquiror shall have delivered to the Company a certificate, dated the date of the Closing and signed by its Chairman and President and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

         (d) The Company shall have received the written opinion of Elias, Matz, Tiernan & Herrick L.L.P., dated the date of the Closing, that addresses the matters set forth in Exhibit D hereto.

         (e) The Acquiror and the Acquiror Sub shall have furnished the Company with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.2 as such conditions relate to the Acquiror and the Acquiror Sub as the Company may reasonably request.

6.3      Conditions Precedent - The Acquiror and the Acquiror Sub

         The obligations of the Acquiror and the Acquiror Sub to effect the Merger shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by the Acquiror or the Acquiror Sub pursuant to Section 7.4 hereof.

         (a) The representations and warranties of the Company set forth in
Article III hereof shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), provided, however, that notwithstanding anything herein to the contrary, this Section 6.3(a) shall be deemed to have been satisfied even if such representations or warranties are not true and correct unless the failure of any of the representations or warranties to be so true and correct would have, individually or in the aggregate, a Material Adverse Effect on the Company.

         (b) The Company shall have performed in all material respects all obligations and covenants required to be performed by it pursuant to this Agreement on or prior to the Effective Time.

         (c) The Company shall have delivered to the Acquiror a certificate, dated the date of the Closing and signed by its President and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

         (d) The Acquiror shall have received the written opinion of Foley, Hoag & Eliot LLP, dated the date of the Closing, that addresses the matters set forth in Exhibit E hereto.

         (e) Dissenting Shares shall constitute not more than 10.0% of the outstanding shares of Company Common Stock immediately prior to the Effective Time.

         (f) The Acquiror shall have received a letter to it from the independent certified public accountants for the Company, dated (i) the date on which the Form S-4 shall become effective and (ii) the date of the Closing, in form and substance customary for "comfort" letters delivered by independent accountants in accordance with Statement of Financial Accounting Standards No. 72 or any successor thereto.

         (g) The Company shall have furnished the Acquiror with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.3 as such conditions relate to the Company as the Acquiror may reasonably request.

                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

7.1      Termination

         This Agreement may be terminated:

         (a) at any time on or prior to the Effective Time, by the mutual consent in writing of the parties hereto;

         (b) at any time on or prior to the Effective Time, by the Acquiror or the Acquiror Sub in writing if the Company has, or by the Company in writing if the Acquiror or the Acquiror Sub has, in any material respect, breached (i) any material covenant or undertaking contained herein or (ii) any representation or warranty contained herein, in any case if such breach would have a Material Adverse Effect on the party and has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Effective Time;

         (c) at any time, by any party hereto in writing, if any of the applications for prior approval referred to in Section 5.3 hereof are denied or are approved in a manner which does not satisfy the requirements of Section 6.1(b) hereof, and the time period for appeals and requests for reconsideration has run;

         (d) at any time, by any party hereto in writing, if the shareholders of the Acquiror or the Company do not approve this Agreement after a vote taken thereon at a meeting duly called for such purpose (or at any adjournment thereof), unless the failure of such occurrence shall be due to the failure of the party seeking to terminate to perform or observe in any material respect its agreements set forth herein to be performed or observed by such party at or before the Effective Time;

         (e) by either the Company or the Acquiror in writing if the Effective Time has not occurred by the close of business on the first anniversary of the date hereof, provided that this right to terminate shall not be available to any party whose failure to perform an obligation in breach of such party's obligations under this Agreement has been the cause of, or resulted in, the failure of the Merger and the other transactions contemplated hereby to be consummated by such date (the Acquiror and the Acquiror Sub being treated as a single entity for purposes of this Section 7.1(e)); and

         (f) by the Company at any time during the five-day period following the Pricing Period (as defined below) if the Average Closing Price (as defined below) shall be less than $15.00, subject, however, to the following three sentences. If the Company elects to exercise its termination right pursuant to this Section 7.1(f), it shall give written notice to the Acquiror (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned five-day period). During the five-day period commencing with its receipt of such notice, the Acquiror shall have the option to increase the consideration to be received by the holders of the Company Common Stock hereunder by adjusting the Exchange Ratio to equal a number (calculated to the nearest one-thousandth) obtained by dividing (a) $18.90 by (b) the Average Closing Price. If the Acquiror so elects within such five-day period, it shall give prompt written notice to the Company of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this
Section 7.1(f) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified). For purposes of this Section 7.1(f), (i) the term "Average Closing Price" means the average of the daily closing prices of a share of Acquiror Common Stock, as reported by the Nasdaq Stock Market's National Market (as reported in the Wall Street Journal or, if not reported thereby, another authoritative source) during the Pricing Period, (ii) "Pricing Period" means the period of ten consecutive trading days following the Determination Date and (iii) the term "Determination Date" means the earlier of (x) the date on which the last regulatory approval required to consummate the Merger is obtained, and (y) December 1, 1996.

7.2      Effect of Termination

         In the event that this Agreement is terminated pursuant to Section 7.1 hereof, this Agreement shall become void and have no effect, except that (i) the provisions relating to confidentiality and expenses set forth in Section 5.4 and
Section 8.1, respectively, and this Section 7.2 shall survive any such termination and (ii) a termination pursuant to Section

7.1(b), (d) or (e) shall not relieve the breaching party from liability for willful breach of any covenant, undertaking, representation or warranty giving rise to such termination.

7.3      Survival of Representations, Warranties and Covenants

         All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Time other than covenants that by their terms are to be performed after the Effective Time (including without limitation the covenants set forth in Sections 5.9, 5.10 and 5.11 hereof), provided that the covenant of the Acquiror contained in Section 5.6(b)(iv) hereof shall survive and be applicable following the Effective Time, and further provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive the Acquiror, the Acquiror Sub or the Company (or any director, officer or controlling person thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either the Acquiror or the Company.

7.4      Waiver

         Each party hereto by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Agreement by the shareholders of the Acquiror and the Company) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, (iii) to the extent permitted by law, satisfaction of any of the conditions precedent to its obligations contained herein or (iv) the performance by the other party of any of its obligations set forth herein, provided that any such waiver granted, or any amendment or supplement pursuant to Section 7.5 hereof executed after shareholders of the Acquiror or the Company have approved this Agreement shall not modify either the amount or form of the consideration to be provided hereby to the holders of Company Common Stock upon consummation of the Merger or otherwise materially adversely affect such shareholders without the approval of the shareholders who would be so affected.

7.5      Amendment or Supplement

         This Agreement may be amended or supplemented at any time by mutual agreement of the Acquiror, the Acquiror Sub and the Company, subject to the proviso to Section 7.4 hereof. Any such amendment or supplement must be in writing and authorized by or under the direction of their respective Boards of Directors.

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1      Expenses

         Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including fees and expenses of its own financial consultants, accountants and counsel, provided that (i) expenses of printing the Form S-4 and the registration fee to be paid to the Commission in connection therewith shall be shared equally between the Company and the Acquiror and (ii) notwithstanding anything to the contrary contained in this Agreement, neither the Acquiror nor the Company shall be released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

8.2      Entire Agreement

         This Agreement contains the entire agreement among the parties with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein and therein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors, any rights, remedies, obligations or liabilities other than as set forth in Sections 5.9, 5.10 and 5.11(b) and (c) hereof.

8.3      No Assignment

         None of the parties hereto may assign any of its rights or obligations under this Agreement to any other person.

8.4      Notices

         All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, telecopied (with confirmation) or sent by overnight mail service or by registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

         If to the Acquiror or the Acquiror Sub:

                  Peoples Heritage Financial Group, Inc.
                  One Portland Square
                  Portland, Maine 04112-9540
                  Attn: William J. Ryan
                        Chairman, President and Chief Executive Officer
                  Fax:  207-761-8587

         With a required copy to:

                  Elias, Matz, Tiernan & Herrick L.L.P.
                  734 15th Street, N.W.
                  Washington, DC  20005
                  Attn: Gerard L. Hawkins, Esq.
                  Fax:  202-347-2172

         If to the Company:

                  Family Bancorp
                  153 Merrimack Street
                  Haverhill, Massachusetts 01830
                  Attn: David D. Hindle
                        President and Chief Executive Officer
                  Fax:  508-374-5319

         With a required copy to:

                  Foley, Hoag & Eliot LLP
                  One Post Office Square
                  Boston, Massachusetts 02109
                  Attn: Peter W. Coogan, Esq.
                  Fax:  617-832-7000

8.5      Alternative Structure

         Notwithstanding any provision of this Agreement to the contrary, the Acquiror may, with the written consent of the Company, which shall not be unreasonably withheld, elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the acquisition of the Company set forth herein, provided that (i) the federal income tax consequences of any transactions created by such modification shall not be other than those set forth in Section 6.1(f) hereof,
(ii) consideration to be paid to the holders of the Company Common Stock is not thereby changed in kind or reduced in amount as a result of such modification and (iii) such modification will not materially delay or jeopardize receipt of any required regulatory approvals or any other condition to the obligations of the Acquiror and the Acquiror Sub set forth in Sections 6.1 and 6.3 hereof.

8.6      Interpretation

         The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

8.7      Counterparts

         This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.8      Governing Law

         This Agreement shall be governed by and construed in accordance with the laws of the State of Maine applicable to agreements made and entirely to be performed within such jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seal to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.

                                       PEOPLES HERITAGE
                                       FINANCIAL GROUP, INC.

Attest:

/s/ Peter J. Verrill                   By:/s/ William J. Ryan
- ----------------------------------        ------------------------------------
Name:  Peter J. Verrill                   Name:  William J. Ryan
Title: Executive Vice President,          Title: Chairman, President
         Chief Operating Officer                   and Chief Executive Officer
         and Chief Financial Officer

                                       PEOPLES HERITAGE MERGER CORP.

Attest:

/s/ Peter J. Verrill                   By:/s/ William J. Ryan
- ----------------------------------        ------------------------------------
Name:  Peter J. Verrill                   Name:  William J. Ryan
Title: Executive Vice President,          Title: Chairman, President
         Chief Operating Officer                   and Chief Executive Officer
         and Chief Financial Officer

                                       FAMILY BANCORP

                                       By:/s/ David D. Hindle
                                          ------------------------------------
                                          Name:  David D. Hindle
                                          Title: President and Chief
                                                   Executive Officer

                                       By:/s/ George E. Fahey
                                          ------------------------------------
                                          Name:  George E. Fahey
                                          Title: Executive Vice President,
                                                   Treasurer and Chief
                                                   Financial Officer

                                                                      EXHIBIT A
                                                                      EXHIBIT B
                                                                      EXHIBIT C

                   Reference is made to Annexes II, III and IV
                of the Prospectus/Joint Proxy Statement of which
                    this Annex I is a part for Exhibits A, B
                      and C to the Agreement, respectively.

                                                                      EXHIBIT D

[MATTERS TO BE COVERED IN OPINION OF COUNSEL TO BE DELIVERED TO THE COMPANY PURSUANT TO SECTION 6.2(D) OF THE AGREEMENT]

         (a)Each of the Acquiror, the Acquiror Sub and the Acquiror New Hampshire Bank is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and the Acquiror is duly registered as a bank holding company under the BHCA.

         (b)The authorized capital stock of the Acquiror consists of 100,000,000 shares of Acquiror Common Stock, of which ___________ were issued and outstanding of record as of the date hereof, and 5,000,000 shares of Acquiror Preferred Stock, none of which are issued and outstanding as of the date hereof. All of the outstanding shares of Acquiror Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and the shareholders of the Acquiror have no preemptive rights with respect to any shares of capital stock of the Acquiror. All of the outstanding shares of capital stock of the Acquiror Subsidiaries which are Significant Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable (except as otherwise provided with respect to the capital stock of the Acquiror Maine Bank and the Acquiror National Bank by the MRSA and the National Bank Act, respectively) and, to the knowledge of such counsel, are directly or indirectly owned by the Acquiror free and clear of all liens, claims, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever. To such counsel's knowledge, except (i) for shares of Acquiror Common Stock issuable pursuant to the Acquiror Employee Stock Benefit Plans, (ii) Rights issued by the Acquiror pursuant to the Acquiror Rights Agreement and (iii) by virtue of the Agreement and the Acquiror Stock Option Agreement, there were no Rights authorized, issued or outstanding with respect to the capital stock of the Acquiror as of the date of the Agreement.

         (c)The Agreement has been duly authorized, executed and delivered by the Acquiror and the Acquiror Sub and, assuming due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of the Acquiror and the Acquiror Sub enforceable in accordance with its terms, except that the enforceability of the obligations of the Acquiror and the Acquiror Sub may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors, (ii) equitable principles limiting the right to obtain specific performance or other similar equitable relief and (iii) considerations of public policy, and except that certain remedies may not be available in the case of a nonmaterial breach of the Agreement.

         (d)The Branch Sale Agreement has been duly authorized, executed and delivered by the Acquiror New Hampshire Bank and, assuming due authorization, execution and delivery by the Bank, constitutes a valid and binding obligation of the Acquiror New Hampshire Bank enforceable in accordance with its terms, except that enforceability of the obligations of the Acquiror New Hampshire Bank may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors,
(ii) equitable principles limiting the right to obtain specific performance or other similar equitable relief and (iii) considerations of public policy, and except that certain remedies may not be available in the case of a nonmaterial breach of the Branch Sale Agreement.

         (e)All corporate and shareholder actions required to be taken by the Acquiror and the Acquiror Sub by law and their respective Articles of Incorporation and Bylaws to authorize the execution and delivery of the Agreement and consummation of the Merger have been taken, and all corporate and shareholder actions required to be taken by the Acquiror New Hampshire Bank by law and its Certificate of Incorporation and Bylaws to authorize the execution and delivery of the Branch Sale Agreement and consummation of the Branch Sale have been taken.

         (f)All consents or approvals of or filings or registrations with any federal or state banking agency which are necessary to be obtained by (i) the Acquiror and the Acquiror Sub to permit the execution, delivery and performance of the Agreement and consummation of the Merger have been obtained and (ii) the Acquiror New Hampshire Bank to permit the execution, delivery and performance of the Branch Sale Agreement and consummation of the Branch Sale have been obtained.

         (g)The shares of Acquiror Common Stock to be issued pursuant to the terms of the Agreement have been duly authorized by all necessary corporate action on the part of the Acquiror and, when issued in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable and not in violation of the preemptive rights of any person.

         (h)Each Company Option outstanding and in effect immediately preceding consummation of the Merger shall have become an option to purchase shares of Acquiror Common Stock on the terms provided in Section 2.9 of the Agreement.

         (i)To such counsel's knowledge, and except as Previously Disclosed or as disclosed in the Acquiror's Securities Documents, there are no material legal or governmental proceedings pending to which the Acquiror or any Acquiror Subsidiary is a party or to which any property of the Acquiror or any Acquiror Subsidiary is subject and no such proceedings are threatened by governmental authorities or by others.

         Such counsel also shall state that it has no reason to believe that the information relating to the Acquiror or an Acquiror Subsidiary contained or incorporated by reference in (i) the Form S-4, at the time the Form S-4 and any amendment thereto became effective under the Securities Act, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement, as of the date(s) such Proxy Statement was mailed to shareholders of the Company and the Acquiror and up to and including the date(s) of the meetings of shareholders to which such Proxy Statement relates, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         In rendering their opinion, such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon (i) certificates of governmental officials and, as to matters of fact, certificates of officers of the Acquiror or any Acquiror Subsidiary and (ii) New Hampshire counsel reasonably satisfactory to the Company with respect to matters of New Hampshire law. The opinion of such counsel need refer only to matters of Maine, New Hampshire and federal law, and may add other qualifications and explanations of the basis of their opinion as may be reasonably acceptable to the Company.

         Note:The receipt of an opinion covering the matters set forth above relating to the Branch Sale and the Branch Sale Agreement shall not be a condition to the Company's obligation to consummate the Merger.

                                                                      EXHIBIT E

[MATTERS TO BE COVERED IN OPINION OF COUNSEL TO BE DELIVERED TO THE ACQUIROR PURSUANT TO SECTION 6.3(D) OF THE AGREEMENT]

         (a)Each of the Company and the Bank is duly incorporated and validly existing under the laws of the Commonwealth of Massachusetts and the United States, respectively, and the Company is duly registered as a savings and loan holding company under the HOLA.

         (b) The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock, of which _________ shares are issued and outstanding of record as of the date hereof, and 10,000,000 shares of Company Preferred Stock, of which no shares are issued and outstanding as of the date hereof. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and the shareholders of the Company have no preemptive rights with respect to any shares of capital stock of the Company. All of the outstanding shares of capital stock of the Bank have been duly authorized and validly issued, are fully paid and nonassessable, and, to the knowledge of such counsel, are directly or indirectly owned by the Company free and clear of all liens, claims, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever. To such counsel's knowledge, except for the Company Stock Option Agreement and outstanding Company Options to purchase ______ shares of Company Common Stock as of the date hereof, there are no Rights authorized, issued or outstanding with respect to the capital stock of the Company or a Company Subsidiary.

         (c) The Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Acquiror and the Acquiror Sub, constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except that the enforceability of the obligations of the Company may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors,
(ii) equitable principles limiting the right to obtain specific performance or other similar equitable relief and (iii) considerations of public policy, and except that certain remedies may not be available in the case of a nonmaterial breach of the Agreement.

         (d) The Branch Sale Agreement has been duly authorized, executed and delivered by the Bank and, assuming due authorization, execution and delivery by the Acquiror New Hampshire Bank, constitutes a valid and binding obligation of the Bank enforceable in accordance with its terms, except that enforceability of the obligations of the Bank may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors,
(ii) equitable principles limiting the right to obtain specific performance or other similar equitable relief and (iii) considerations of public policy, and except that certain remedies may not be available in the case of a nonmaterial breach of the Branch Sale Agreement.

         (e) All corporate and shareholder actions required to be taken by the Company by law and the Articles of Organization and Bylaws of the Company to authorize the execution and delivery of the Agreement and consummation of the Merger have been taken, and all corporate and shareholder actions required to be taken by the Bank by law and its Charter and Bylaws to authorize the execution and delivery of the Branch Sale Agreement and consummation of the Branch Sale have been taken.

         (f) All consents or approvals of or filings or registrations with any federal or state banking agency which are necessary to be obtained by (i) the Company to permit the execution, delivery and performance of the Agreement and consummation of the Merger have been obtained and (ii) the Bank to permit the execution, delivery and performance of the Branch Sale Agreement and consummation of the Branch Sale have been obtained.

         (g) To such counsel's knowledge, and except as Previously Disclosed or as disclosed in the Company's Securities Documents, there are no material legal or governmental proceedings pending to which the Company or a Company Subsidiary is a party or to which any property of the Company or a Company Subsidiary is subject and no such proceedings are threatened by governmental authorities or by others.

         Such counsel also shall state that it has no reason to believe that the information relating to the Company or a Company Subsidiary contained or incorporated by reference in (i) the Form S-4, at the time the Form S-4 and any amendment thereto became effective under the Securities Act, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement, as of the date(s) such Proxy Statement was mailed to shareholders of the Company and the Acquiror and up to and including the date(s) of the meetings of shareholders to which such Proxy Statement relates, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         In rendering their opinion, such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon certificates of governmental officials, certificates or opinions of other counsel to the Company or a Company Subsidiary reasonably satisfactory to the Acquiror and, as to matters of fact, certificates of officers of the Company or a Company Subsidiary. The opinion of such counsel need refer only to matters of Massachusetts and federal law and may add other qualifications and explanations of the basis of their opinion as may be reasonably acceptable to the Acquiror.

         Note: The receipt of an opinion covering the matters set forth above relating to the Branch Sale and the Branch Sale Agreement shall not be a condition to the Acquiror's obligation to consummate the Merger.

                                                                       ANNEX II

                             STOCK OPTION AGREEMENT

         Stock Option Agreement, dated as of May 30, 1996 (the "Agreement"), by and between Family Bancorp, a Massachusetts corporation ("Issuer"), and Peoples Heritage Financial Group, Inc., a Maine corporation ("Grantee").

                                   WITNESSETH:

         WHEREAS, Issuer, Grantee and Peoples Heritage Merger Corp. ("PHMC"), a wholly-owned subsidiary of Grantee, have entered into an Agreement and Plan of Merger, dated as of May 30, 1996 (the "Plan"), providing for, among other things, the merger of Issuer with and into PHMC (the "Merger"), with PHMC as the surviving corporation; and

         WHEREAS, as a condition and inducement to Grantee's execution of the Plan and Grantee's agreement referred to in the next WHEREAS clause, Grantee has required that Issuer agree, and Issuer has agreed, to grant to Grantee the Option (as hereinafter defined); and

         WHEREAS, as a condition and inducement to Issuer's execution of the Plan and this Agreement, Grantee has agreed to grant an option to Issuer on terms and conditions which are substantially identical to those of the Option and this Agreement with respect to approximately 6% of the common stock of Grantee;

         NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Plan, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

         1. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Plan.

         2. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 832,000 shares (as adjusted as set forth herein) (the "Option Shares," which shall include the Option Shares before and after any transfer of such Option Shares) of Common Stock, par value $0.10 per share ("Issuer Common Stock"), of Issuer at a purchase price per Option Share (the "Purchase Price") of $20.50, provided, however, that in no event shall the number of Option Shares for which the Option is exercisable exceed 19.9% of the issued and outstanding shares of Issuer Common Stock without giving effect to any shares subject to or issued pursuant to the Option.

         3.       Exercise of Option.

         (a) Provided that (i) Grantee or Holder (as hereinafter defined), as applicable, shall not be in material breach of the agreements or covenants contained in this Agreement or the Plan, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, Holder may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as hereinafter defined); provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Time of the Merger, (B) termination of the Plan in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event, other than a termination of the Plan by Grantee pursuant to Section 7.1(b)(i) (a "Default Termination"), (C) 12 months after the termination of the Plan by Grantee pursuant to a Default Termination, and (D) 12 months after termination of the Plan (other than pursuant to a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event; and provided, further, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable laws, including without limitation the Bank Holding Company Act of 1956, as amended (the "BHC Act"), and the Home Owners' Loan Act, as amended ("HOLA"). The term "Holder" shall mean the holder or holders of the Option from time to time, and which is initially Grantee. The rights set forth in Section 8 hereof shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth above.

         (b) As used herein, a "Purchase Event" means any of the following events:

                  (i) Without Grantee's prior written consent, Issuer shall have authorized, recommended or publicly-proposed, or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect (A) a merger, consolidation or similar transaction involving Issuer or any of its subsidiaries, (B) the disposition, by sale, lease, exchange or otherwise, of assets of Issuer or any of its subsidiaries representing in either case 15% or more of the consolidated assets of Issuer and its subsidiaries, or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 15% or more of the voting power of Issuer or any of its subsidiaries (any of the foregoing an "Acquisition Transaction"); or

                  (ii) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then outstanding shares of Issuer Common Stock.

         (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

                  (i) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" and an "Exchange Offer," respectively); or

                  (ii) (A) the holders of Issuer Common Stock shall not have approved the Plan at the meeting of such stockholders held for the purpose of voting on the Plan, (B) such meeting shall not have been held or shall have been canceled prior to termination of the Plan or
         (C) Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Plan, in each case after it shall have been publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have (x) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (y) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer, or (z) filed an application (or given notice), whether in draft or final form, under the BHC Act, the HOLA, the Bank Merger Act, as amended, or the Change in Bank Control Act of 1978, as amended, for approval to engage in an Acquisition Transaction; or

                  (iii) Issuer shall have breached any representation, warranty, covenant or obligation contained in the Plan and such breach would entitle Grantee to terminate the Plan under Section 7.1(b) thereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of the Plan) after (x) a bona fide proposal is made by any person (other than Grantee or any subsidiary of Grantee) to Issuer or its stockholders to engage in an Acquisition Transaction, (y) any person (other than Grantee or any subsidiary of Grantee) states its intention to Issuer or its stockholders to make a proposal to engage in an Acquisition Transaction if the Plan terminates or (z) any person (other than Grantee or any subsidiary of Grantee) shall have filed an application or notice with any Governmental Entity to engage in an Acquisition Transaction.

         As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

         (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Holder to exercise the Option.

         (e) In the event Holder wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying

(i) the total number of Option Shares it intends to purchase pursuant to such exercise, and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"). If prior notification to or approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the Office of Thrift Supervision ("OTS") or any other Governmental Entity is required in connection with such purchase, Issuer shall cooperate with Grantee in the filing of the required notice of application for approval and the obtaining of such approval and the Closing shall occur immediately following such regulatory approvals (and any mandatory waiting periods).

         4.       Payment and Delivery of Certificates.

         (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to Issuer at the address of Issuer specified in Section 12(f) hereof.

         (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a), (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever and subject to no preemptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

         (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

                           THE TRANSFER OF THE STOCK REPRESENTED BY THIS
                  CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF MAY 30, 1996. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY ISSUER OF A WRITTEN REQUEST THEREFOR.

         It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Holder shall have delivered to Issuer a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

         (d) Upon the giving by Holder to Issuer of the written notice of exercise of the Option provided for under Section 3(e), the tender of the applicable purchase price in immediately available funds and the tender of this Agreement to Issuer, Holder shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Holder.

         (e) Issuer agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock, (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements and (B) in the event prior approval of or notice to any Governmental Entity is necessary before the Option may be exercised, cooperating fully with Holder in preparing such applications or notices and providing such information to such Governmental Entity as it may require) in order to permit Holder to exercise the Option and Issuer duly and effectively to issue shares of Issuer Common Stock pursuant hereto, and (iv) promptly to take all action provided herein to protect the rights of Holder against dilution.

         5. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee (and Holder, if different than Grantee) as follows:

         (a) Due Authorization. Issuer has all requisite corporate power and authority to enter into this Agreement, and subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer, and this Agreement has been duly executed and delivered by Issuer.

         (b) No Violations. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Issuer with any of the provisions hereof will not (i) conflict with or result in a breach of any provision of its Articles of Agreement or Bylaws or a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, license, material agreement or other material instrument or obligation to which Issuer is a party, or by which it or any of its properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Issuer or any of its properties or assets.

         (c) Authorized Stock. Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance upon exercise of the Option that number of shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time purchasable upon exercise of the Option, and all such shares, upon issuance pursuant to the Option, will be duly and validly issued, fully paid and nonassessable, and will be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever and not subject to any preemptive rights.

         6. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee, and this Agreement has been duly executed and delivered by Grantee.

         7.       Adjustment upon Changes in Issuer Capitalization, etc.

         (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transactions so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a)), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

         (b) In the event that Issuer shall enter in an agreement: (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Holder, of any of (x) the Acquiring Corporation (as hereinafter defined), (y) any person that controls the Acquiring Corporation or (z) in the case of a merger described in clause (ii), Issuer (such person being referred to as "Substitute Option Issuer").

         (c) The Substitute Option shall have the same terms as the Option, provided that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Holder. Substitute Option Issuer also shall enter into an agreement with Holder in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

         (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of Substitute Option per share of Substitute Common Stock (the "Substitute Option Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of the Substitute Common Stock for which the Substitute Option is exercisable.

         (e)      The following terms have the meanings indicated:

                  (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, or (iii) the transferee of all or substantially all of Issuer's assets (or a substantial part of the assets of its subsidiaries taken as a whole).

                  (2) "Substitute Common Stock" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.

                  (3) "Assigned Value" shall mean the highest of (w) the price per share of Issuer Common Stock at which a Tender Offer or an Exchange Offer therefor has been made, (x) the price per share of Issuer Common Stock to be paid by any third party pursuant to an agreement with Issuer, (y) the highest closing price for shares of Issuer Common Stock within the six-month period immediately preceding the consolidation, merger or sale in question and (z) in the event of a sale of all or substantially all of Issuer's assets or deposits, an amount equal to (i) the sum of the price paid in such sale for such assets (and/or deposits) and the current market value of the remaining assets of Issuer, as determined by a nationally-recognized investment banking firm selected by Holder, divided by (ii) the number of shares of Issuer Common Stock outstanding at such time. In the event that a Tender Offer or an Exchange Offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally-recognized investment banking firm selected by Holder.

                  (4) "Average Price" shall mean the average closing price of a share of Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Holder may elect.

         (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for the limitation in the first sentence of this Section 7(f), Substitute Option Issuer shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this Section 7(f) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this Section 7(f). This difference in value shall be determined by a nationally-recognized investment banking firm selected by Holder.

         (g) Issuer shall not enter into any transaction described in Section 7(b) unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value (other than any diminution in value resulting from the fact that the shares of Substitute

Common Stock are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision) than other shares of common stock issued by Substitute Option Issuer).

         8.       Repurchase at the Option of Holder.

         (a) Subject to the last sentence of Section 3(a), at the request of Holder at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending 12 months immediately thereafter, Issuer shall repurchase from Holder (i) the Option and (ii) all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this
Section 8 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

                  (i) the aggregate Purchase Price paid by Holder for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Holder then has beneficial ownership;

                  (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

                  (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

         (b) If Holder exercises its rights under this Section 8, Issuer shall, within 10 business days after the Request Date, pay the Section 8 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of the Federal Reserve Board, the OTS or any other Governmental Entity is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the
Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If the Federal Reserve Board, the OTS or any other Governmental Entity disapproves of any part of Issuer's proposed repurchase pursuant to this
Section 8, Issuer shall promptly give notice of such fact to Holder. If the Federal Reserve Board, the OTS or any other Governmental Entity prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by the Federal Reserve Board, the OTS or other Governmental Entity, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Holder shall notify Issuer of its determination under the preceding sentence within five business days of receipt of notice of disapproval of the repurchase.

         Notwithstanding anything herein to the contrary, all of Grantee's rights under this Section 8 shall terminate on the date of termination of the Option pursuant to Section 3(a).

         (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i), (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii), or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the Nasdaq Stock Market's National Market ("NASDAQ/NMS") (or if Issuer Common Stock is not quoted on NASDAQ/NMS, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded, as reported by a recognized source chosen by Holder) during the 60 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally-recognized investment banking firm selected by Holder, divided by the number of shares of Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally-recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

         (d) As used herein, a "Repurchase Event" shall occur if (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in Section 7(b)(i), Section 7(b)(ii) or Section 7(b)(iii) shall be consummated.

         9.       Registration Rights.

         (a) Demand Registration Rights. Issuer shall, subject to the conditions of Section 9(c), if requested by any Holder, as expeditiously as possible prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Holder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Holder in such request, including without limitation a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

         (b) Additional Registration Rights. If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to Holder of its intention to do so and, upon the written request of Holder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by Holder), Issuer will cause all such shares for which a Holder shall have requested participation in such registration to be so registered and included in such underwritten public offering; provided, however, that Issuer may elect to not cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4 under the Securities Act or any successor form; provided, further, however, that such election pursuant to clause (i) may only be made one time. If some but not all the shares of Issuer Common Stock with respect to which Issuer shall have received requests for registration pursuant to this Section 9(b) shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among Holders permitted to register their shares of Issuer Common Stock in connection with such registration pro rata in the proportion that the number of shares requested to be registered by each such Holder bears to the total number of shares requested to be registered by all such Holders then desiring to have Issuer Common Stock registered for sale.

         (c) Conditions to Required Registration. Issuer shall use all reasonable efforts to cause each registration statement referred to in Section 9(a) to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective; provided, however, that Issuer may delay any registration of Option Shares required pursuant to Section 9(a) for a period not exceeding 90 days if

Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the Securities Act pursuant to Section 9(a):

                  (i) prior to the earliest of (A) termination of the Plan pursuant to Article VII thereof, and (B) a Purchase Event or a Preliminary Purchase Event;

                  (ii) on more than one occasion during any calendar year and on more than two occasions in total;

                  (iii) within 90 days after the effective date of a registration referred to in Section 9(b) pursuant to which the Holder or Holders concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested; and

                  (iv) unless a request therefor is made to Issuer by the Holder or Holders of at least 25% or more of the aggregate number of Option Shares (including shares of Issuer Common Stock issuable upon exercise of the Option) then outstanding.

         In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares, provided, however, that Issuer shall not be required to consent to general jurisdiction or to qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

         (d) Expenses. Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses, accounting expenses, legal expenses and printing expenses incurred by it) in connection with each registration pursuant to Section 9(a) or (b) and all other qualifications, notifications or exemptions pursuant to Section 9(a) or (b). Underwriting discounts and commissions relating to Option Shares, fees and disbursements of counsel to the Holder(s) of Option Shares being registered and any other expenses incurred by such Holder(s) in connection with any such registration shall be borne by such Holder(s).

         (e) Indemnification. In connection with any registration under Section 9(a) or (b), Issuer hereby indemnifies each Holder, and each underwriter thereof, including each person, if any, who controls such Holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Holder, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such Holder or such underwriter, as the case may be, expressly for such use.

         Promptly upon receipt by a party indemnified under this Section 9(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 9(e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but, except to the extent of any actual prejudice to the indemnifying party, the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
Section 9(e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

         If the indemnification provided for in this Section 9(e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the selling Holders and the underwriters from the offering of the securities and also the relative fault of Issuer, the selling Holders and the underwriters in connection with the statement or omissions which results in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall the selling Holders be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(g) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any Holder to indemnify shall be several and not joint with other Holders.

         In connection with any registration pursuant to Section 9(a) or (b) above, Issuer and each selling Holder (other than Grantee) shall enter into an agreement containing the indemnification provisions of this Section 9(e).

         (f) Miscellaneous Reporting. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Holder(s) in accordance with and to the extent permitted by any rule or regulation permitting nonregistered sales of securities promulgated by the Commission from time to time, including, without limitation, Rule 144A. Issuer shall at its expense provide the Holder with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

         (g) Issue Taxes. Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save any Holder harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

         10. Quotation; Listing. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on NASDAQ/NMS or any securities exchange, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on NASDAQ/NMS or such other securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

         11. Division of Option. Upon the occurrence of a Purchase Event or a Preliminary Purchase Event, this Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of the Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

         12.      Miscellaneous.

         (a) Expenses. Except as otherwise provided in Section 9, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

         (c) Entire Agreement; No Third Party Beneficiaries; Severability. This Agreement, together with the Plan and the other documents and instruments referred to herein and therein, between Grantee and Issuer (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and (ii) is not intended to confer upon any person other than the parties hereto (other than the indemnified parties under Section 9(e) and any transferee of the Option Shares or any permitted transferee of this Agreement pursuant to Section 12(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Holder to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Sections 3 and 8 (as adjusted pursuant to Section 7), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

         (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Maine without regard to any applicable conflicts of law rules.

         (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or sent by overnight mail service or mailed by registered or certified mail (return receipt requested) postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

         If to Grantee:

                  Peoples Heritage Financial Group, Inc.
                  One Portland Square
                  Portland, Maine 04112-9540
                  Attn: William J. Ryan
                        Chairman, President and Chief Executive Officer
                  Fax:  207-761-8587

         With a required copy to:

                  Elias, Matz, Tiernan & Herrick L.L.P.
                  734 15th Street, N.W.
                  Washington, DC  20005
                  Attn: Gerard L. Hawkins, Esq.
                  Fax:  202-347-2172

         If to Issuer:

                  Family Bancorp
                  153 Merrimack Street
                  Haverhill, Massachusetts 01830
                  Attn: David D. Hindle
                        President and Chief Executive Officer
                  Fax:  508-374-5319

         With a required copy to:

                  Foley, Hoag & Eliot LLP
                  One Post Office Square
                  Boston, Massachusetts 02109
                  Attn: Peter W. Coogan, Esq.
                  Fax:  617-832-7000

         (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

         (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Holder may assign this Agreement to a wholly-owned subsidiary of Holder and Holder may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         (i) Further Assurances. In the event of any exercise of the Option by Holder, Issuer and Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

         (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

         IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

Attest:                                  FAMILY BANCORP

/s/ George E. Fahey                      By:/s/ David D. Hindle
- ----------------------------------          -----------------------------------
Name:  George E. Fahey                      Name:  David D. Hindle
Title: Executive Vice President, Treasurer  Title: President and Chief
         and Chief Financial Officer                 Executive Officer

                                         PEOPLES HERITAGE
                                         FINANCIAL GROUP, INC.

Attest:

/s/ Peter J. Verrill                     By:/s/ William J. Ryan
- ----------------------------------          -----------------------------------
Name:  Peter J. Verrill                     Name:  William J. Ryan
Title: Executive Vice President,            Title: Chairman, President
         Chief Operating Officer                     and Chief Executive Officer
         and Chief Financial Officer

                                                                 ANNEX III
                             STOCK OPTION AGREEMENT

         Stock Option Agreement, dated as of May 30, 1996 (the "Agreement"), by and between Peoples Heritage Financial Group, Inc., a Maine corporation ("Issuer"), and Family Bancorp, a Massachusetts corporation ("Grantee").

                                   WITNESSETH:

         WHEREAS, Grantee, Issuer and Peoples Heritage Merger Corp. ("PHMC"), a wholly-owned subsidiary of Issuer, have entered into an Agreement and Plan of Merger, dated as of May 30, 1996 (the "Plan"), providing for, among other things, the merger of Grantee with and into PHMC (the "Merger"), with PHMC as the surviving corporation; and

         WHEREAS, as a condition and inducement to Grantee's execution of the Plan and Grantee's agreement referred to in the next WHEREAS clause, Grantee has required that Issuer agree, and Issuer has agreed, to grant to Grantee the Option (as hereinafter defined); and

         WHEREAS, as a condition and inducement to Issuer's execution of the Plan and this Agreement, Grantee has agreed to grant an option to Issuer on terms and conditions which are substantially identical to those of the Option and this Agreement with respect to approximately 19.9% of the common stock of Grantee;

         NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Plan, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

         1. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Plan.

         2. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 1,500,000 shares (as adjusted as set forth herein) (the "Option Shares," which shall include the Option Shares before and after any transfer of such Option Shares) of Common Stock, par value $0.01 per share ("Issuer Common Stock"), of Issuer at a purchase price per Option Share (the "Purchase Price") of $19.75, provided, however, that in no event shall the number of Option Shares for which the Option is exercisable exceed 6.0% of the issued and outstanding shares of Issuer Common Stock without giving effect to any shares subject to or issued pursuant to the Option. Each Option Share issued upon exercise of the Option shall be accompanied by Acquiror Rights as provided in the Acquiror Rights Agreement.

         3.       Exercise of Option.

         (a) Provided that (i) Grantee or Holder (as hereinafter defined), as applicable, shall not be in material breach of the agreements or covenants contained in this Agreement or the Plan, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, Holder may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as hereinafter defined); provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Time of the Merger, (B) termination of the Plan in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event, other than a termination of the Plan by Grantee pursuant to Section 7.1(b)(i) (a "Default Termination"), (C) 12 months after the termination of the Plan by Grantee pursuant to a Default Termination, and (D) 12 months after termination of the Plan (other than pursuant to a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event; and provided, further, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable laws, including without limitation the Bank Holding Company Act of 1956, as amended (the "BHC Act"), and the Home Owners' Loan Act, as amended ("HOLA"). The term "Holder" shall mean the holder or holders of the Option from time to time, and which is initially Grantee. The rights set forth in Section 8 hereof shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth above.

         (b) As used herein, a "Purchase Event" means any of the following events:

                  (i) Without Grantee's prior written consent, Issuer shall have authorized, recommended or publicly-proposed, or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect (A) a merger, consolidation or similar transaction involving Issuer or any of its subsidiaries, (B) the disposition, by sale, lease, exchange or otherwise, of assets of Issuer or any of its subsidiaries representing in either case 15% or more of the consolidated assets of Issuer and its subsidiaries, or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 15% or more of the voting power of Issuer or any of its subsidiaries (any of the foregoing an "Acquisition Transaction"); or

                  (ii) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then outstanding shares of Issuer Common Stock.

         (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

                  (i) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" and an "Exchange Offer," respectively); or

                  (ii) (A) the holders of Issuer Common Stock shall not have approved the Plan at the meeting of such stockholders held for the purpose of voting on the Plan, (B) such meeting shall not have been held or shall have been canceled prior to termination of the Plan or
         (C) Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Plan, in each case after it shall have been publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have (x) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (y) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer, or (z) filed an application (or given notice), whether in draft or final form, under the BHC Act, the HOLA, the Bank Merger Act, as amended, or the Change in Bank Control Act of 1978, as amended, for approval to engage in an Acquisition Transaction; or

                  (iii) Issuer shall have breached any representation, warranty, covenant or obligation contained in the Plan and such breach would entitle Grantee to terminate the Plan under Section 7.1(b) thereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of the Plan) after (x) a bona fide proposal is made by any person (other than Grantee or any subsidiary of Grantee) to Issuer or its stockholders to engage in an Acquisition Transaction, (y) any person (other than Grantee or any subsidiary of Grantee) states its intention to Issuer or its stockholders to make a proposal to engage in an Acquisition Transaction if the Plan terminates or (z) any person (other than Grantee or any subsidiary of Grantee) shall have filed an application or notice with any Governmental Entity to engage in an Acquisition Transaction.

         As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

         (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Holder to exercise the Option.

         (e) In the event Holder wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying

(i) the total number of Option Shares it intends to purchase pursuant to such exercise, and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"). If prior notification to or approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the Office of Thrift Supervision ("OTS") or any other Governmental Entity is required in connection with such purchase, Issuer shall cooperate with Grantee in the filing of the required notice of application for approval and the obtaining of such approval and the Closing shall occur immediately following such regulatory approvals (and any mandatory waiting periods).

         4.       Payment and Delivery of Certificates.

         (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to Issuer at the address of Issuer specified in Section 12(f) hereof.

         (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a), (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever and subject to no preemptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

         (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

                           THE TRANSFER OF THE STOCK REPRESENTED BY THIS
                  CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF MAY 30, 1996. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY ISSUER OF A WRITTEN REQUEST THEREFOR.

         It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Holder shall have delivered to Issuer a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

         (d) Upon the giving by Holder to Issuer of the written notice of exercise of the Option provided for under Section 3(e), the tender of the applicable purchase price in immediately available funds and the tender of this Agreement to Issuer, Holder shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Holder.

         (e) Issuer agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock, (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements and (B) in the event prior approval of or notice to any Governmental Entity is necessary before the Option may be exercised, cooperating fully with Holder in preparing such applications or notices and providing such information to such Governmental Entity as it may require) in order to permit Holder to exercise the Option and Issuer duly and effectively to issue shares of Issuer Common Stock pursuant hereto, and (iv) promptly to take all action provided herein to protect the rights of Holder against dilution.

         5. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee (and Holder, if different than Grantee) as follows:

         (a) Due Authorization. Issuer has all requisite corporate power and authority to enter into this Agreement, and subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer, and this Agreement has been duly executed and delivered by Issuer.

         (b) No Violations. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Issuer with any of the provisions hereof will not (i) conflict with or result in a breach of any provision of its Articles of Agreement or Bylaws or a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, license, material agreement or other material instrument or obligation to which Issuer is a party, or by which it or any of its properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Issuer or any of its properties or assets.

         (c) Authorized Stock. Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance upon exercise of the Option that number of shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time purchasable upon exercise of the Option, and all such shares, upon issuance pursuant to the Option, will be duly and validly issued, fully paid and nonassessable, and will be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever and not subject to any preemptive rights.

         6. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee, and this Agreement has been duly executed and delivered by Grantee.

         7.       Adjustment upon Changes in Issuer Capitalization, etc.

         (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transactions so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a)), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 6.0% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

         (b) In the event that Issuer shall enter in an agreement: (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Holder, of any of (x) the Acquiring Corporation (as hereinafter defined), (y) any person that controls the Acquiring Corporation or (z) in the case of a merger described in clause (ii), Issuer (such person being referred to as "Substitute Option Issuer").

         (c) The Substitute Option shall have the same terms as the Option, provided that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Holder. Substitute Option Issuer also shall enter into an agreement with Holder in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

         (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of Substitute Option per share of Substitute Common Stock (the "Substitute Option Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of the Substitute Common Stock for which the Substitute Option is exercisable.

         (e)      The following terms have the meanings indicated:

                  (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, or (iii) the transferee of all or substantially all of Issuer's assets (or a substantial part of the assets of its subsidiaries taken as a whole).

                  (2) "Substitute Common Stock" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.

                  (3) "Assigned Value" shall mean the highest of (w) the price per share of Issuer Common Stock at which a Tender Offer or an Exchange Offer therefor has been made, (x) the price per share of Issuer Common Stock to be paid by any third party pursuant to an agreement with Issuer, (y) the highest closing price for shares of Issuer Common Stock within the six-month period immediately preceding the consolidation, merger or sale in question and (z) in the event of a sale of all or substantially all of Issuer's assets or deposits, an amount equal to (i) the sum of the price paid in such sale for such assets (and/or deposits) and the current market value of the remaining assets of Issuer, as determined by a nationally-recognized investment banking firm selected by Holder, divided by (ii) the number of shares of Issuer Common Stock outstanding at such time. In the event that a Tender Offer or an Exchange Offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally-recognized investment banking firm selected by Holder.

                  (4) "Average Price" shall mean the average closing price of a share of Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Holder may elect.

         (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 6.0% of the aggregate of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 6.0% of the aggregate of the shares of Substitute Common Stock but for the limitation in the first sentence of this Section 7(f), Substitute Option Issuer shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this Section 7(f) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this Section 7(f). This difference in value shall be determined by a nationally-recognized investment banking firm selected by Holder.

         (g) Issuer shall not enter into any transaction described in Section 7(b) unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value (other than any diminution in value resulting from the fact that the shares of Substitute

Common Stock are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision) than other shares of common stock issued by Substitute Option Issuer).

         8.       Repurchase at the Option of Holder.

         (a) Subject to the last sentence of Section 3(a), at the request of Holder at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending 12 months immediately thereafter, Issuer shall repurchase from Holder (i) the Option and (ii) all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this
Section 8 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

                  (i) the aggregate Purchase Price paid by Holder for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Holder then has beneficial ownership;

                  (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

                  (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

         (b) If Holder exercises its rights under this Section 8, Issuer shall, within 10 business days after the Request Date, pay the Section 8 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of the Federal Reserve Board, the OTS or any other Governmental Entity is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the
Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If the Federal Reserve Board, the OTS or any other Governmental Entity disapproves of any part of Issuer's proposed repurchase pursuant to this
Section 8, Issuer shall promptly give notice of such fact to Holder. If the Federal Reserve Board, the OTS or any other Governmental Entity prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by the Federal Reserve Board, the OTS or other Governmental Entity, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Holder shall notify Issuer of its determination under the preceding sentence within five business days of receipt of notice of disapproval of the repurchase.

         Notwithstanding anything herein to the contrary, all of Grantee's rights under this Section 8 shall terminate on the date of termination of the Option pursuant to Section 3(a).

         (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i), (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii), or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the Nasdaq Stock Market's National Market ("NASDAQ/NMS") (or if Issuer Common Stock is not quoted on NASDAQ/NMS, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded, as reported by a recognized source chosen by Holder) during the 60 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally-recognized investment banking firm selected by Holder, divided by the number of shares of Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally-recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

         (d) As used herein, a "Repurchase Event" shall occur if (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in Section 7(b)(i), Section 7(b)(ii) or Section 7(b)(iii) shall be consummated.

         9.       Registration Rights.

         (a) Demand Registration Rights. Issuer shall, subject to the conditions of Section 9(c), if requested by any Holder, as expeditiously as possible prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Holder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Holder in such request, including without limitation a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

         (b) Additional Registration Rights. If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to Holder of its intention to do so and, upon the written request of Holder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by Holder), Issuer will cause all such shares for which a Holder shall have requested participation in such registration to be so registered and included in such underwritten public offering; provided, however, that Issuer may elect to not cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4 under the Securities Act or any successor form; provided, further, however, that such election pursuant to clause (i) may only be made one time. If some but not all the shares of Issuer Common Stock with respect to which Issuer shall have received requests for registration pursuant to this Section 9(b) shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among Holders permitted to register their shares of Issuer Common Stock in connection with such registration pro rata in the proportion that the number of shares requested to be registered by each such Holder bears to the total number of shares requested to be registered by all such Holders then desiring to have Issuer Common Stock registered for sale.

         (c) Conditions to Required Registration. Issuer shall use all reasonable efforts to cause each registration statement referred to in Section 9(a) to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective; provided, however, that Issuer may delay any registration of Option Shares required pursuant to Section 9(a) for a period not exceeding 90 days if

Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the Securities Act pursuant to Section 9(a):

                  (i) prior to the earliest of (A) termination of the Plan pursuant to Article VII thereof, and (B) a Purchase Event or a Preliminary Purchase Event;

                  (ii) on more than one occasion during any calendar year and on more than two occasions in total;

                  (iii) within 90 days after the effective date of a registration referred to in Section 9(b) pursuant to which the Holder or Holders concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested; and

                  (iv) unless a request therefor is made to Issuer by the Holder or Holders of at least 25% or more of the aggregate number of Option Shares (including shares of Issuer Common Stock issuable upon exercise of the Option) then outstanding.

         In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares, provided, however, that Issuer shall not be required to consent to general jurisdiction or to qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

         (d) Expenses. Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses, accounting expenses, legal expenses and printing expenses incurred by it) in connection with each registration pursuant to Section 9(a) or (b) and all other qualifications, notifications or exemptions pursuant to Section 9(a) or (b). Underwriting discounts and commissions relating to Option Shares, fees and disbursements of counsel to the Holder(s) of Option Shares being registered and any other expenses incurred by such Holder(s) in connection with any such registration shall be borne by such Holder(s).

         (e) Indemnification. In connection with any registration under Section 9(a) or (b), Issuer hereby indemnifies each Holder, and each underwriter thereof, including each person, if any, who controls such Holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Holder, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such Holder or such underwriter, as the case may be, expressly for such use.

         Promptly upon receipt by a party indemnified under this Section 9(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 9(e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but, except to the extent of any actual prejudice to the indemnifying party, the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
Section 9(e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

         If the indemnification provided for in this Section 9(e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the selling Holders and the underwriters from the offering of the securities and also the relative fault of Issuer, the selling Holders and the underwriters in connection with the statement or omissions which results in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall the selling Holders be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(g) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any Holder to indemnify shall be several and not joint with other Holders.

         In connection with any registration pursuant to Section 9(a) or (b) above, Issuer and each selling Holder (other than Grantee) shall enter into an agreement containing the indemnification provisions of this Section 9(e).

         (f) Miscellaneous Reporting. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Holder(s) in accordance with and to the extent permitted by any rule or regulation permitting nonregistered sales of securities promulgated by the Commission from time to time, including, without limitation, Rule 144A. Issuer shall at its expense provide the Holder with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

         (g) Issue Taxes. Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save any Holder harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

         10. Quotation; Listing. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on NASDAQ/NMS or any securities exchange, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on NASDAQ/NMS or such other securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

         11. Division of Option. Upon the occurrence of a Purchase Event or a Preliminary Purchase Event, this Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of the Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

         12.      Miscellaneous.

         (a) Expenses. Except as otherwise provided in Section 9, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

         (c) Entire Agreement; No Third Party Beneficiaries; Severability. This Agreement, together with the Plan and the other documents and instruments referred to herein and therein, between Grantee and Issuer (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and (ii) is not intended to confer upon any person other than the parties hereto (other than the indemnified parties under Section 9(e) and any transferee of the Option Shares or any permitted transferee of this Agreement pursuant to Section 12(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Holder to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Sections 3 and 8 (as adjusted pursuant to Section 7), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

         (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Maine without regard to any applicable conflicts of law rules.

         (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or sent by overnight mail service or mailed by registered or certified mail (return receipt requested) postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

         If to Grantee:

                  Family Bancorp
                  153 Merrimack Street
                  Haverhill, Massachusetts 01830
                  Attn: David D. Hindle
                        President and Chief Executive Officer
                  Fax:  508-374-5319

         With a required copy to:

                  Foley, Hoag & Eliot LLP
                  One Post Office Square
                  Boston, Massachusetts 02109
                  Attn: Peter W. Coogan, Esq.
                  Fax:  617-832-7000

         If to Issuer:

                  Peoples Heritage Financial Group, Inc.
                  One Portland Square
                  Portland, Maine 04112-9540
                  Attn: William J. Ryan
                        Chairman, President and Chief Executive Officer
                  Fax:  207-761-8587

         With a required copy to:

                  Elias, Matz, Tiernan & Herrick L.L.P.
                  734 15th Street, N.W.
                  Washington, DC  20005
                  Attn: Gerard L. Hawkins, Esq.
                  Fax:  202-347-2172

         (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

         (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Holder may assign this Agreement to a wholly-owned subsidiary of Holder and Holder may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         (i) Further Assurances. In the event of any exercise of the Option by Holder, Issuer and Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

         (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

         IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                         PEOPLES HERITAGE
                                         FINANCIAL GROUP, INC.

Attest:

/s/ Peter J. Verrill                     By:/s/ William J. Ryan
- ----------------------------------          -----------------------------------
Name:  Peter J. Verrill                     Name:  William J. Ryan
Title: Executive Vice President,            Title: Chairman, President
         Chief Operating Officer                    and Chief Executive Officer
         and Chief Financial Officer

Attest:                                  FAMILY BANCORP

/s/ George E. Fahey                      By:/s/ David D. Hindle
- ----------------------------------          -----------------------------------
Name:  George E. Fahey                      Name:  David D. Hindle
Title: Executive Vice President, Treasurer  Title: President and Chief
        and Chief Financial Officer                 Executive Officer

                                                                 ANNEX IV
                              STOCKHOLDER AGREEMENT

         STOCKHOLDER AGREEMENT, dated as of May 30, 1996, by and among Peoples Heritage Financial Group, Inc. (the "Acquiror"), a Maine corporation, and certain stockholders of Family Bancorp (the "Company"), a Massachusetts corporation, named on Schedule I hereto (collectively the "Stockholders").

                                   WITNESSETH:

         WHEREAS, the Acquiror, Peoples Heritage Merger Corp. (the "Acquiror Sub") and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Agreement"), which is being executed simultaneously with the execution of this Stockholder Agreement and provides for, among other things, the merger of the Company with and into the Acquiror Sub (the "Merger"); and

         WHEREAS, in order to induce the Acquiror to enter into the Agreement, each of the Stockholders agrees to, among other things, vote in favor of the Agreement in his or her capacities as stockholders of the Company;

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. OWNERSHIP OF COMPANY COMMON STOCK. Each Stockholder represents and warrants that the Stockholder has or shares the right to vote and dispose of the number of shares of common stock of the Company, par value $.10 per share ("Company Common Stock"), set forth opposite such Stockholder's name on Schedule I hereto.

         2. AGREEMENTS OF THE STOCKHOLDERS. Each Stockholder covenants and agrees that:

                  (a) such Stockholder shall, at any meeting of the Company's stockholders called for the purpose, vote, or cause to be voted, all shares of Company Common Stock in which such stockholder has the right to vote (whether owned as of the date hereof or hereafter acquired) in favor of the Agreement and against any plan or proposal pursuant to which the Company is to be acquired by or merged with, or pursuant to which the Company proposes to sell all or substantially all of its assets and liabilities to, any person entity or group (other than the Acquiror or any subsidiary thereof);

                  (b) except as otherwise expressly permitted hereby, such Stockholder shall not, prior to the meeting of the Company's stockholders referred to in Section 2(a) hereof or the earlier termination of the Agreement in accordance with its terms, sell, pledge, transfer or otherwise dispose of the Stockholder's shares of Company Common Stock; and

                  (c) such Stockholder shall not in his capacity as a stockholder of the Company directly or indirectly encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than the Acquiror or an affiliate thereof) concerning any merger, sale of substantial assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transactions involving the Company or any subsidiary of the Company (provided that nothing herein shall be deemed to affect the ability of any Stockholder to fulfill his duties as a director or officer of the Company).

         Each Stockholder further agrees that the Company's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any attempted transfer of shares of Company Common Stock, unless the transfer has been effected in compliance with the terms of this letter agreement.

         3. SUCCESSORS AND ASSIGNS. A Stockholder may sell, pledge, transfer or otherwise dispose of his shares of Company Common Stock, provided that, with respect to any sale, transfer or disposition which would occur on or before the meeting of the Company's stockholders referred to in Section 2(a) hereof, such Stockholder obtains the prior written consent of the Acquiror and that any acquiror of such Company Common Stock agree in writing to be bound by the terms of this Stockholder Agreement.

         4. TERMINATION. The parties agree and intend that this Stockholder Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this Stockholder Agreement are inadequate. This Stockholder Agreement may be terminated at any time prior to the consummation of the Merger by mutual written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms.

         5. NOTICES. Notices may be provided to the Acquiror and the Stockholders in the manner specified in Section 8.4 of the Agreement, with all notices to the Stockholders being provided to them at the Company in the manner specified in such section.

         6. GOVERNING LAW. This Stockholder Agreement shall be governed by the laws of the State of Maine without giving effect to the principles of conflicts of laws thereof.

         7. COUNTERPARTS. This Stockholder Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

         8. HEADINGS AND GENDER. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stockholder Agreement. Use of the masculine gender herein shall be considered to represent the masculine, feminine or neuter gender whenever appropriate.

         IN WITNESS WHEREOF, the Acquiror, by a duly authorized officer, and each of the Stockholders have caused this Stockholder Agreement to be executed as of the day and year first above written.

                                       PEOPLES HERITAGE FINANCIAL
                                        GROUP, INC.

                                       By:/s/ William J. Ryan
                                          -------------------------------------
                                          Name:  William J. Ryan
                                          Title: Chairman, President and Chief
                                                   Executive Officer

                                       COMPANY STOCKHOLDERS:

                                       /s/ John E. Veasey
                                       ----------------------------------------
                                       John E. Veasey

                                       /s/ Elkin B. McCallum
                                       ----------------------------------------
                                       Elkin B. McCallum

                                       /s/ David D. Hindle
                                       ----------------------------------------
                                       David D. Hindle

                                       /s/ George E. Fahey
                                       ----------------------------------------
                                       George E. Fahey

                                       /s/ Ronald G. Trombley
                                       ----------------------------------------
                                       Ronald G. Trombley

                                       /s/ Bruce Fenn, III
                                       ----------------------------------------
                                       Bruce Fenn, III

                                       /s/ David J. LaFlamme
                                       ----------------------------------------
                                       David J. LaFlamme

                                       /s/ Kenneth L. Paul
                                       ----------------------------------------
                                       Kenneth L. Paul

                                       /s/ Charles George, Jr.
                                       ----------------------------------------
                                       Charles George, Jr.

                                   SCHEDULE I

                                                          Number of Shares of
                                                          Company Common Stock
          Name of Stockholder                              Beneficially Owned
- ------------------------------------------------     -----------------------------
John E. Veasey                                                120,962

Elkin B. McCallum                                              57,150

David D. Hindle                                                28,122

George E. Fahey                                                23,859

Ronald G. Trombley                                             21,983

Bruce Fenn, III                                                11,120

David J. LaFlamme                                              33,182

Kenneth L. Paul                                                 7,800

Charles George, Jr.                                             3,750

                                                                        ANNEX V

                                  [FORM OF MB&D
                                FAIRNESS OPINION]

The Board of Directors
Family Bancorp
153 Merrimack Street
Haverhill, MA  01830                                 _____________ ____, 1996


The Board of Directors:

         You have requested our opinion as to the fairness from a financial point of view to the shareholders of Family Bancorp ("Family") of the consideration to be paid to the shareholders of Family in connection with the proposed acquisition of Family by Peoples Heritage Financial Group, Inc. ("PHFG") pursuant to the Agreement and Plan of Merger (the "Agreement"), dated as of May 30, 1996, among Family, PHFG and Peoples Heritage Merger Corp. ("PHMC"), a wholly-owned subsidiary of PHFG. Under the terms of the Agreement, each share of common stock, $0.10 par value per share, of Family (the "Family Common Stock") outstanding immediately prior to the Merger (other than any dissenting shares under Massachusetts law and certain shares held by PHFG) will be exchanged for 1.26 shares (the "Exchange Ratio") of common stock, $.01 par value per share, of PHFG (the "PHFG Common Stock"), plus cash in lieu of any fractional share interest. In addition, upon consummation of the Merger, each option to purchase Family Common Stock which is outstanding at the effective time, whether or not then exercisable, will be converted into options to purchase shares of PHFG Common Stock in accordance with the provisions of the Agreement.

         The reader is urged to carefully read the Agreement, which is reproduced in its entirety elsewhere in the accompanying Prospectus/Joint Proxy Statement.

         McConnell, Budd & Downes, Inc., as part of its investment banking business, is engaged exclusively in the valuation of bank holding companies and banks, thrift holding companies and thrifts and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements, competitive bidding processes, market making as a NASD market maker, secondary distributions of listed securities and valuations for corporate, estate and other purposes. Our experience and familiarity with Family includes having worked as a financial advisor to Family since July 1995 on a contractual basis and specifically includes our participation in the process and negotiations leading up to the proposed acquisition by PHFG. In the course of our role as financial advisor to Family in connection with the Agreement we have received fees for our services and will receive additional fees contingent on the occurrence of certain defined events. We will receive a fee in connection with the rendering of this opinion. In the ordinary course of our business, we may, from time to time, trade the equity securities of Family in our capacity as a NASD market maker, for our own account, for the accounts of our customers and for the accounts of individual employees of McConnell, Budd & Downes, Inc. Accordingly we may, from time to time, hold a long or short position in the equity securities of Family.

         In arriving at our opinion, we have reviewed the Agreement and Prospectus/Joint Proxy Statement in substantially the form to be mailed to Family and PHFG shareholders. We also have reviewed publicly available business, financial and shareholder information relating to Family and its subsidiaries, certain publicly available financial information relating to PHFG and certain financial information relating to PHFG and its subsidiaries provided to Family by PHFG management. In addition, we have reviewed certain other information, including internal reports and documents of Family and PHFG and certain management prepared financial information provided to us by Family and PHFG. We have also met with and had discussions with members of the senior management of Family and PHFG to discuss their past and current business operations, current financial condition and future prospects. In connection with the foregoing, we have reviewed the annual reports to shareholders and annual report on Form 10-K of PHFG for the years ended December 31, 1993, 1994 and 1995. We have similarly reviewed the annual reports of Family for the years ended December 31, 1992, 1993, 1994 and 1995. We have reviewed and studied the historical stock prices and trading volumes of the common stock of Family and PHFG as well as the terms and conditions of 12 recent acquisition transactions, selected from a larger universe of 27 transactions involving New England banking institutions and publicly traded financial institutions conducting business in the northeast which can be compared to the proposed acquisition of Family by PHFG. We also considered the current state of and future prospects for the economies of Maine, New Hampshire and Massachusetts generally and the relevant market areas for PHFG and Family in particular. We also have conducted such other studies, analyses and investigations as we deemed appropriate under the circumstances surrounding the proposed Merger.

        In the course of our review and analysis we considered, among other things, such topics as relative capitalization, capital adequacy, profitability, availability of non-interest income, relative asset quality, adequacy of the reserve for loan losses and the composition of the loan portfolio of each of Family and PHFG. We also considered management's estimates of cost savings and revenue enhancements which might result from a consolidation of Family and PHFG. In the conduct of our review and analysis we have relied upon and assumed, without independent verification, the accuracy and completeness of the financial information provided to us by Family and PHFG and or otherwise publicly obtainable. In reaching our opinion we have not assumed any responsibility for the independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of either Family or PHFG, nor have we obtained from any other source any current appraisals of the assets or liabilities of either Family or PHFG. We have also relied on the management of Family as to the reasonableness of various financial and operating forecasts and of the assumptions on which they are based, which were provided to us for use in our analyses.

        In the course of rendering this opinion, which is being rendered prior to the receipt of certain required regulatory approvals necessary before consummation of the Merger, we have assumed that no conditions will be imposed by any regulatory agency in connection with its approval of the Merger that will have a material adverse effect on the results of operations, the financial condition or the prospects of PHFG following consummation of the Merger.

        Based upon and subject to the foregoing, it is our opinion, that as of the date of this letter, the Exchange Ratio is fair to the shareholders of Family from a financial point of view.

                                  Very truly yours,

                                  McConnell, Budd & Downes, Inc.

                                  By:________________________________________
                                  Name:  David A. Budd
                                  Title: Managing Director

                                                                       ANNEX VI

                             [FORM OF KEEFE BRUYETTE
                                FAIRNESS OPINION]

                                                          ____________ __, 1996

Board of Directors
People's Heritage Financial Group, Inc.
One Portland Square
P.O. Box 9540
Portland, Maine  04112-9540

Members of the Board:

         You have requested our opinion as investment bankers as to the fairness from a financial point of view to the shareholders of Peoples Heritage Financial Group, Inc. ("PHFG") of the exchange ratio in the proposed merger (the "Merger") of Family Bancorp ("Family") with and into Peoples Heritage Merger Corp. ("PHMC"), a newly-formed, wholly-owned subsidiary of PHFG, pursuant to the Agreement and Plan of Merger, dated as of May 30, 1996, among PHFG, PHMC and Family (the "Agreement"). Under the terms of the Agreement, each share of common stock, $0.10 par value per share, of Family (the "Family Common Stock") outstanding immediately prior to the Merger (other than any dissenting shares under Massachusetts law and certain shares held by PHFG) will be exchanged for
1.26 shares (the "Exchange Ratio") of common stock, $.01 par value per share, of PHFG (the "PHFG Common Stock"), plus cash in lieu of any fractional share interest. It is our understanding that the Merger will be structured as a purchase transaction under generally accepted accounting practices.

         Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time, purchase securities from, and sell securities to, Family and PHFG and as a market maker in securities we may from time to time have a long or short position in, and buy or sell, debt or equity securities of Family and PHFG for our own account and for the accounts of our customers. To the extent we have any such position as of the date of this opinion it has been disclosed to PHFG. We have acted for the Board of

Board of Directors
___________, __, 1996
Page 2

Directors of PHFG in rendering this fairness opinion and will receive a fee from PHFG for our services.

         In connection with this opinion, we have reviewed, among other things, the Agreement; the Registration Statement on Form S-4, including the Prospectus/Joint Proxy Statement relating to the meetings of shareholders of PHFG and Family at which such shareholders will be asked to approve the Agreement; Annual Report to Shareholders of PHFG and Annual Reports on Form 10-K of PHFG and Family for the year ended December 31, 1995; certain interim reports to shareholders and Quarterly Reports on Form 10-Q of PHFG and Family and certain internal financial analyses and forecasts for Family prepared by management. In addition, we have compared certain financial and stock market information for PHFG and Family with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry and performed such other studies and analyses as we considered appropriate.

         In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not assumed any responsibility for independently verifying any of such information. We have relied upon the management of PHFG as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of PHFG and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such management. We also have assumed that the aggregate allowances for loan losses for PHFG and Family are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals of the property of PHFG and Family, nor have we examined any individual credit files.

         We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial position and results of operations of PHFG and Family; (ii) the assets and liabilities of PHFG and Family; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies and thrifts and thrift holding companies. We also have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

Board of Directors
___________, __, 1996

         Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio in the Merger is fair, from a financial point of view, to the holders of PHFG Common Stock.

                                  Very truly yours,

                                  KEEFE, BRUYETTE & WOODS, INC.

                                                                      ANNEX VII

                TEXT OF SECTIONS 85 THROUGH 98 OF CHAPTER 156B OF
                   THE MASSACHUSETTS BUSINESS CORPORATION LAW

(S) 85.   DISSENTING STOCKHOLDER; RIGHT TO DEMAND PAYMENT FOR
          STOCK; EXCEPTION

          A stockholder in any corporation organized under the laws of Massachusetts which shall have duly voted to consolidate or merge with another corporation or corporations under the provisions of sections seventy-eight or seventy-nine who objects to such consolidation or merger may demand payment for his stock from the resulting or surviving corporation and an appraisal in accordance with the provisions of sections eight-six to ninety-eight, inclusive, and such stockholder and the resulting or surviving corporation shall have the rights and duties and follow the procedure set forth in those sections. This section shall not apply to the holders of any shares of stock of a constituent corporation surviving a merger if, as permitted by subsection (c) of section seventy-eight, the merger did not require for its approval a vote of the stockholders of the surviving corporation.

(S) 86.   SELECTIONS APPLICABLE TO APPRAISAL; PREREQUISITES

          If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eight-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eighty-three, no stockholder shall have such right unless (1) he files with the corporation before the taking of the vote of the shareholders on such corporate action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action.

(S) 87.   STATEMENT OF RIGHTS OF OBJECTING STOCKHOLDERS IN NOTICE
OF

          MEETING; FORM

          The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

          "If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (or, in the case of a consolidation or merger, the name of the resulting or surviving corporation shall be inserted), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts."

(S) 88.   NOTICE OF EFFECTIVENESS OF ACTION OBJECTED TO

          The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became effective, notify each stockholder who filed a written objection meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation of which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.

(S) 89.   DEMAND FOR PAYMENT; TIME FOR PAYMENT

          If within twenty days after the date of mailing of a notice under subsection (e) of section eighty-two, subsection (f) of section eighty-three, or section eighty-eight, any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.

(S) 90.   DEMAND FOR DETERMINATION OF VALUE; BILL IN EQUITY; VENUE

          If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth.

(S) 91.   PARTIES TO SUIT TO DETERMINE VALUE; SERVICE

          If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof, and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the records of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

(S) 92.   DECREE DETERMINING VALUE AND ORDERING PAYMENT;
          VALUATION DATE

          After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock if certificated or, if uncertificated, upon receipt of an instruction transferring such stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.

(S) 93.   REFERENCE TO SPECIAL MASTER

          The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

(S) 94.   NOTATION ON STOCK CERTIFICATES OF PENDENCY OF BILL

          On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for the notation thereon of the pendency of the bill and may order the corporation to note such pendency in its records with respect to any uncertificated shares held by such stockholder parties, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

(S) 95.   COSTS; INTEREST

          The cost of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the partes to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

(S) 96.   DIVIDENDS AND VOTING RIGHTS AFTER DEMAND FOR PAYMENT

          Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

          (1) A bill shall not be filed within the time provided in section ninety;

          (2) A bill, if filed, shall be dismissed as to such stockholder; or

          (3) Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action.

          Notwithstanding the provisions of clauses (1) to (3), inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his stock as provided in this chapter.

(S) 97.   STATUS OF SHARES PAID FOR

          The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury stock, or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities.

(S) 98.   EXCLUSIVE REMEDY; EXCEPTION

          The enforcement by a stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 719 of the MBCA sets forth certain circumstances under which directors, officers, employees and agents may be indemnified against liability which they may incur in their capacity as such. Indemnification may be provided against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred; provided that no indemnification may be provided with respect to any matter where such person shall have been finally adjudicated (i) not to have acted honestly or in the reasonable belief that such action was in or not opposed to the best interests of the corporation or its shareholders, or (ii) with respect to any criminal action, to have had reasonable cause to believe such conduct was unlawful. A corporation may not indemnify a person with respect to any action or matter by or in the right of the corporation as to which that person is finally adjudicated to be liable to the corporation unless the court in which the action was brought determines that, in view of all the circumstances, that person is fairly and reasonably entitled to indemnity for such amounts as the court deems reasonable. To the extent such person has been successful on the merits or otherwise in defense of such action, that person shall be entitled to indemnification. Any indemnification, unless ordered by a court or required in the corporation's bylaws, shall be made only as authorized in the specific case upon a determination by the board of directors that indemnification is proper in the circumstances and in the best interests of the corporation. Expenses incurred in defending an action may be paid by the corporation in advance of the final disposition of that action upon a determination made that the person seeking indemnification satisfied the standard of conduct required for indemnification and receipt by the corporation of a written undertaking by or on behalf of such person to repay that amount if that person is finally adjudicated to not have met such standard or not be entitled to such indemnification. In addition,
Section 719 of the MBCA provides that a corporation may purchase and maintain insurance on behalf of directors, officers, employees and agents against liability whether or not the corporation would have the power to indemnify such person against liability under such section. See Title 13-A Maine Revised Statutes Annotated Section 719.

          Article VI of the Bylaws of PHFG provides that the directors, officers, employees and agents of PHFG shall be indemnified to the full extent permitted by the MBCA. Such indemnity shall extend to expenses, including attorney's fees, judgments, fines and amounts paid in the settlement, prosecution or defense of the foregoing actions. Directors and officers also may be indemnified pursuant to the terms of various employee benefit plans of PHFG. In addition, PHFG carries a liability insurance policy for its directors and officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

          The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

          (a)   List of Exhibits:

Exhibit No.                  Exhibit                                Location
- -----------                  -------                                --------
2(a)       Agreement and Plan of Merger, dated as of May 30,
            1996, among PHFG, PHMC and Family,
            including the forms of Exhibits A to E thereto            (1)

2(b)       Stock Option Agreement, dated as of May 30, 1996,
            between PHFG (as grantee) and Family (as issuer)          (1)

2(c)       Stock Option Agreement, dated as of May 30, 1996,
            between PHFG (as issuer) and Family (as grantee)          (1)

2(d)       Stockholder Agreement, dated as of May 30, 1996
            among PHFG and certain shareholders of Family             (1)

3(a)(1)    Articles of Incorporation of PHFG                          (2)

3(a)(2)    Articles of Amendment to Articles of Incorporation
            of PHFG                                                   (3)

3(b)       Bylaws of PHFG                                             (2)

4(a)       Specimen Common Stock certificate                          (2)

4(b)       Form of Indenture between PHFG and Mellon Bank,
            N.A., as trustee                                          (4)

4(c)       Form of Debenture due 2000                                 (4)

5          Opinion of Elias, Matz, Tiernan & Herrick L.L.P.
            regarding legality of securities being registered          *

8          Form of opinion of Foley, Hoag & Eliot LLP regarding
            certain federal income tax consequences

10(a)      Amended and Restated Severance Agreement between
            PHFG and William J. Ryan, dated January 1, 1995           (5)

10(b)      Amended and Restated Severance Agreement between
            PHFG and Peter J. Verrill, dated January 1, 1995          (5)

10(c)      Severance Agreement between PHFG and John W.
            Fridlington, dated January 1, 1995                        (6)

10(d)      Severance Agreement between PHFG and Henry G.
            Beyer, dated January 1, 1995                              (6)

Exhibit No.                  Exhibit                                Location
- -----------                  -------                                --------
10(e)      Employment Agreement between PHFG and John E.
            Menario, including the Severance Agreement included
            as Attachment A, dated June 30, 1995                       (5)

10(f)      Supplemental Retirement Agreement among PHFG, its
            subsidiaries and William J. Ryan, dated November 26,
            1990                                                       (7)

10(g)      Supplemental Retirement Agreement among PHFG, its
            subsidiaries and John E. Menario, dated November 26,
            1990                                                       (7)

10(h)      Supplemental Retirement Agreement among PHFG, its
            subsidiaries and Peter J. Verrill, dated November 26,
            1990                                                       (7)

10(i)      Supplemental Retirement Agreement among PHFG, its
            subsidiaries and Henry G. Beyer, dated November 26,
            1990                                                       (6)

10(j)      Supplemental Retirement Agreement among PHFG, its
            subsidiaries and John W. Fridlington, dated January 1,
            1996                                                       (5)

10(k)      Senior Officers' Deferred Compensation Plan, as
            amended                                                    (8)

10(l)      Directors' Deferred Compensation Plan, as amended           (8)

10(m)      1986 Stock Option and Stock Appreciation Rights
            Plan                                                      (2)(9)

10(n)      1986 Employee Stock Purchase Plan                          (2)(9)

10(o)      Restricted Stock Plan for Non-Employee Directors           (10)

10(p)      1995 Stock Option Plan for Non-Employee Directors          (11)

10(q)(1)   Thrift Incentive Plan                                      (12)

10(q)(2)   First Amendment to Thrift Incentive Plan                    (5)

10(q)(3)   Second Amendment to Thrift Incentive Plan                   (5)

10(r)(1)   Profit Sharing Employee Stock Ownership Plan               (12)

10(r)(2)   First Amendment to Profit Sharing Employee
            Stock Ownership Plan                                       (5)

10(r)(3)   Second Amendment to Profit Sharing Employee
            Stock Ownership Plan                                       (5)

10(s)      1996 Equity Incentive Plan                                 (13)

Exhibit No.                  Exhibit                                    Location
- -----------                  -------                                    --------
10(t)      Agreement by and among PHFG, PHB and
            Robert P. Bahre, dated January 1, 1989                        (8)

10(u)      Stockholders Rights Agreement, dated September 12,
            1989, between PHFG and Mellon Securities Trust
            Company, as Rights Agent                                      (14)

21         Subsidiaries of PHFG                                           (5)

23(a)      Consent of Elias, Matz, Tiernan & Herrick L.L.P.                *
            (contained in the opinion included as Exhibit 5)

23(b)      Consent of Foley, Hoag & Eliot LLP
            (contained in the opinion included as Exhibit 8)

23(c)      Consent of KPMG Peat Marwick LLP

23(d)      Consent of Wolf & Company, P.C.

23(e)      Consent of McConnell, Budd & Downes, Inc.

23(f)      Consent of Keefe, Bruyette & Woods, Inc.

24         Powers of Attorney (included in the signature page to the
            initial filing of this Registration Statement)

99(a)      Form of proxy for the PHFG Special Meeting

99(b)      Form of proxy for the Family Special Meeting

99(c)      Other PHFG solicitation materials

(1) Exhibit is incorporated by reference to the Form 8-K report filed by PHFG with the SEC on June 5, 1996. In addition, the exhibit is attached as an Annex to the Prospectus/Joint Proxy Statement included herein.

(2) Exhibit is incorporated by reference to the Form S-4 Registration Statement (No. 33-20243) filed by PHFG with the SEC on February 22, 1988.

(3) Exhibit is incorporated by reference to the Form 10-Q report filed by PHFG with the SEC on May 14, 1996.

(4) Exhibit is incorporated by reference to the Form 8-K report filed by PHFG with the SEC on February 28, 1995.

(5) Exhibit is incorporated by reference to PHFG's Form 10-K report for the year ended December 31, 1995, filed with the SEC on March 29, 1996.

(6) Exhibit is incorporated by reference to PHFG's Form 10-K report for the year ended December 31, 1994, filed with the SEC on March 30, 1995 and amended on April 28, 1995.

(7) Exhibit is incorporated by reference to PHFG's Form 10-K report for the year ended December 31, 1990, filed with the SEC on March 23, 1991.

(8) Exhibit is incorporated by reference to PHFG's Form 10-K report for the year ended December 31, 1993, filed with the SEC on March 17, 1994.

(9) An amendment to the 1986 Stock Option and Stock Appreciation Rights Plan is incorporated by reference to the proxy statement filed by PHFG with the SEC on March 24, 1994, and an amendment to the Employee Stock Purchase Plan is incorporated by reference to the proxy statement filed by PHFG with the SEC on March 24, 1993.

(10) Exhibit is incorporated by reference to the proxy statement filed by PHFG with the SEC on March 16, 1990.

(11) Exhibit is incorporated by reference to the proxy statement filed by PHFG with the SEC on March 24, 1995.

(12) Exhibit is incorporated by reference to the Form S-1 Registration Statement (No. 33-53236) filed by PHFG with the SEC on November 23, 1992.

(13) Exhibit is incorporated by reference to the proxy statement filed by PHFG with the SEC on March 20, 1996.

(14) Exhibit is incorporated by reference to the Form 8-K report filed by PHFG with the SEC on September 13, 1989.

*        To be filed by amendment.

         PHFG's management contracts or compensatory plans or arrangements consist of Exhibit Nos. 10(a)-(t) listed above.

         (b)      Financial Statement Schedules.

         No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

ITEM 22. UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes as follows:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                            (ii) To reflect in the prospectus any facts or
                                 events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                            (iii) To include any material information with
                                 respect to the plan of distribution not
                                 previously disclosed in the registration statement or any material change to such information in the registration statement;

                           Provided, however, that paragraphs (a) (1) (i) and
                  (a) (1) (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

                  (4) That every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (6) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b) 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Maine on the 24th day of June 1996.

PEOPLES HERITAGE FINANCIAL GROUP, INC.

By: /s/ William J. Ryan
- ---------------------------------------
   William J. Ryan
   Chairman, President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each of the directors and/or officers of Peoples Heritage Financial Group, Inc. whose signature appears below hereby appoints William J. Ryan and Peter J. Verrill, and each of them severally, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this Registration Statement on Form S-4, making such changes in the Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as directors and/or officers to enable Peoples Heritage Financial Group, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.




/s/ Robert P. Bahre                                 Date:  June 24, 1996
- ----------------------------------
Robert P. Bahre
Director

/s/ Everett W. Gray                                 Date:  June 24, 1996
- ----------------------------------
Everett W. Gray
Director

/s/ Andrew W. Greene                                Date:  June 24, 1996
- ----------------------------------
Andrew W. Greene
Director

/s/ Katherine M. Greenleaf                          Date:  June 24, 1996
- ----------------------------------
Katherine M. Greenleaf
Director

/s/ Dana Levenson                                   Date:  June 25, 1996
- ----------------------------------
Dana Levenson
Director

/s/ Robert A. Marden, Sr.                           Date:  June 24, 1996
- ----------------------------------
Robert A. Marden, Sr.
Vice Chairman


/s/ Malcolm W. Philbrook, Jr.                       Date:  June 25, 1996
- ----------------------------------
Malcolm W. Philbrook, Jr.
Director


/s/ Pamela P. Plumb                                 Date:  June 24, 1996
- ----------------------------------
Pamela P. Plumb
Vice Chairman

/s/ William J. Ryan                                 Date:  June 24, 1996
- ----------------------------------
William J. Ryan
Chairman, President and Chief
 Executive Officer
(principal executive officer)

/s/ Curtis M. Scribner                              Date:  June 25, 1996
- ----------------------------------
Curtis M. Scribner
Director

/s/ Paul R. Shea                                    Date:  June 24, 1996
- ----------------------------------
Paul R. Shea
Director

/s/ Davis P. Thurber                                Date:  June 23, 1996
- ----------------------------------
Davis P. Thurber
Director

/s/ Peter J. Verrill                                Date:  June 24, 1996
- ----------------------------------
Peter J. Verrill
Executive Vice President, Chief
  Financial Officer and Treasurer
  (principal financial and accounting officer)

                                  EXHIBIT INDEX

Exhibit No.                     Exhibit                                    Location
- -----------                     -------                                    --------
2(a)       Agreement and Plan of Merger, dated as of May 30,
            1996, among PHFG, PHMC and Family,
            including the forms of Exhibits A to E thereto                    (1)

2(b)       Stock Option Agreement, dated as of May 30, 1996,
            between PHFG (as grantee) and Family (as issuer)                  (1)

2(c)       Stock Option Agreement, dated as of May 30, 1996,
            between PHFG (as issuer) and Family (as grantee)                  (1)

2(d)       Stockholder Agreement, dated as of May 30, 1996
            among PHFG and certain shareholders of Family                     (1)

3(a)(1)    Articles of Incorporation of PHFG                                  (2)

3(a)(2)    Articles of Amendment to Articles of Incorporation
            of PHFG                                                           (3)

3(b)       Bylaws of PHFG                                                     (2)

4(a)       Specimen Common Stock certificate                                  (2)

4(b)       Form of Indenture between PHFG and Mellon Bank,
            N.A., as trustee                                                  (4)

4(c)       Form of Debenture due 2000                                         (4)

5          Opinion of Elias, Matz, Tiernan & Herrick L.L.P.
            regarding legality of securities being registered                  *

8          Form of opinion of Foley, Hoag & Eliot LLP regarding
            certain federal income tax consequences

10(a)      Amended and Restated Severance Agreement between
            PHFG and William J. Ryan, dated January 1, 1995                   (5)

10(b)      Amended and Restated Severance Agreement between
            PHFG and Peter J. Verrill, dated January 1, 1995                  (5)

10(c)      Severance Agreement between PHFG and John W.
            Fridlington, dated January 1, 1995                                (6)

10(d)      Severance Agreement between PHFG and Henry G.
            Beyer, dated January 1, 1995                                      (6)

10(e)      Employment Agreement between PHFG and John E.
            Menario, including the Severance Agreement included
            as Attachment A, dated June 30, 1995                              (5)

10(f)      Supplemental Retirement Agreement among PHFG, its
            subsidiaries and William J. Ryan, dated November 26,
            1990                                                              (7)

Exhibit No.                     Exhibit                                    Location
- -----------                     -------                                    --------
10(g)      Supplemental Retirement Agreement among PHFG, its
            subsidiaries and John E. Menario, dated November 26,
            1990                                                                  (7)

10(h)      Supplemental Retirement Agreement among PHFG, its
            subsidiaries and Peter J. Verrill, dated November 26,
            1990                                                                  (7)

10(i)      Supplemental Retirement Agreement among PHFG, its
            subsidiaries and Henry G. Beyer, dated November 26,
            1990                                                                  (6)

10(j)      Supplemental Retirement Agreement among PHFG, its
            subsidiaries and John W. Fridlington, dated January 1,
            1996                                                                  (5)

10(k)      Senior Officers' Deferred Compensation Plan, as
            amended                                                               (8)

10(l)      Directors' Deferred Compensation Plan, as amended                      (8)

10(m)      1986 Stock Option and Stock Appreciation Rights
            Plan                                                                (2)(9)

10(n)      1986 Employee Stock Purchase Plan                                    (2)(9)

10(o)      Restricted Stock Plan for Non-Employee Directors                      (10)

10(p)      1995 Stock Option Plan for Non-Employee Directors                     (11)

10(q)(1)   Thrift Incentive Plan                                                 (12)

10(q)(2)   First Amendment to Thrift Incentive Plan                               (5)

10(q)(3)   Second Amendment to Thrift Incentive Plan                              (5)

10(r)(1)   Profit Sharing Employee Stock Ownership Plan                          (12)

10(r)(2)   First Amendment to Profit Sharing Employee
            Stock Ownership Plan                                                  (5)

10(r)(3)   Second Amendment to Profit Sharing Employee
            Stock Ownership Plan                                                  (5)

10(s)      1996 Equity Incentive Plan                                            (13)

10(t)      Agreement by and among PHFG, PHB and
            Robert P. Bahre, dated January 1, 1989                                (8)

10(u)      Stockholders Rights Agreement, dated September 12,
            1989, between PHFG and Mellon Securities Trust
            Company, as Rights Agent                                             (14)

21         Subsidiaries of PHFG                                                   (5)

Exhibit No.                     Exhibit                                    Location
- -----------                     -------                                    --------
23(a)      Consent of Elias, Matz, Tiernan & Herrick L.L.P.                   *
            (contained in the opinion included as Exhibit 5)

23(b)      Consent of Foley, Hoag & Eliot LLP
            (contained in the opinion included as Exhibit 8)

23(c)      Consent of KPMG Peat Marwick LLP

23(d)      Consent of Wolf & Company, P.C.

23(e)      Consent of McConnell, Budd & Downes, Inc.

23(f)      Consent of Keefe, Bruyette & Woods, Inc.

24         Powers of Attorney (included in the signature page to the
            initial filing of this Registration Statement)

99(a)      Form of proxy for the PHFG Special Meeting

99(b)      Form of proxy for the Family Special Meeting

99(c)      Other PHFG solicitation materials

(1) Exhibit is incorporated by reference to the Form 8-K report filed by PHFG with the SEC on June 5, 1996. In addition, the exhibit is attached as an Annex to the Prospectus/Joint Proxy Statement included herein.

(2) Exhibit is incorporated by reference to the Form S-4 Registration Statement (No. 33-20243) filed by PHFG with the SEC on February 22, 1988.

(3) Exhibit is incorporated by reference to the Form 10-Q report filed by PHFG with the SEC on May 14, 1996.

(4) Exhibit is incorporated by reference to the Form 8-K report filed by PHFG with the SEC on February 28, 1995.

(5) Exhibit is incorporated by reference to PHFG's Form 10-K report for the year ended December 31, 1995, filed with the SEC on March 29, 1996.

(6) Exhibit is incorporated by reference to PHFG's Form 10-K report for the year ended December 31, 1994, filed with the SEC on March 30, 1995 and amended on April 28, 1995.

(7) Exhibit is incorporated by reference to PHFG's Form 10-K report for the year ended December 31, 1990, filed with the SEC on March 23, 1991.

(8) Exhibit is incorporated by reference to PHFG's Form 10-K report for the year ended December 31, 1993, filed with the SEC on March 17, 1994.

(9) An amendment to the 1986 Stock Option and Stock Appreciation Rights Plan is incorporated by reference to the proxy statement filed by PHFG with the SEC on March 24, 1994, and an amendment to the Employee Stock Purchase Plan is incorporated by reference to the proxy statement filed by PHFG with the SEC on March 24, 1993.

(10) Exhibit is incorporated by reference to the proxy statement filed by PHFG with the SEC on March 16, 1990.

(11) Exhibit is incorporated by reference to the proxy statement filed by PHFG with the SEC on March 24, 1995.

(12) Exhibit is incorporated by reference to the Form S-1 Registration Statement (No. 33-53236) filed by PHFG with the SEC on November 23, 1992.

(13) Exhibit is incorporated by reference to the proxy statement filed by PHFG with the SEC on March 20, 1996.

(14) Exhibit is incorporated by reference to the Form 8-K report filed by PHFG with the SEC on September 13, 1989.

*        To be filed by amendment.